                                                                    EXHIBIT 20.3
                                                                    ------------

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                 SCHEDULE 13E-3
                        RULE 13E-3 TRANSACTION STATEMENT
       (PURSUANT TO SECTION 13(E) OF THE SECURITIES EXCHANGE ACT OF 1934
                   AND RULE 13E-3 ((S)240.13E-3) THEREUNDER))
                                ----------------
                         PYRAMID TECHNOLOGY CORPORATION
                              (NAME OF THE ISSUER)
                                ----------------
                         PYRAMID TECHNOLOGY CORPORATION
                  SIEMENS NIXDORF MID-RANGE ACQUISITION CORP.
                     SIEMENS NIXDORF INFORMATIONSSYSTEME AG
                           SIEMENS AKTIENGESELLSCHAFT
                      (NAME OF PERSON(S) FILING STATEMENT)
                                ----------------
                          COMMON STOCK, $.01 PAR VALUE
                         (TITLE OF CLASS OF SECURITIES)
                                ----------------
                                   747236107
                     (CUSIP NUMBER OF CLASS OF SECURITIES)
                                ----------------
        E. ROBERT LUPONE, ESQ.                    RICHARD H. LUSSIER
         SIEMENS CORPORATION                   CHIEF EXECUTIVE OFFICER
     1301 AVENUE OF THE AMERICAS            PYRAMID TECHNOLOGY CORPORATION
    NEW YORK, NEW YORK 10019-6022                3860 N. FIRST STREET
            (212) 258-4000                    SAN JOSE, CALIFORNIA 95134
                                                    (408) 428-9000
         (NAME, ADDRESS AND TELEPHONE NUMBER OF PERSON(S) AUTHORIZED TO
  RECEIVE NOTICES AND COMMUNICATIONS ON BEHALF OF PERSON(S) FILING STATEMENT)
                                ----------------
                                   COPIES TO:
    PETER D. LYONS, ESQ.                        LARRY W. SONSINI, ESQ.
    SHEARMAN & STERLING                         DOUGLAS H. COLLOM, ESQ.
    599 LEXINGTON AVENUE                         AARON J. ALTER, ESQ.
  NEW YORK, NEW YORK 10022                WILSON, SONSINI, GOODRICH & ROSATI
      (212) 848-4000                             650 PAGE MILL ROAD
                                           PALO ALTO, CALIFORNIA 94304-1050
                                                   (415) 493-9300
                                ----------------
  This statement is filed in connection with (check the appropriate box):
  a. [_] The filing of solicitation materials or an information statement subject to Regulation 14A [17 CFR 240.14a-1 to 240.14b-1], Regulation
         14C [17 CFR 240.14c-1 to 240.14c-101] or Rule 13e-3(c) [(S)240.13e-
         3(c)] under the Securities Exchange Act of 1934.
  b. [_] The filing of a registration statement under the Securities Act of 1933.
  c. [X] A tender offer.
  d. [_] None of the above.

  Check the following box if the soliciting materials or information statement referred to in checking box (a) are preliminary copies: [_]
                                ----------------
                           CALCULATION OF FILING FEE
- --------------------------------------------------------------------------------

            TRANSACTION VALUATION                         AMOUNT OF FILING FEE
- ------------------------------------------------------------------------------
            $261,772,336.00*                                  $52,354.46**

- --------------------------------------------------------------------------------
 * Note: The Transaction Value is calculated by multiplying $16.00, the per share tender offer price, by 16,360,771, the sum of the number of shares of Common Stock outstanding not already owned by Siemens Informationssysteme AG and the 3,449,923 shares of Common Stock subject to options outstanding.
**  1/50 of 1% of Transaction Value.

[X] Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  Amount Previously Paid: $52,354.46    Filing Party: Siemens Nixdorf Mid-
                                                      RangeAcquisition Corp.,
  Form or Registration No: Schedule                   Siemens Nixdorf
                           14D-1/Schedule 13D         Informationssysteme AG,
                           (Amendment No. 5)          Siemens Aktiengesellschaft

                                        Date Filed:   January 27, 1995

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  INTRODUCTION

  This Rule 13e-3 Transaction Statement on Schedule 13E-3 (this "Schedule 13E-3") is being filed by (i) Siemens Nixdorf Mid-Range Acquisition Corp., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Siemens Nixdorf Informationssysteme AG ("SNI AG"), a corporation organized under the laws of the Federal Republic of Germany and a direct wholly owned subsidiary of Siemens Aktiengesellschaft ("Siemens AG"), a corporation organized under the laws of the Federal Republic of Germany, (ii) SNI AG, (iii) Siemens AG, and (iv) Pyramid Technology Corporation, a Delaware corporation (the "Company"), pursuant to Section 13(e) of the Securities Exchange Act of 1934, as amended, and Rule 13e-3 thereunder, in connection with the tender offer by Purchaser for all the outstanding shares of common stock, par value $.01 per share (the "Shares"), of the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 27, 1995 (the "Offer to Purchase"), the related Letter of Transmittal, and the Supplement to the Offer to Purchase dated February 13, 1995, a copy of which is filed as Exhibit (d)(2) to this Schedule 13E-3 (the "Supplement") (together, the Offer to Purchase, the Supplement and the Letter of Transmittal constitute the "Offer"). Forms of the Offer to Purchase and the Letter of Transmittal were filed as Exhibits (a)(1) and (a)(2) to the Tender Offer Statement on Schedule 14D-1 and Amendment No. 5 to the Schedule 13D filed by Purchaser, SNI AG and Siemens AG on January 27, 1995 (the "Statement").

  The following Cross Reference Sheet, prepared pursuant to General Instruction F to Schedule 13E-3, shows the location in the Statement of certain information required to be included in this Schedule 13E-3. The information set forth in the Statement, including all exhibits thereto, is hereby expressly incorporated herein by reference as set forth in the Cross Reference Sheet and in the responses in this Schedule 13E-3, and such responses are qualified in their entirety by reference to the information contained in the Offer to Purchase and the Supplement.

  The information contained in this Schedule 13E-3 concerning the Company, including, without limitation, information concerning the background of the transaction and the deliberations of the Company's Board of Directors in connection with the transaction, the opinion of the Company's financial advisor and the Company's historical financial statements, was supplied by the Company. Purchaser, SNI AG and Siemens AG take no responsibility for the accuracy of such information. The information contained in this Schedule 13E-3 concerning Purchaser, SNI AG and Siemens AG was supplied by Purchaser, SNI AG and Siemens AG. The Company takes no responsibility for the accuracy of such information.

                             CROSS REFERENCE SHEET

   ITEM IN                                                       WHERE LOCATED IN
SCHEDULE 13E-3                                                    SCHEDULE 14D-1
- --------------                                                   ----------------
  Item 1(a)....................................................     Item 1(a)
  Item 1(b)....................................................     Item 1(b)
  Item 1(c)....................................................     Item 1(c)
  Item 1(d)....................................................       *
  Item 1(e)....................................................       @
  Item 1(f)....................................................       @
  Item 2(a)....................................................     Item 2(a)
  Item 2(b)....................................................     Item 2(b)
  Item 2(c)....................................................     Item 2(c)
  Item 2(d)....................................................     Item 2(d)
  Item 2(e)....................................................     Item 2(e)
  Item 2(f)....................................................     Item 2(f)
  Item 2(g)....................................................     Item 2(g)
  Item 3(a)....................................................     Item 3(a)
                                                                    and Item 3(b)
  Item 3(b)....................................................       *
  Item 4(a)....................................................       +
  Item 4(b)....................................................       @
  Item 5(a)....................................................     Item 5(a)
  Item 5(b)....................................................     Item 5(b)
  Item 5(c)....................................................     Item 5(c);*
  Item 5(d)....................................................       @
  Item 5(e)....................................................     Item 5(e);*
  Item 5(f)....................................................     Item 5(f)
  Item 5(g)....................................................     Item 5(g)
  Item 6(a)....................................................     Item 4(a)
  Item 6(b)....................................................       *
  Item 6(c)....................................................       @
  Item 6(d)....................................................       @
  Item 7(a)....................................................     Item 5;*
  Item 7(b)....................................................       *
  Item 7(c)....................................................       *
  Item 7(d)....................................................       *
  Item 8(a)....................................................       *
  Item 8(b)....................................................       *
  Item 8(c)....................................................       *
  Item 8(d)....................................................       *
  Item 8(e)....................................................       *
  Item 8(f)....................................................       @
  Item 9.......................................................       *
  Item 10(a)...................................................     Item 6(a)
  Item 10(b)...................................................     Item 6(b)
  Item 11......................................................     Item 7
  Item 12(a)...................................................       *
  Item 12(b)...................................................       *
  Item 13(a)...................................................      +;*
  Item 13(b)...................................................       @
  Item 13(c)...................................................       @
  Item 14(a)...................................................       *
  Item 14(b)...................................................       @
  Item 15(a)...................................................       @
  Item 15(b)...................................................       @
  Item 16......................................................       @
  Item 17......................................................     Item 11

- --------
@ Not applicable.
* The information required by this Item of Schedule 13E-3 is set forth in the Supplement.
+ The information required by this Item of Schedule 13E-3 is not required to be included in the Schedule 14D-1.

ITEM 1. ISSUER AND CLASS OF SECURITY SUBJECT TO THE TRANSACTION.

  (a) The name of the issuer is Pyramid Technology Corporation, a Delaware corporation (the "Company"), which has its principal executive offices at 3860
N. First Street, San Jose, California 95134.

  (b) The class of equity securities that is the subject of this transaction is the Common Stock, par value $.01 per share, of the Company. The information set forth in the Introduction and Section 1 ("Terms of the Offer; Expiration Date") of the Offer to Purchase is incorporated herein by reference. The information set forth in the Supplement under "INTRODUCTION" is incorporated herein by reference.

  (c) The information concerning the principal market in which the shares are traded and certain high and low sales prices for the shares in such principal market set forth in Section 6 ("Price Range of Shares; Dividends") of the Offer to Purchase is incorporated herein by reference.

  (d) The information set forth in the Supplement under "CERTAIN LEGAL MATTERS AND REGULATORY APPROVALS" is incorporated herein by reference.

  (e) Not applicable.

  (f) The information set forth in Section 8 of the Offer to Purchase is incorporated herein by reference. As it pertains to the Company, Item 1(f) is not applicable.

ITEM 2. IDENTITY AND BACKGROUND.

  (a)-(g) This Schedule 13E-3 is being filed by Purchaser, SNI AG, Siemens AG and the Company. The information concerning the name, state or other place of organization, principal business and address of the principal office of each of Purchaser, SNI AG and Siemens AG, and the information concerning the name, business address, present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment or occupation is conducted, material occupations, positions, offices or employments during the last five years and citizenship of each of the executive officers and directors of Purchaser, SNI AG and Siemens AG are set forth in the Introduction, Section 8 ("Certain Information Concerning Purchaser, SNI AG and Siemens AG") and Schedule I of the Offer to Purchase and are incorporated herein by reference. During the last five years, none of Purchaser, SNI AG or Siemens AG, and, to the best knowledge of Purchaser, SNI AG and Siemens AG, none of the persons listed in Schedule I of the Offer to Purchase has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

  In addition, the names, business addresses, present principal occupations or employments, and material occupations, positions, offices or employments and principal businesses and addresses thereof for the last five years and the citizenship of the directors and executive officers of the Company are set forth in Annex A to the Company's Solicitation/Recommendation Statement on
Schedule 14D-9, filed on January 27, 1995 (the "Schedule 14D-9"), and are incorporated herein by reference. During the past five years, neither the Company nor, to the best knowledge of the Company, any director or executive officer of the Company (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) was party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

ITEM 3. PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS.

  (a) The information set forth in the Introduction, Section 7 ("Certain Information Concerning the Company"), Section 8 ("Certain Information Concerning Purchaser, SNI AG and Siemens AG"),

Section 10 ("Background of the Offer; Contacts with the Company; the Merger Agreement") and Section 11 ("Purpose of the Offer; Plans for the Company After the Offer and the Merger") of the Offer to Purchase is incorporated herein by reference. The information set forth in the Supplement under "INTRODUCTION" is incorporated herein by reference.

  (b) The information set forth in the Supplement under "SPECIAL FACTORS--1. Recommendation of the Board; Position of the Company Regarding the Fairness of the Offer and the Merger" is incorporated herein by reference.

ITEM 4. TERMS OF THE TRANSACTION.

  (a) The information set forth in the Offer to Purchase on the cover page thereof and under "INTRODUCTION", "Section 1. Terms of the Offer; Expiration Date", "Section 2. Acceptance for Payment and Payment for Shares", "Section 3. Procedures for Accepting the Offer and Tendering Shares", "Section 4. Withdrawal Rights", "Section 10. Background of the Offer; Contacts with the Company; the Merger Agreement", "Section 15. Certain Legal Matters and Regulatory Approvals", "Section 12. Dividends and Distributions", "Section 14. Certain Conditions of the Offer" and "Section 17. Miscellaneous" is incorporated herein by reference.

  (b) Not applicable.

ITEM 5. PLANS OR PROPOSALS OF THE ISSUER OR AFFILIATE.

  (a)-(e) The information set forth in the Introduction, Section 10 ("Background of the Offer; Contacts with the Company; the Merger Agreement") and Section 11 ("Purpose of the Offer; Plans for the Company After the Offer and the Merger") of the Offer to Purchase is incorporated herein by reference. The information set forth in Item 3 of the Company's Solicitation/Recommendation Statement on Schedule 14D-9, filed on January 27, 1995 (the "Schedule 14D-9"), under "Additional Agreements, Arrangements and Understandings" and in the Information Statement, filed as Exhibit 20.1 to the
Schedule 14D-9, under "BOARD OF DIRECTORS--Buyer Designees" and "CERTAIN RELATIONSHIPS, TRANSACTIONS AND ARRANGEMENTS" is incorporated herein by reference. The information set forth in the Supplement under "SPECIAL FACTORS--
6. Plans for the Company After the Offer and the Merger; Reasons of SNI AG for the Offer and the Merger" and "SPECIAL FACTORS--8. Interests of Certain Persons in the Offer and the Merger" is incorporated herein by reference.

  (f)-(g) The information set forth in Section 13 ("Effect of the Offer on the Market for Shares, Exchange Listing and Exchange Act Registration") of the Offer to Purchase is incorporated herein by reference.

ITEM 6. SOURCE AND AMOUNTS OF FUNDS OR OTHER CONSIDERATION.

  (a) The information set forth in Section 9 ("Financing of the Offer and the Merger") of the Offer to Purchase is incorporated herein by reference.

  (b) The information set forth in the Supplement under "FEES AND EXPENSES" is incorporated herein by reference.

  (c) Not applicable.

  (d) Not applicable.

ITEM 7. PURPOSE(S), ALTERNATIVES, REASONS AND EFFECTS.

  (a) The information set forth in the Introduction, Section 10 ("Background of the Offer; Contacts with the Company; the Merger Agreement"), Section 11 ("Purpose of the Offer; Plans for the Company After the Offer and the Merger") and Section 13 ("Effect of the Offer on the Market for Shares, Exchange Listing and Exchange Act Registration") of the Offer to Purchase is incorporated herein by reference. The information set forth in the Supplement under "SPECIAL FACTORS--5. Purpose and Structure of the Offer and the Merger; Reasons of SNI AG for the Offer and the Merger" is incorporated herein by reference.

  (b)-(d) The information set forth in the Supplement under "SPECIAL FACTORS--
1. Recommendation of the Board; Position of the Company Regarding the Fairness of the Offer and the Merger", "SPECIAL FACTORS--5. Purpose and Structure of the Offer and the Merger; Reasons of SNI

AG for the Offer and the Merger" and "SPECIAL FACTORS--6. Plans for the Company After the Offer and the Merger; Certain Effects of the Offer and the Merger" and in Section 5 "Certain Federal Income Tax Consequences" of the Offer to Purchase is incorporated herein by reference.

ITEM 8. FAIRNESS OF THE TRANSACTION.

  (a)-(e) The information set forth in the Supplement under "SPECIAL FACTORS--
1. Recommendation of the Board; Position of the Company Regarding the Fairness of the Offer and the Merger" and "SPECIAL FACTORS--3. Position of SNI AG Regarding the Fairness of the Offer and the Merger" is incorporated herein by reference.

  (f) Not applicable.

ITEM 9. REPORTS, OPINIONS, APPRAISALS AND CERTAIN NEGOTIATIONS.

  (a)-(c) The information set forth in the Supplement under "SPECIAL FACTORS--
2. Opinion of Smith Barney as Financial Advisor to the Company" and "SPECIAL FACTORS--4. Analysis of Goldman Sachs as Financial Advisors to SNI AG" is incorporated herein by reference.

ITEM 10. INTEREST IN SECURITIES OF THE ISSUER.

  (a)-(b) The information set forth in Section 8 ("Certain Information Concerning Purchaser, SNI AG and Siemens AG") of the Offer to Purchase is incorporated herein by reference. The information set forth in Annex A to the
Schedule 14D-9 is incorporated herein by reference.

ITEM 11. CONTRACTS, ARRANGEMENTS OR UNDERSTANDINGS WITH RESPECT TO THE ISSUER'S SECURITIES.

  The information set forth in the Introduction, Section 8 ("Certain Information Concerning Purchaser, SNI AG and Siemens AG"), Section 10 ("Background of the Offer; Contacts with the Company; the Merger Agreement") and Section 11 ("Purpose of the Offer; Plans for the Company After the Offer and the Merger") of the Offer to Purchase is incorporated herein by reference.

ITEM 12. PRESENT INTENTION AND RECOMMENDATION OF CERTAIN PERSONS WITH REGARD TO THE OFFER AND THE MERGER.

  (a) The information set forth in the Supplement under "SPECIAL FACTORS--1. Recommendation of the Board; Position of the Company Regarding the Fairness of the Offer and the Merger" and "SPECIAL FACTORS--8. Interests of Certain Persons in the Offer and the Merger" is incorporated herein by reference.

  (b) The information set forth in the Supplement under "SPECIAL FACTORS--1. Recommendation of the Board; Position of the Company Regarding the Fairness of the Offer and the Merger" is incorporated herein by reference.

ITEM 13. OTHER PROVISIONS OF THE OFFER AND THE MERGER.

  (a) The information set forth in Section 11 ("Purpose of the Offer; Plans for the Company After the Offer and the Merger") of the Offer to Purchase, in the Supplement under "SPECIAL FACTORS--7. Rights of Stockholders in the Merger", and in Annex A to the Supplement is incorporated herein by reference.

  (b) Not applicable.

  (c) Not applicable.

ITEM 14. FINANCIAL INFORMATION.

  (a) The information set forth in Annex B to the Supplement is incorporated herein by reference.

  (b) Not applicable.

ITEM 15. PERSONS AND ASSETS EMPLOYED, RETAINED OR UTILIZED.

  (a) Not applicable.

  (b) Not applicable.

ITEM 16. ADDITIONAL INFORMATION.

  Additional information concerning the Offer is set forth in the Offer to Purchase, the Supplement and the Letter of Transmittal which are attached hereto as Exhibits (d)(1), (d)(2) and (d)(3), respectively.

ITEM 17. MATERIAL TO BE FILED AS EXHIBITS.

    (a) Not applicable.

    (b)(1) Opinion of Smith Barney Inc., dated January 20, 1995.*

    (b)(2) Presentation of Smith Barney Inc.

    (b)(3) Goldman, Sachs & Co. Report.

    (c)(1) Agreement and Plan of Merger, dated as of January 20, 1995, among SNI AG, Purchaser and the Company.**

    (c)(2) Common Stock and Warrant Purchase Agreement, dated as of August 21, 1994, between the Company and Siemens Nixdorf Information Systems, Inc.

    (c)(3) Warrant to Purchase 1,330,000 Shares of Common Stock, dated as of September 12, 1994.*

    (d)(1) Offer to Purchase dated January 27, 1995.**

    (d)(2) Supplement to the Offer to Purchase dated February 13, 1995.

    (d)(3) Letter of Transmittal.**

    (d)(4) Notice of Guaranteed Delivery.**

    (d)(5) Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.**

    (d)(6) Letter to Clients from Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.**

    (d)(7) Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.**

    (d)(8)  Summary Advertisement dated January 27, 1995.**

    (d)(9) Text of Press Release dated January 23, 1995 issued by SNI AG and the Company.**

    (d)(10) Text of Press Release dated January 27, 1995 issued by SNI AG and the Company.**

    (d)(11) Audited Consolidated Financial Statements (and Related Notes) for the Company for the Fiscal Years ended September 30, 1993 and September 30, 1994 and Unaudited Consolidated Financial Statements (and Related Notes) for the Company for the First Quarter of the Fiscal Year ending September 30, 1995 (attached as Annex B to the Supplement).

    (e) Summary of Stockholder Appraisal Rights and Text of Section 262 of the Delaware General Corporation Law (attached as Annex A to the Supplement).

    (f) Not applicable.
- --------
* Incorporated by reference from the Statement on Schedule 14D-9 filed by the Company on January 27, 1995.
** Incorporated by reference from the Statement.

                                   SIGNATURE

  AFTER DUE INQUIRY AND TO THE BEST OF MY KNOWLEDGE AND BELIEF, I CERTIFY THAT THE INFORMATION SET FORTH IN THIS STATEMENT IS TRUE, COMPLETE AND CORRECT.

February 13, 1995

                                        Siemens Nixdorf Mid-Range Acquisition
                                        Corp.

                                            /s/ Gerhard Schulmeyer
                                        By:_____________________________________
                                          Name: Gerhard Schulmeyer
                                          Title: President

                                        Siemens Nixdorf Informationssysteme AG

                                            /s/ Gerhard Schulmeyer
                                        By:_____________________________________
                                          Name: Gerhard Schulmeyer
                                          Title: President

                                        Siemens Aktiengesellschaft

                                            /s/ Adrienne Whitehead
                                        By:_____________________________________
                                          Name: Adrienne Whitehead
                                          Title: Attorney-in-Fact

                                   SIGNATURE

  AFTER DUE INQUIRY AND TO THE BEST OF MY KNOWLEDGE AND BELIEF, I CERTIFY THAT THE INFORMATION SET FORTH IN THIS STATEMENT IS TRUE, COMPLETE AND CORRECT.

February 13, 1995

                                     Pyramid Technology Corporation

                                          /s/ John S. Chen
                                     By: _____________________________________
                                         Name: John S. Chen
                                         Title: President and Chief  Operating
                                         Officer

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
                                                                     NUMBERED
 EXHIBIT NO.                     DESCRIPTION                           PAGE
 -----------                     -----------                       ------------
    (a)      --Not applicable.
    (b)(1)   --Opinion of Smith Barney Inc., dated January 20,
               1995.*
    (b)(2)   --Presentation of Smith Barney Inc.
    (b)(3)   --Goldman, Sachs & Co. Report.
    (c)(1)   --Agreement and Plan of Merger, dated as of January 20,
               1995, among SNI AG, Purchaser and the Company.**
    (c)(2)   --Common Stock and Warrant Purchase Agreement,
               dated as of August 21, 1994, between the Company
               and Siemens Nixdorf Information Systems, Inc.
    (c)(3)   --Warrant to Purchase 1,330,000 Shares of Common
               Stock, dated as of September 12, 1994.*
    (d)(1)   --Offer to Purchase dated January 27, 1995.**
    (d)(2)   --Supplement to the Offer to Purchase dated
               February 13, 1995.
    (d)(3)   --Letter of Transmittal.**
    (d)(4)   --Notice of Guaranteed Delivery.**
    (d)(5)   --Letter to Brokers, Dealers, Commercial Banks,
               Trust Companies and Other Nominees.**
    (d)(6)   --Letter to Clients from Brokers, Dealers,
               Commercial Banks, Trust Companies and Other
               Nominees.**
    (d)(7)   --Guidelines for Certification of Taxpayer
               Identification Number on Substitute Form W-9.**
    (d)(8)   --Summary Advertisement dated January 27, 1995.**
    (d)(9)   --Text of Press Release dated January 23, 1995
               issued by SNI AG and the Company.**
    (d)(10)  --Text of Press Release dated January 27, 1995
               issued by SNI AG and the Company.**
    (d)(11)  --Audited Consolidated Financial Statements (and
               Related Notes) for the Company for the Fiscal
               Years ended September 30, 1993 and September 30,
               1994 and Unaudited Consolidated Financial
               Statements (and Related Notes) for the Company for
               the First Quarter of the Fiscal Year ending
               September 30, 1995 (attached as Annex B to the
               Supplement).
    (e)      --Summary of Stockholder Appraisal Rights and Text
               of Section 262 of the Delaware General Corporation
               Law (attached as Annex A to the Supplement).
    (f)      --Not applicable.

- --------
 * Incorporated by reference from the Statement on Schedule 14D-9 filed by the Company on January 27, 1995.

** Incorporated by reference from the Statement.

                                                                EXHIBIT 99(b)(2)



                                 CONFIDENTIAL



                                Project Jupiter

                    Presentation to the Board of Directors



                               January 20, 1995





                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                          Tab
                                                                          ---

     Transaction Overview ...............................................  1

     Summary Valuation ..................................................  2

     Form of Smith Barney Fairness Opinion ..............................  3

APPENDIX
- --------------------------------------------------------------------------------

     Summary Historical and Projected Financial Statements ..............  1

     Comparable Company Analysis ........................................  2

     Comparable Transaction Anaysis .....................................  3
        . Selected Comparable Transactions
        . All Technology Transactions

     Discounted Cash Flow Analysis ......................................  4

     Premium Analysis ...................................................  5

     Stock Price Performance ............................................  6

                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------

TRANSACTION OVERVIEW



PURCHASER:               Siemens Nixdorf Informations Systeme AG

FORM OF TRANSACTION:     Cash tender offer

OFFER:                   $16.00 per share, cash

CONDITIONS TO OFFER:     Offer is subject to a minimum condition that the number
                         of shares tendered, plus Siemens' existing common shares, shall equal a majority of the fully diluted shares outstanding (including shares issuable upon the exercise of Siemens' warrant).

                         Regulatory clearance on Hart-Scott-Rodino, Exon Florio and other regulatory bodies

                         No material adverse change.

TERMINATION FEE:         Elements of the transaction call for a termination fee
                         of $7 million (approximately 3.2% of the aggregate purchase price) plus reimbursement of expenses up to $3 million, as well as customary conditions to close.

EXPECTED TIMING:         Siemens must commence a cash tender offer within five
                         business days from the date of announcement.

                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------

SUMMARY VALUATION ANALYSIS


                                                  RANGE
                                                  -----
VALUATION METHODOLOGY                      LOW            HIGH
- ---------------------                     ------         ------

Public Market Comparables/1/              $ 4.70   to    $10.68
Public Market Value with 53.7%            $ 7.22   to    $16.47
 Acquisition Premium/2/
Private Market Value/3/                   $14.25   to    $26.66
Discounted Cash Flow Analysis             $11.59   to    $19.79


Deal Price/4/                             $16.00

/1/ Figures equal 7.7x Sunshine's 1995 EPS. 7.7x and 17.5x represent the low and high price/earnings multiple for Sunshine's selected comparable companies (Auspex, NetFrame, Sequent, Stratus and Tricord).
/2/   Figures equal private market value multiplied by median transaction premiums paid in technology M&A transactions since 1988.  (See Appendix, Tab 3)
/3/   Figures derived by using revenue multiples paid in selected comparable transactions. Revenue multiple range used is 0.8x to 1.7x assuming 16 million fully diluted shares.
/4/   Deal price falls within range of each valuation methodology.

                                                                    Smith Barney
                                                                    ------------

                     FORM OF SMITH BARNEY FAIRNESS OPINION
                     -------------------------------------


January __, 1995


The Board of Directors
Pyramid Technology Corporation
3860 North First Street
San Jose, CA  95134-1702

Members of the Board:

     In connection with the proposed acquisition of Pyramid Technology Corporation ("Pyramid" or the "Company") by Siemens Nixdorf Informations Systeme AG ("Siemens" or "Parent"), you have requested our opinion as to the fairness, from a financial point of view, of the consideration of $16.00 net per share in cash to be received by the holders of the common stock of Pyramid (other than Siemens) pursuant to an Agreement and Plan of Merger, dated January __, 1995 by and among Pyramid, Siemens, and HN Acquisition Corp. ("Purchaser") (HN Acquisition Corp. is a wholly-owned subsidiary of Siemens) (the "Merger Agreement"). As more fully described in the Merger Agreement, and subject to the terms and conditions specified therein, HN Acquisition Corp. shall commence a tender offer to purchase all of the outstanding shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock") (shares of Company Common Stock being hereinafter collectively referred to as "Shares"), other than Shares owned by Siemens, for $16.00 per share (the "Offer") and if the Offer is consummated, a subsequent cash merger between Pyramid and HN Acquisition Corp., pursuant to which each share of the Company Common Stock which has not been purchased pursuant to the Offer, other than any Shares owned by Parent, Purchaser or any of its affiliates or Shares issuable upon the exercise of the Parent Warrant (as defined in the Merger Agreement), shall be canceled and extinguished and be converted into and become a right to receive in cash the highest price per share paid pursuant to the Offer (the "Merger").

     In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Pyramid concerning the business, operations and prospects of Pyramid. We examined certain publicly available business and financial information relating to Pyramid and Siemens as well as certain financial forecasts and other data for Pyramid which were provided to us by senior management of Pyramid. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: the Company's historical and projected earnings and the capitalization and financial condition of Pyramid. We also considered, to the extent publicly available, the financial terms of certain other similar transactions which we deemed comparable to the Merger and analyzed certain financial and other publicly available information relating to the businesses of other companies whose operations we considered comparable to Pyramid. In addition, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed necessary to arrive at our opinion.

     In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise discussed with us. With respect to financial forecasts and other information provided to or otherwise discussed with us, we assumed that such forecasts and

                                                                    Smith Barney
                                                                    ------------
other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Pyramid as to the expected future financial performance of Pyramid. We have assumed the correctness of, and relied upon the representations of Siemens and Pyramid, pursuant to the Merger Agreement, and have not attempted to independently verify any such information. We have not made or been provided with an independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of Pyramid, nor have we made any physical inspection of the properties or assets of Pyramid. Our opinion is necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to us as of the date hereof.

     Smith Barney has been engaged to render financial advisory services to Pyramid in connection with the Offer and Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We will also receive a fee upon the delivery of this opinion. We have in the past provided financial advisory and investment banking services to Pyramid and have received fees for the rendering of such services. In addition, we and our affiliates (including The Travelers Inc. and its affiliates) may maintain business relationships with Pyramid, Siemens and their affiliates.

     Our advisory services, and the opinion expressed herein, are provided solely for the use of Pyramid's Board of Directors in its evaluation of the proposed Offer and Merger and are not on behalf of, and are not intended to confer rights or remedies upon, Siemens or its affiliates, any stockholder of Pyramid or Siemens, or any person other than Pyramid's Board of Directors. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Smith Barney be made, without our prior written consent; provided however, that we consent to the inclusion of this opinion in any Proxy Statement, 14D-9 or otherwise in connection with the proposed transaction.

     Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the consideration to be received by stockholders of Pyramid (other than Siemens), pursuant to the Offer and the Merger, is fair from a financial point of view.



Very Truly Yours,



SMITH BARNEY INC.


                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------

HISTORICAL AND PROJECTED INCOME STATEMENTS
(Dollars in thousands)

                                    Historical Years Ended
                                        September 30,                          Projected Years Ending September 30,
                               -------------------------------- ------------------------------------------------------------------
                                  1992       1993       1994       1995E      1996E      1997E      1998       1999        2000
                               ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------  ----------
Revenues:
- --------
 Product                        $138,916   $174,364   $152,590   $210,000   $260,914   $334,648      -          -           -
 Service                          53,310     59,334     65,925     70,000     75,841     89,648      -          -           -
                               ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------  ----------
      Total revenues             192,226    233,698    218,515    280,000    336,755    424,296   $509,155   $585,528    $673,358

Cost of sales:
- -------------
 Product                          78,743     86,828     87,708    106,260    133,239    175,324      -          -           -
 Service                          44,786     45,293     50,875     52,500     56,881     67,236      -          -           -
                               ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------  ----------
      Total cost of sales        123,529    132,121    138,583    158,760    190,120    242,560    292,764    339,607     393,914

Gross profit                      68,697    101,577     79,932    121,240    146,635    181,736    216,391    245,922     279,443

Operating expenses:
- ------------------
 Research & development           28,371     27,831     25,488     26,633     31,655     38,187     43,278     49,770      57,235
 Sales                             -          -          -         60,485     68,096     77,846     94,194    108,323     124,571
 Marketing                         -          -          -         14,005     16,501     19,518     23,421     26,934      30,974
 General & administrative          -          -          -         11,450     12,797     14,426     18,330     21,079      24,241
                               ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------  ----------
   Total SG&A                     64,741     64,411     73,744     85,940     97,394    111,790    135,944    156,336     179,787

 Restructuring                    41,180      -          -              0          0          0          0          0           0
 Legal settlement                    900      -          -              0          0          0          0          0           0
                               ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------  ----------
      Total operating expenses   135,192     92,242     99,232    112,573    129,049    149,977    179,223    206,106     237,022

Operating income                 (66,495)     9,335    (19,300)     8,667     17,586     31,759     37,168     39,816      42,422

Other income/(expense)              (141)       258       (178)     1,940      1,600      1,600      2,546      2,928       3,367
                               ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------  ----------

Income (loss) before taxes       (66,636)     9,593    (19,478)    10,607     19,186     33,359     39,714     42,744      45,788
Provision for income taxes        (6,929)       959      2,935        641      3,837      6,672      9,929     10,686      11,447
                               ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------  ----------

Net income (loss)               ($59,707)    $8,634   ($22,413)    $9,966    $15,349    $26,687    $29,786    $32,058     $34,341
                               ========== ========== ========== ========== ========== ========== ========== ==========  ==========

Earnings per share                ($4.99)     $O.67     ($1.66)     $0.61      $0.85      $1.35      $1.44      $1.48       $1.51
Weighted average shares out-
 standing (1)                     11,962     12,890     13,467     16,275     18,100     19,700     20,685     21,719      22,805

CASH FLOW DATA
- --------------
Capital expenditures             $16,848    $13,722    $11,970    $12,600    $13,470    $15,699    $18,839    $21,665     $24,914
Capitalized software develop-
 ment costs                        6,051      8,695      9,223      8,960      8,419      8,910      9,165      8,783       9,858
Depreciation & amortization       31,118     29,961     28,455     17,248     17,511     19,687     22,403     24,358      27,818
Change in net working capital    (17,184)    15,393     (7,458)     1,347      9,622     18,715     20,873     13,835      16,661

(1) Weighted average shares outstanding for 1995 through 1997 are from management projections; thereafter, shares are assumed to grow at 5% annually.

                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------

INCOME STATEMENT ASSUMPTIONS
(As a % of sales)

                                       Historical Years Ended
                                            September 30,                         Projected Years Ending September 30,
                                  ------------------------------    ---------------------------------------------------------------
                                    1992       1993       1994        1995E      1996E      1997E       1998       1999       2000
                                  --------   --------   --------    --------   --------   --------   --------   --------   --------
Year-to-Year Revenue growth:
- ----------------------------
  Product                            -6.3%      25.5%     -12.5%       37.6%      24.2%      28.3%      -          -          -
  Service                            69.5%      11.3%      11.1%        6.2%       8.3%      18.2%      -          -          -
      Total revenues                  7.0%      21.6%      -6.5%       28.1%      20.3%      26.0%      20.0%      15.0%      15.0%

Cost of sales:
- --------------
  Product                            56.7%      49.8%      57.5%       50.6%      51.1%      52.4%      -          -          -
  Service                            84.0%      76.3%      77.2%       75.0%      75.0%      75.0%      -          -          -
                                  --------   --------   --------    --------   --------   --------   --------   --------   --------
      Total cost of sales            64.3%      56.5%      63.4%       56.7%      56.5%      57.2%      57.5%      58.0%      58.5%

Gross profit                         35.7%      43.5%      36.6%       43.3%      43.5%      42.8%      42.5%      42.0%      41.5%

Operating expenses:
- -------------------
  Research & development             14.8%      11.9%      11.7%        9.5%       9.4%       9.0%       8.5%       8.5%       8.5%

  Sales                               0.0%       0.0%       0.0%       21.6%      20.2%      18.3%      18.5%      18.5%      18.5%
  Marketing                           0.0%       0.0%       0.0%        5.0%       4.9%       4.6%       4.6%       4.6%       4.6%
  General & administrative            0.0%       0.0%       0.0%        4.1%       3.8%       3.4%       3.6%       3.6%       3.6%
                                  --------   --------   --------    --------   --------   --------   --------   --------   --------
      Total SG&A                     33.7%      27.6%      33.7%       30.7%      28.9%      26.3%      26.7%      26.7%      26.7%

  Restructuring                      21.4%       0.0%       0.0%        0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
  Legal settlement                    0.5%       0.0%       0.0%        0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
                                  --------   --------   --------    --------   --------   --------   --------   --------   --------
      Total operating expenses       70.3%      39.5%      45.4%       40.2%      38.3%      35.3%      35.2%      35.2%      35.2%

Operating income                    -34.6%       4.0%      -8.8%        3.1%       5.2%       7.5%       7.3%       6.8%       6.3%

Other income/(expense)               -0.1%       0.1%      -0.1%        0.7%       0.5%       0.4%       0.5%       0.5%       0.5%
                                  --------   --------   --------    --------   --------   --------   --------   --------   --------
Income (loss) before taxes          -34.7%       4.1%      -8.9%        3.8%       5.7%       7.9%       7.8%       7.3%       6.8%
Provision for income taxes           10.4%      10.0%     -15.1%        6.0%      20.0%      20.0%      25.0%      25.0%      25.0%
                                  --------   --------   --------    --------   --------   --------   --------   --------   --------
Net income (loss)                   -31.1%       3.7%     -10.3%        3.6%       4.6%       6.3%       5.9%       5.5%       5.1%
                                  ========   ========   ========    ========   ========   ========   ========   ========   ========


Cash Flow Data
- --------------
Capital expenditures                  8.8%       5.9%       5.5%        4.5%       4.0%       3.7%       3.7%       3.7%       3.7%
Capitalized software development
  costs                               3.1%       3.7%       4.2%        3.2%       2.5%       2.1%       1.8%       1.5%       1.5%
Depreciation & amortization (1)     135.9%     133.7%     134.3%       80.0%      80.0%      80.0%      80.0%      80.0%      80.0%
Change in net working capital        -8.9%       6.6%      -3.4%        0.5%       2.9%       4.4%       4.1%       2.4%       2.5%

(1) As a percentage of capital expenditures and capitalized software development costs.

                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------

HISTORICAL AND PROJECTED NET WORKING CAPITAL
(Dollars in thousands)
                                     Historical Years Ended
                                         September 30,                       Projected Years Ending September 30,
                                  ----------------------------- --------------------------------------------------------------
                                     1992      1993      1994      1995E     1996E     1997E     1998       1999       2000
                                  --------- --------- --------- --------- --------- --------- ---------- ---------- ----------
Net Current Assets:

  Accounts receivable              $36,663   $51,392   $49,310   $62,222   $74,834   $94,288   $113,146   $130,117   $149,635
     Days receivable (1)              68.7      79.2      81.2      80.0      80.0      80.0       80.0       80.0       80.0

  Inventories                       30,569    35,712    25,840    35,280    42,249    53,902     65,059     75,468     87,537
     Inventory turns (2)               4.0       3.7       5.4       4.5       4.5       4.5        4.5        4.5        4.5

  Other current assets               9,010    11,873    15,270    10,000    12,155    14,775     17,311     19,322     22,355
     % of sales                        4.7%      5.1%      7.0%      3.6%      3.6%      3.5%       3.4%       3.3%       3.3%
                                  --------- --------- --------- --------- --------- --------- ---------- ---------- ----------
     Total net current assets       76,242    98,977    90,420   107,502   129,238   162,965    195,516    224,908    259,527


Net Current Liabilities:

  Accounts payable                  18,196    20,312    16,398    22,932    29,046    37,058     44,728     51,884     60,181
     Days payable (3)                 53.0      55.3      42.6      52.0      55.0      55.0       55.0       55.0       55.0

  Accrued liabilities (4)           21,758    26,984    29,799    39,000    45,000    52,000     56,007     64,408     74,069
     % of sales                       11.3%     11.5%     13.6%     13.9%     13.4%     12.3%      11.0%      11.0%      11.0%
                                  --------- --------- --------- --------- --------- --------- ---------- ---------- ----------
     Total net current
      liabilities                   39,954    47,296    46,197    61,932    74,046    89,058    100,735    116,292    134,251

                                  --------- --------- --------- --------- --------- --------- ---------- ---------- ----------
     Net working capital           $36,288   $51,681   $44,223   $45,570   $55,192   $73,907    $94,781   $108,616   $125,276
                                  ========= ========= ========= ========= ========= ========= ========== ========== ==========

  (1)  Accounts receivable / (Sales/360).
  (2)  Cost of sales / Inventory.
  (3)  Accounts payable / (Cost of sales/360).
  (4)  Excludes restructuring accruals.

                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------

CALENDAR 1995 P/E MULTIPLES*

Sunshine as of 1/6/95                   20.9x
Sunshine at $16 Offer                   26.6
Auspex                                  15.3
NetFrame                                 7.7
Sequent                                 14.8
Stratus                                 12.2
Tricord                                 17.5




*Based on stock price as of 1/18/95
                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------

DISCOUNT TO LTM HIGH*


Sunshine as of 1/6/95                  -24.6%
Sunshine at $16 Offer                   -1.5%
Auspex                                 -18.8%
NetFrame                               -63.8%
Sequent                                -10.6%
Stratus                                 -0.6%
Tricord                                -76.7%





*Based on stock price as of 1/18/95

                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------

COMPARABLE COMPANY ANALYSIS
(Dollars in thousands, except per share amounts)

                                                                                         SHARE PRICE AS
                                                                                               A
                                                                                          MULTIPLE OF:      MARKET
                                                                                         ----------------   VALUE
                                                                                               ESTIMATED   MULTIPLE
                                                                                                EPS(2)        OF
                  FISCAL FINANCIAL                LTM      DISOUNT             ADJUSTED        ----------  TANGIBLE
    COMPANY/       YEAR  STATEMENTS PRICE(3)  ------------ TO LTM    MARKET     MARKET   LTM   CAL   CAL     BOOK
     TICKER        END      DATE    (1/18/95)  LOW   HIGH   HIGH     VALUE     VALUE(1)  EPS    94    95    VALUE
- ----------------  ------ ---------- --------- ----- ------ ------- ---------- ---------- ----  ----  ----  --------
Amdahl/AHM......   Dec      Sep      $11.50   $5.25 $12.00  -4.2%  $1,371,191   $874,632 50.3x 19.5x 14.0x   1.7x
Auspex/ASPX.....   Jun      Sep        8.13    3.88  10.00 -18.8%     194,456    155,879 24.1  20.1  15.3    2.8
Convex/CNX......   Dec      Sep        7.75    4.38   8.88 -12.7%     203,290    237,565   NM    NM  24.2    3.4
Data
 General/DGN....   Sep      Sep       10.75    6.63  12.00 -10.4%     384,571    353,661   NM    NM  32.6    1.4
Digital Equip-
 ment Corp./DEC.   Jun      Sep       36.75   18.25  38.75  -5.2%   5,204,145  5,342,725   NM    NM  47.1    1.7
Hewlett-
 Packard/HWP....   Oct      Oct      106.38   71.88 107.25  -0.8%  27,657,500 28,195,500 17.3  16.8  14.4    2.8
NetFrame/NETF...   Dec      Sep        6.25    5.00  17.25 -63.8%      85,788     54,841 10.7   8.8   7.7    1.3
Parallan/PLLN...   Dec      Sep        4.38    3.63  14.00 -68.8%      33,058         NM   NM    NM    NM    1.0
Sequent/SQNT....   Dec      Sep       19.00   11.13  21.25 -10.6%     611,268    649,423 21.1  18.4  14.8    2.3
Silicon
 Graphics/SGI...   Jun      Sep       32.75   18.75  33.13  -1.1%   5,151,215  4,914,960 32.4  30.2  23.1    6.2
Stratus
 Computer/SRA...   Dec      Sep       39.63   22.75  39.88  -0.6%     981,432    750,219 18.1  14.0  12.2    2.2
Sun Microsytems/
 SUNW...........   Jun      Sep       34.63   18.25  37.63  -8.0%   3,312,470  2,680,724 15.3  14.7  12.0    2.3
Tandem/TDM......   Sep      Sep       19.25   10.50  19.75  -2.5%   2,183,893  2,214,796 14.7  13.9  11.6    2.7
Tricord/TRCD....   Dec      Sep        5.94    3.88  25.50 -76.7%      78,868     60,673 13.0  34.9  17.5    1.2

                                              HIGH:         -0.6%  27,657,500 28,195,500 50.3x 34.9x 47.1x   6.2x
                                              LOW:         -76.7%      33,058     54,841 10.7   8.8   7.7    1.0

                                              MEAN:        -20.3%   3,389,510  3,575,815 21.7x 19.1x 19.0x   2.3x
                                              MEDIUM:       -9.2%     796,350    750,219 17.7  17.6  14.8    2.2

SUNSHINE
 (1/6/95).......   SEP      DEC      $12.25   $5.38 $16.25 -24.6%    $190,904   $139,376   NM    NM  20.9x   1.6x
SUNSHINE AT CUR-
 RENT OFFER.....   SEP      SEP      $16.00   $5.38 $16.25  -1.5%    $260,193   $208,665   NM    NM  26.6x   2.2x

                  ADJUSTABLE MARKET
                      VALUE AS A
                     MULTIPLE OF:
                  ------------------ CASH AS
                              LTM    OF % OF
    COMPANY/        LTM    OPERATING   LTM
     TICKER       REVENUES  INCOME   REVENUE
- ----------------- -------- --------- -------
Amdahl/AHM......    0.55x      NMx    37.6%
Auspex/ASPX.....    1.80     19.4     44.9%
Convex/CNX......    1.63       NM     24.7%
Data
 General/DGN....    0.32       NM     17.0%
Digital Equip-
 ment Corp./DEC.    0.39       NM      6.5%
Hewlett-
 Packard/HWP....    1.13     11.1      9.9%
NetFrame/NETF...    0.62     13.6     34.7%
Parallan/PLLN...      NM       NM       NM
Sequent/SQNT....    1.52     20.4      6.4%
Silicon
 Graphics/SGI...    3.06     22.6     29.7%
Stratus
 Computer/SRA...    1.31      9.8     42.6%
Sun Microsytems/
 SUNW...........    0.54      8.5     15.7%
Tandem/TDM......    1.05     14.1      5.9%
Tricord/TRCD....    0.70     12.5     21.0%

    HIGH:          3.06x    22.6x    44.9%
    LOW:           0.32      8.5      5.9%

    MEAN:          1.12x    14.7x    22.8%
    MEDIUM:        1.05     13.6     21.0%

SUNSHINE
 (1/6/95).......   0.63x      NM     24.5%
SUNSHINE AT CUR-
 RENT OFFER.....   0.95x      NM     24.5%

- ----
(1) Adjusted market value equals market value plus debt and preferred stock less cash and cash equivalents.
(2) Earnings estimates from IBES.
(3) Sunshine stock price reflects closing on 1/6/95.

                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------

COMPARABLE COMPANY ANALYSIS
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           LATEST 12 MONTHS
                    -------------------------------------------------------------------------------------------------
                                                             MARGINS         NET RETURN           CHANGE IN
                                                       --------------------    ON AVG.    -----------------------------
                               OPERATING      NET      OPERATING     NET       COMMON           OPERATING     NET
 COMPANY/TICKER      REVENUE   INCOME (1)  INCOME (2)  INCOME (1) INCOME (2)   EQUITY   REVENUE INCOME (1) INCOME (2)
- ----------------    ---------- ----------  ----------  ---------- ---------- ---------- ------- ---------- ----------
Amdahl/AMH......    $1,582,850  ($23,078)     $28,301       NM       1.8%        3.5%   -38.4%        NM         NM
Auspex/ASPX.....        86,781     8,047        7,962     9.3%       9.2%       11.8%    52.9%     -2.7%      13.7%
Convex/CNX......       145,849   (44,667)     (48,824)      NM         NM      -56.4%   -45.4%        NM         NM
Data
 General/DGN....     1,120,505   (44,778)     (52,700)      NM         NM      -15.4%     4.0%        NM         NM
Digital Equip-
 ment Corp./DEC.    13,558,314  (873,816)  (1,010,408)      NM         NM      -25.4%    -3.7%        NM         NM
Hewlett-
 Packard/HWP....    24,991,000 2,549,000    1,599,000    10.2%       6.4%       17.3%    23.0%     35.7%      35.9%
NetFrame/NETF...        89,102     4,022        8,009     4.5%       9.0%       12.7%    29.4%    262.0%      -3.3%
Parralan/PLLN...         8,509    (2,512)      (1,545)      NM         NM       -4.3%   -66.1%        NM         NM
Sequent/SQNT....       428,216    31,787       27,926     7.4%       6.5%       10.8%     1.9%     21.0%      54.6%
Silicon
 Graphics/SGI...     1,607,353   217,657      156,770    13.5%       9.8%       19.2%    38.4%     59.0%      56.2%
Stratus
 Computer/SRA...       573,675    76,489       54,043    13.3%       9.4%       11.9%    -8.1%     -0.9%     -17.8%
Sun
 Microsystems/SUNW   5,002,850   315,545      217,105     6.3%       4.3%       13.6%    13.4%     27.7%      21.3%
Tandem/TDM......     2,108,035   156,594      148,380     7.4%       7.0%       17.7%     3.8%        NM         NM
Tricord/TRCD....        87,127     4,870        5,608     5.6%       6.4%        8.7%    23.3%    -19.7%      -0.3%

                                           HIGH:         13.5%       9.8%       19.2%    52.9%    262.0%      56.2%
                                           LOW:           4.5%       1.8%      -56.4%   -66.1%    -19.7%     -17.8%

                                           MEAN:          8.6%       7.0%        1.8%     2.0%     47.8%      20.0%
                                           MEDIAN:        7.4%       6.8%       11.3%     3.9%     24.4%      17.5%

SUNSHINE
 (1/6/95)........     $220,616  ($18,965)    ($21,748)      NM         NM      -15.7%    -5.6%        NM         NM

                    LATEST 3 FISCAL YEARS GROWTH
                    -----------------------------
                            OPERATING     NET
 COMPANY/TICKER     REVENUE INCOME (1) INCOME (2)
- ------------------- ------- ---------- ----------
Amdahl/AMH......     -0.6%        NM         NM
Auspex/ASPX.....     27.2%     24.9%      30.2%
Convex/CNX......     -1.3%        NM         NM
Data
 General/DGN....      0.2%        NM         NM
Digital Equip-
 ment Corp./DEC.     -1.7%        NM         NM
Hewlett-
 Packard/HWP....     23.4%     34.7%      34.7%
NetFrame/NETF...     77.1%        NM         NM
Parralan/PLLN...    164.6%        NM         NM
Sequent/SQNT....     28.8%        NM         NM
Silicon
 Graphics/SGI...     30.8%    178.8%     180.3%
Stratus
 Computer/SRA...      7.0%     -0.3%     -10.1%
Sun
 Microsystems/SUNW   14.3%      3.1%       6.1%
Tandem/TDM......      1.7%      2.0%      51.3%
Tricord/TRCD....    143.4%        NM         NM


HIGH:               164.6%    178.8%     180.3%
LOW:                 -1.7%     -0.3%     -10.1%

MEAN:                36.8%     40.5%      48.8%
MEDIAN:              18.9%     14.0%      32.5%

SUNSHINE
 (1/6/95)........     6.6%        NM         NM

- ----
(1) Operating income figures exclude non-recurring items.
(2) Net income from continuing operations, excluding extraordinary items, accounting charges and other non-recurring items.


                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------

COMPARABLE COMPUTER HARDWARE DEALS
(Dollars in thousands)


                                                                      Aggregate                        LTM EBITDA
             Date                                                    Transaction        Multiple of    Margin of
          Effective        Target/Acquiror                              Value           LTM Revenues   of Target
       ----------------    ---------------------------------        --------------      ------------  ------------
          06/29/92         MIPS Computer Systems / Silicon Graphics     $168,598             1.1          6.8%

          02/28/92         Teradata Corporation / AT & T                 496,987             1.7         21.5%

          09/19/91         NCR Corporation / AT & T                    7,843,961             1.2         15.2%

          01/30/90         Prime Computer / JH Whitney & Company       1,828,337             1.1         16.2%

          05/19/89         Apollo Computer Inc. / Hewlett Packard        569,190             0.8          7.3%

          08/11/88         Convergent, Inc. / Unisys Corp.               357,475             0.9          7.5%


                                                               Mean                         1.1x         12.4%

                                                               Sunshine                       --          4.2%
                                                               -----------------------------------------------

                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------
TRANSACTION MULTIPLE ANALYSIS OF SELECTED TECHNOLOGY TRANSACTIONS
(Dollars in thousands)

                                                                                                    Purchase Price as a Multiple of:
                                                                             Premium Over Market(3) --------------------------------
                                                      Aggregate              ----------------------  LTM      Tangible     Gross
  Date       Date          Target/                    Purchase   Transaction  1 Month   2 Months     Net     Book Value     Cash
Announced  Effective        Acquiror                  Price(1)    Value(2)     Prior     Prior      Income  of Equity(4)   Flow(5)
- ---------  ---------   --------------------------    ----------- ----------- ---------  ----------- ------  ------------   ---------
11/14/94   Pending     Powersoft/                       807,931    771,002     34.0%       74.9%      61.6     13.8          50.4
                        Sybase

11/14/94   12/30/94    Triconex Corp./                   94,075     86,502     11.8%       19.3%      17.9      3.6          13.2
                        Siebe PLC

10/13/94   Pending     Intuit Inc./                   1,535,816  1,448,271     75.8%       89.1%     228.4     17.0          37.3
                        Microsoft

09/21/94   11/28/94    Anthem Electronics/              435,163    395,510     51.6%       72.3%      20.3      2.1          20.0
                        Arrow Electronics

09/09/94   10/10/94    Xyplex Inc./                     180,122    145,334     77.8%      119.6%      21.0      2.9          15.7
                        Raytheon Co.

08/01/94   12/1/94     KnowledgeWare/                    69,507     79,217    -31.9%      -13.3%        NM      7.4            NM
                        Sterling Software

07/28/94   Pending     Keptel Corp./                     88,120     83,405     44.0%       60.0%      20.2      4.2          12.8
                        Antec Corp.

07/05/94   10/20/94    SynOptics Communications/      1,286,307  1,030,277     14.4%      -12.3%      16.0      3.7          12.2
                        Wellfleet Communications

06/09/94   08/23/94    Sunward Technologies/            120,000    125,003     43.6%       39.9%      31.8      5.4          20.2
                        Read-Rite Corporation

05/23/94   09/01/94    SuperMac Technology, Inc./        79,503    $71,497     60.8%       -7.3%        NM      1.5            NM
                        Radius Inc.

05/19/94   09/20/94    ASK Group, Inc./                 314,503    329,615     55.9%       71.0%        NM     58.0         233.8
                        Computer Associates
                        International, Inc.
                                                          Transaction Value as a Multiple of:
                                                     ------------------------------------------------
                                                                                Net Tangible
  Date       Date          Target/                     LTM     LTM     LTM       Book Value
Announced  Effective        Acquiror                 Revenues  EBIT   EBITDA      of Assets    Assets
- ---------  ---------   --------------------------    --------  ----   ------    ------------   ------
11/14/94   Pending     Powersoft/                      7.2      40.8    35.3           9.3        8.7
                        Sybase

11/14/94   12/30/94    Triconex Corp./                 1.8      15.8    11.8           2.3        1.9
                        Siebe PLC

10/13/94   Pending     Intuit Inc./                    6.6     176.4    35.8           9.8        6.0
                        Microsoft

09/21/94   11/28/94    Anthem Electronics/             0.6      10.9     9.0           1.6        1.5
                        Arrow Electronics

09/09/94   10/10/94    Xyplex Inc./                    1.7      12.4     9.8           1.9        1.9
                        Raytheon Co.

08/01/94   12/1/94     KnowledgeWare/                  0.6        NM      NM           1.0        0.7
                        Sterling Software

07/28/94   Pending     Keptel Corp./                   1.8      11.6     8.7           3.2        2.8
                        Antec Corp.

07/05/94   10/20/94    SynOptics Communications/       1.4       6.8     5.8           1.9        1.9
                        Wellfleet Communications

06/09/94   08/23/94    Sunward Technologies/           1.1      23.5    16.7           2.6        2.6
                        Read-Rite Corporation

05/23/94   09/01/94    SuperMac Technology, Inc./      0.4        NM      NM           1.4        0.8
                        Radius Inc.

05/19/94   09/20/94    ASK Group, Inc./                0.8        NM    37.1           1.4        1.1
                        Computer Associates
                        International, Inc.

                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------
TRANSACTION MULTIPLE ANALYSIS OF SELECTED TECHNOLOGY TRANSACTIONS
(Dollars in thousands)

                                                                                                    Purchase Price as a Multiple of:
                                                                             Premium Over Market(3) --------------------------------
                                                      Aggregate              ----------------------  LTM      Tangible     Gross
  Date       Date          Target/                    Purchase   Transaction  1 Month   2 Months     Net     Book Value     Cash
Announced  Effective        Acquiror                  Price(1)    Value(2)     Prior     Prior      Income  of Equity(4)   Flow(5)
- ---------  ---------   --------------------------    ----------- ----------- ---------  ----------- ------  ------------   --------
05/13/94    09/13/94    Serving Software, Inc./         48,335     44,297      26.5%     30.9%       82.2        7.1         28.5
                         HBO & Co.

03/31/94    05/12/94    Software Toolworks Inc./       460,169    458,324      51.3%     61.6%      183.0       10.5        106.4
                         Pearson PLC

03/15/94    08/31/94    Aldus Corporation/             484,627    409,687      19.0%     32.5%       30.3        4.2         12.4
                         Adobe Systems Inc.

01/31/94    03/31/94    VMX, Inc./                     157,811    142,327      43.2%     32.5%       20.2        4.2         13.7
                         Octel Communications
                         Corporation

10/18/93    02/15/94    Artel Communications Corp./     39,181     38,656      19.2%     12.6%         NM       11.2           NM
                         Chipcom Corp.

10/12/93    11/30/93    MECA Software, Inc./            32,146     29,787      29.3%     26.2%         NM         NM           NM
                         H&R Block, Inc.

09/27/93    11/16/93    Bytex Corporation/              49,003     43,068      64.9%     94.3%         NM        1.6           NM
                         Network Systems Corporation

09/23/93    12/22/93    Telematics International/      301,637    280,909      29.4%    110.8%       41.9        6.4         22.8
                         ECI Telecom Ltd.

09/20/93    12/06/93    Digital Communications         204,085    204,085      33.9%     35.1%         NM        1.8         15.1
                         Associates/DCA Holdings

09/01/93    12/13/93    ChipSoft Inc./                 236,939    186,240      39.4%     31.2%       23.9        4.8         26.7
                         Intuit
                                                          Transaction Value as a Multiple of:
                                                     ------------------------------------------------
                                                                                Net Tangible
  Date       Date          Target/                     LTM     LTM     LTM       Book Value
Announced  Effective        Acquiror                 Revenues  EBIT   EBITDA      of Assets    Assets
- ---------  ---------   --------------------------    --------  ----   ------    ------------   ------
05/13/94    09/13/94    Serving Software, Inc./        3.2     43.3    22.4          3.8          3.4
                         HBO & Co.

03/31/94    05/12/94    Software Toolworks Inc./       3.5     90.1    66.2          5.4          5.0
                         Pearson PLC

03/15/94    08/31/94    Aldus Corporation/             1.8     19.3     9.7          2.5          2.1
                         Adobe Systems Inc.

01/31/94    03/31/94    VMX, Inc./                     1.5     16.4    11.5          2.9          2.6
                         Octel Communications
                         Corporation

10/18/93    02/15/94    Artel Communications Corp./    4.6       NM      NM          5.9          5.9
                         Chipcom Corp.

10/12/93    11/30/93    MECA Software, Inc./           1.2       NM      NM          4.7          4.6
                         H&R Block, Inc.

09/27/93    11/16/93    Bytex Corporation/             1.1       NM      NM          1.2          1.2
                         Network Systems Corporation

09/23/93    12/22/93    Telematics International/      3.8     29.3    19.4          4.9          4.3
                         ECI Telecom Ltd.

09/20/93    12/06/93    Digital Communications         0.8     83.1    12.5          1.3          1.0
                         Associates/DCA Holdings

09/01/93    12/13/93    ChipSoft Inc./                 2.7     20.4    14.7          2.6          2.5
                         Intuit

                                                                    Smith Barney
                                                                    ------------

                                                                Project Jupiter
                                                                   January 1995
- -------------------------------------------------------------------------------
TRANSACTION MULTIPLE ANALYSIS OF SELECTED TECHNOLOGY TRANSACTIONS
(Dollars in thousands)

                                                                                                    Purchase Price as a Multiple of:
                                                                             Premium Over Market(3) -------------------------------
                                                      Aggregate              ----------------------  LTM      Tangible     Gross
  Date       Date          Target/                    Purchase   Transaction  1 Month   2 Months     Net     Book Value     Cash
Announced  Effective        Acquiror                  Price(1)    Value(2)     Prior     Prior      Income  of Equity(4)   Flow(5)
- ---------  ---------   --------------------------    ----------- ----------- ---------  ----------- ------  ------------   --------
08/17/93  02/04/94     Spinnaker Software Corp./       26,308      33,620        36.2%     49.8%       NM        NM          NM
                        Wordstar International
                        (Part of 3 way transaction
                        with Softkey Software)

06/30/93  04/11/94     CMS / Data Corp./               26,643      25,079       460.0%    561.8%       NM       7.3          NM
                        Quartex Corp.

06/15/93   09/30/93    CYBERTEK Corporation/          $58,808     $44,897        40.5%     52.9%     21.3       2.4        16.0
                        Policy Management
                        Systems Corp.

 04/01/93  07/01/93    Systems Center Inc./           170,049     193,758        61.7%     72.4%       NM        NM        18.8
                        Sterling Software Inc.

02/18/93  08/31/93     SubMicron Systems, Inc./        38,248      40,985          NA        NA      33.1        NM        26.2
                        Trinity Capital
                        Enterprise Corp.

10/22/92  12/29/92     Archive Corporation/           163,985     101,178        -2.1%     16.7%     13.8       8.2         4.9
                        Conner Peripherals, Inc.

09/21/92  11/30/92     Avasem Corporation/             21,125      23,632          NA        NA      16.6      39.8          NM
                        Integrated Circuit Systems

09/11/92  12/22/92     LPL Technologies, Inc./        187,676     298,923          NA        NA       9.3        NM         7.7
                        Amphenol Corp.

 04/06/92  08/24/92    Wicat Systems/                  99,755      85,075        54.9%     65.2%       NM       4.5        23.6
                        Jostens

 04/02/92  08/03/92    Goal Systems International/    440,937     413,894        47.1%     70.7%     42.7       9.3        25.5
                        LEGENT Corporation



                                                          Transaction Value as a Multiple of:
                                                     ------------------------------------------------
                                                                                Net Tangible
  Date       Date          Target/                     LTM     LTM     LTM       Book Value
Announced  Effective        Acquiror                 Revenues  EBIT   EBITDA      of Assets    Assets
- ---------  ---------   --------------------------    --------  -----  ------    ------------   ------
08/17/93  02/04/94     Spinnaker Software Corp./        0.9       NM     23.6        2.0         1.0
                        Wordstar International
                        (Part of 3 way transaction
                        with Softkey Software)

06/30/93  04/11/94     CMS / Data Corp./                1.6        NM   164.3        2.6         1.7
                        Quartex Corp.

06/15/93   09/30/93    CYBERTEK Corporation/            1.5      13.9    10.6        1.0         1.0
                        Policy Management
                        Systems Corp.

 04/01/93  07/01/93    Systems Center Inc./             1.5      51.8    14.3        2.3         1.6
                        Sterling Software Inc.

02/18/93  08/31/93     SubMicron Systems, Inc./         1.6      18.5    16.2        5.3         5.2
                        Trinity Capital
                        Enterprise Corp.

10/22/92  12/29/92     Archive Corporation/             0.3       3.7     2.0        0.5         0.4
                        Conner Peripherals, Inc.

09/21/92  11/30/92     Avasem Corporation/              1.8        NM      NM        4.2         4.2
                        Integrated Circuit Systems

09/11/92  12/22/92     LPL Technologies, Inc./          2.7      10.3     9.0        2.2         1.4
                        Amphenol Corp.

 04/06/92  08/24/92    Wicat Systems/                   1.8        NM    21.1        2.3         2.1
                        Jostens

 04/02/92  08/03/92    Goal Systems International/      3.2      27.3    17.2        3.2         2.7
                        LEGENT Corporation

                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------
TRANSACTION MULTIPLE ANALYSIS OF SELECTED TECHNOLOGY TRANSACTIONS
(Dollars in thousands)

                                                                                                    Purchase Price as a Multiple of:
                                                                             Premium Over Market(3) --------------------------------
                                                      Aggregate              ----------------------  LTM      Tangible     Gross
  Date       Date          Target/                    Purchase   Transaction  1 Month   2 Months     Net     Book Value     Cash
Announced  Effective        Acquiror                  Price(1)    Value(2)     Prior     Prior      Income  of Equity(4)   Flow(5)
- ---------  ---------   --------------------------    ----------- ----------- ---------  ----------- ------  ------------   ---------
03/12/92   06/29/92    MIPS Computer Systems, Inc./   225,890      168,598     -25.2%     -18.9%       NM         2.0          NM
                        Silicon Graphics, Inc.

03/10/92   04/10/92    Acumos Inc./                    63,400       60,960        NA         NA      22.0         9.4        19.9
                        Cirrus Logic Inc.

12/02/91   02/28/92    Teradata Corp./                464,703      496,987      52.2%      44.0%     48.9         4.1        10.9
                        AT&T

10/29/91   12/20/91    Dastek, Inc./                   44,187       57,953        NA         NA        NM         3.6          NM
                        Komag, Incorporated

10/02/91   12/31/91    Valid Logic Systems            252,707      253,023      76.4%      86.2%     42.5        11.0        14.4
                        Incorporated/Cadence
                        Design Systems, Inc.

09/03/91   10/25/91    Crystal Semiconductor           60,492       59,867        NA         NA      29.8        12.3        18.2
                        Corporation/Cirrus
                        Logic, Inc.

08/16/91   09/27/91    On-Line Software                92,248      116,290      59.5%      63.6%     20.2         3.1         5.6
                        International/Computer
                        Associates

08/07/91   11/04/91    Avantek Inc./                  104,336      101,182      54.3%      58.1%       NM         1.2        26.0
                        Hewlett-Packard Co.

08/05/91   11/26/91    XL/Datacomp Inc./              162,110      403,254      66.3%      93.0%     53.9         1.7        20.0
                        Storage Technology
                        Corporation

07/10/91   10/11/91    Ashton Tate Corp./             518,863      433,654      54.1%     113.9%       NM         3.4        17.6
                        Borland International

06/27/91   06/27/91    Omnirel Corporation/            11,000       13,443        NA         NA        NM          NM        33.0
                        Zeus Components Inc.
                                                          Transaction Value as a Multiple of:
                                                     ------------------------------------------------
                                                                                Net Tangible
  Date       Date          Target/                     LTM     LTM     LTM       Book Value
Announced  Effective        Acquiror                 Revenues  EBIT   EBITDA      of Assets    Assets
- ---------  ---------   --------------------------    --------  ----   ------    ------------   ------
03/12/92   06/29/92    MIPS Computer Systems, Inc./     1.1      NM    16.8          1.1        1.1
                        Silicon Graphics, Inc.

03/10/92   04/10/92    Acumos Inc./                     1.9    14.3    12.4          4.7        4.7
                        Cirrus Logic Inc.

12/02/91   02/28/92    Teradata Corp./                  1.7    16.3     7.9          2.0        1.6
                        AT&T

10/29/91   12/20/91    Dastek, Inc./                    1.1      NM      NM          1.5        1.5
                        Komag, Incorporated

10/02/91   12/31/91    Valid Logic Systems              1.7      NM    25.3          3.0        2.4
                        Incorporated/Cadence
                        Design Systems, Inc.

09/03/91   10/25/91    Crystal Semiconductor            2.6    23.7    16.5          4.5        4.5
                        Corporation/Cirrus
                        Logic, Inc.

08/16/91   09/27/91    On-Line Software                 1.2    12.0     5.4          1.3        1.3
                        International/Computer
                        Associates

08/07/91   11/04/91    Avantek Inc./                    0.6      NM    15.9          0.9        0.9
                        Hewlett-Packard Co.

08/05/91   11/26/91    XL/Datacomp Inc./                1.0    14.9    13.3          0.9        0.9
                        Storage Technology
                        Corporation

07/10/91   10/11/91    Ashton Tate Corp./               1.7      NM    17.8          2.0        1.8
                        Borland International

06/27/91   06/27/91    Omnirel Corporation/             2.1    57.3    22.3          3.6        3.6
                        Zeus Components Inc.

                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                   January 1995
- --------------------------------------------------------------------------------
TRANSACTION MULTIPLE ANALYSIS OF SELECTED TECHNOLOGY TRANSACTIONS
(Dollars in thousands)

                                                                                   Premium          Purchase Price as a Multiple of:
                                                                                 Over Market(3)     --------------------------------
                                                        Aggregate              -------------------    LTM      Tangible     Gross
  Date       Date          Target/                      Purchase   Transaction  1 Month   2 Months    Net     Book Value     Cash
Announced  Effective        Acquiror                    Price(1)    Value(2)     Prior     Prior     Income  of Equity(4)  Flow(5)
- ---------  ---------  --------------------------      ----------- ----------- ---------  ---------   ------  ------------  --------
05/07/91   07/01/91    Vitalink Communications           158,918     58,141      33.3%       18.3%    17.7         1.5        13.0
                        Corporation/
                        Network Systems Corporation

02/19/91   12/31/91    Square D Company/               2,165,300  2,353,056      73.1%       69.2%      NM         4.2        28.7
                        Schneider SA (Parisienne
                        d'Enterprises et de
                        Participations)

12/18/90   03/19/91    Index Technology Corp./            54,423     45,483     116.7%       72.6%    59.2         2.7         7.7
                        Sage Software, Inc.

12/02/90   09/19/91    NCR Corporation/                7,892,961  7,843,961     128.9%       86.9%    22.7         4.1        11.6
                        American Telephone &
                        Telegraph Company

09/10/90   09/22/90    Ingres Corp./                     111,408    121,803      94.7%       45.1%      NM         2.0        10.1
                        ASK Computer Systems

07/02/90   08/22/90    General Instrument              1,863,000  1,330,110      54.4%       72.3%    19.0        20.2         8.9
                        Corporation/Forstmann
                        Little & Co.

06/28/90   09/07/90    Altos Computer Systems/            91,700     68,463      42.6%       23.4%      NM         0.9          NM
                        Acer Group

06/25/90   09/30/90    The Foxboro Company/              656,450    724,557     113.6%      120.6%      NM         3.5        29.1
                        Siebe Inc. (Siebe PLC)

04/25/90   09/18/90    Norton Company/                 1,840,200  1,728,700      14.2%       68.0%      NM         2.5        29.4
                        Cie de Saint-Gobain SA

04/16/90   05/21/90    Dataproducts Corporation/         158,044    136,999      77.8%       66.7%      NM         1.0        21.8
                        HND Corp. (Nissei
                        Sangyo-Hitachi)
                                                                    Transaction Value as a Multiple of:
                                                               ------------------------------------------------
                                                                                          Net Tangible
  Date       Date          Target/                               LTM     LTM     LTM       Book Value
Announced  Effective        Acquiror                           Revenues  EBIT   EBITDA      of Assets    Assets
- ---------  ---------   --------------------------              --------  ----   ------    ------------   ------
05/07/91   07/01/91    Vitalink Communications                    1.0      8.0    5.5           0.5        0.5
                        Corpororation/
                        Network Systems Corporation

02/19/91   12/31/91    Square D Company/                          1.4     54.9   21.9           1.8        1.8
                        Schneider SA (Parisienne
                        d'Enterprises et de
                        Participations)

12/18/90   03/19/91    Index Technology Corp./                    1.0     91.5    7.6           1.3        1.0
                        Sage Software, Inc.

12/02/90   09/19/91    NCR Corporation/                           1.2     12.9    8.3           1.8        1.8
                        American Telephone & Telegraph
                        Company

09/10/90   09/22/90    Ingres Corp./                              0.8       NM   14.9           0.9        0.8
                        ASK Computer Systems

07/02/90   08/22/90    General Instrument Corporation/            1.0      9.8    5.7           1.7        1.2
                        Forstmann Little & Co.

06/28/90   09/07/90    Altos Computer Systems/                    0.5       NM     NM           0.5        0.5
                        Acer Group

06/25/90   09/30/90    The Foxboro Company/                       1.3     65.2   21.9           1.6        1.6
                        Siebe Inc. (Siebe PLC)

04/25/90   09/18/90    Norton Company/                            1.1     31.6   16.1           1.3        1.2
                        Cie de Saint-Gobain SA

04/16/90   05/21/90    Dataproducts Corporation/                  0.4       NM   13.5           0.5        0.5
                        HND Corp. (Nissei
                        Sangyo-Hitachi)

                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------
TRANSACTION MULTIPLE ANALYSIS OF SELECTED TECHNOLOGY TRANSACTIONS
(Dollars in thousands)

                                                                                                    Purchase Price as a Multiple of:
                                                                             Premium Over Market(3) --------------------------------
                                                      Aggregate              ----------------------  LTM      Tangible     Gross
  Date       Date          Target/                    Purchase   Transaction  1 Month   2 Months     Net     Book Value     Cash
Announced  Effective        Acquiror                  Price(1)    Value(2)     Prior     Prior      Income  of Equity(4)   Flow(5)
- ---------  ---------   --------------------------    ----------- ----------- ---------  ----------- ------  ------------   --------
04/10/90   07/12/90    Automated Sytems, Inc./            23,242      22,313    171.4%       280.0%     NM           3.2       49.0
                        Cadence Design Systems, Inc.

12/20/89   04/27/90    Cipher Data Products, Inc./       115,587     115,925        NA        69.2%     NM           1.3       40.2
                        Archive Corporation

12/05/89   03/18/90    Mindscape Inc./                    21,460      27,143    206.3%       226.7%     NM           4.5         NM
                        Software Toolworks Inc.

11/09/89   03/26/90    Wyse Technology Inc./             142,399     235,540     23.1%        42.9%     NM           1.1         NM
                        Channel International
                        Corporation

10/02/89   12/15/89    Microbilt Corp./                  133,721     115,424     -6.2%        -2.7%   23.9           3.7       14.0
                        First Financial Management

09/28/89   01/18/90    AVX Corporation/                  563,059     514,037     61.0%        70.7%   19.7x          3.1        9.8
                        Kyocera Corporation

08/15/89   10/30/89    Materials Research Corp./          56,044      98,987     41.1%        34.0%   12.4           1.4        7.2
                        Sony USA Inc. (Sony Corp.)

08/08/89   01/31/90    GTECH Corporation/                163,018     274,156     14.7%        18.8%   20.4           2.8        5.8
                        GTEK Acquisition Co.

07/17/89   08/22/89    Micro Mask Inc./                   24,286      29,979     56.9%       100.0%   12.2           2.9        4.2
                        Hoya Corp. USA

06/23/89   01/30/90    Prime Computer Inc./            1,299,062   1,828,337        NA           NA   26.5           5.0        6.6
                        JH Whitney & Co.

06/19/89   08/08/89    Andover Controls Corporation/      42,850      44,151     14.2%        16.4%   12.9           2.8       11.8
                        BICC PLC
                                                               Transaction Value as a Multiple of:
                                                          ------------------------------------------------
                                                                                    Net Tangible
  Date       Date          Target/                          LTM     LTM     LTM       Book Value
Announced  Effective        Acquiror                      Revenues  EBIT   EBITDA      of Assets    Assets
- ---------  ---------   --------------------------         --------  ----   ------    ------------   ------
04/10/90   07/12/90    Automated Sytems, Inc./                 1.3    NM     54.3             2.1      2.1
                        Cadence Design Systems, Inc.

12/20/89   04/27/90    Cipher Data Products, Inc./             0.6    NM       NM             0.8      0.6
                        Archive Corporation

12/05/89   03/18/90    Mindscape Inc./                         0.8    NM       NM             1.6      1.6
                        Software Toolworks Inc.

11/09/89   03/26/90    Wyse Technology Inc./                   0.5    NM       NM             0.7      0.7
                        Channel International
                        Corporation

10/02/89   12/15/89    Microbilt Corp./                        3.5  13.4      9.2             2.8      2.7
                        First Financial Management

09/28/89   01/18/90    AVX Corporation/                        1.3   9.8      6.3             1.2      1.2
                        Kyocera Corporation

08/15/89   10/30/89    Materials Research Corp./               0.7  10.8      7.9             1.0      1.0
                        Sony USA Inc. (Sony Corp.)

08/08/89   01/31/90    GTECH Corporation/                      1.7  12.5      6.0             1.3      1.3
                        GTEK Acquisition Co.

07/17/89   08/22/89    Micro Mask Inc./                        0.7   9.7      4.3             1.7      1.7
                        Hoya Corp. USA

06/23/89   01/30/90    Prime Computer Inc./                    1.1  16.9      6.8             1.3      1.1
                        JH Whitney & Co.

06/19/89   08/08/89    Andover Controls Corporation/           1.8   9.8      8.3             2.0      2.0
                        BICC PLC

                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------

TRANSACTION MULTIPLE ANALYSIS OF SELECTED TECHNOLOGY TRANSACTIONS
(Dollars in thousands)
                                                                                                    Purchase Price as a Multiple of:
                                                                             Premium Over Market(3) -------------------------------
                                                      Aggregate              ----------------------  LTM      Tangible     Gross
  Date       Date          Target/                    Purchase   Transaction  1 Month   2 Months     Net     Book Value     Cash
Announced  Effective        Acquiror                  Price(1)    Value(2)     Prior     Prior      Income  of Equity(4)   Flow(5)
- ---------  ---------   --------------------------    ----------- ----------- ---------  ----------- ------  ------------   --------
06/12/89   10/31/89    Adams-Russell Inc./           85,159       110,972    103.3%     106.7%      61.4     1.3           7.5
                          M/A-COM Inc.

04/12/89   05/19/89    Apollo Computer Inc./        554,145       569,190     61.5%      69.4%        NM     2.5          18.9
                          Hewlett Packard

04/07/89   05/23/89    Silicon Systems, Inc./       209,690       223,318     72.0%      81.8%      18.3     3.4           8.2
                          TDK Corporation

03/23/89   06/20/89    Excelan, Inc./               160,100       151,721     30.1%      47.8%      33.7     4.0          19.8
                          Novell, Inc.

03/01/89   04/13/89    Irwin Magnetic Systems        71,961        76,466     62.5%      65.1%      49.2     2.7          23.7
                          Cipher Data Products

01/24/89   04/10/89    Radionics/                    84,840        75,156     63.3%      70.2%      22.7     3.0          16.8
                          Expamet

12/22/88   05/05/89    ISC Systems Corp./           174,249       165,972    104.2%      88.5%      37.8     2.0          13.1
                          Olivetti USA

12/09/88   03/28/89    Morino Associates Inc.       181,434       159,639      5.5%      20.4%      21.3     5.9          20.5
                          Duquesne Systems

12/05/88   02/10/89    Computer Consoles Inc.       227,644       218,053     55.2%      48.4%      22.1     5.6           9.6
                          STC PLC

12/01/88   02/24/89    Teknowledge, Inc./            30,788         2,221      8.3%       0.0%        NM     0.9            NM
                          American Cimflex Inc.

                                                          Transaction Value as a Multiple of:
                                                     ------------------------------------------------
                                                                                Net Tangible
  Date       Date          Target/                     LTM     LTM     LTM       Book Value
Announced  Effective        Acquiror                 Revenues  EBIT   EBITDA      of Assets    Assets
- ---------  ---------   --------------------------    --------  ----   ------    ------------   ------
06/12/89   10/31/89    Adams-Russell Inc./               0.8   17.1    6.7             0.9      0.9
                          M/A-COM Inc.

04/12/89   05/19/89    Apollo Computer Inc./             0.8  134.1   10.9             1.2      1.2
                          Hewlett Packard

04/07/89   05/23/89    Silicon Systems, Inc./            1.7   12.0    7.6             1.5      1.5
                          TDK Corporation

03/23/89   06/20/89    Excelan, Inc./                    2.1   23.8   15.6             2.7      2.7
                          Novell, Inc.

03/01/89   04/13/89    Irwin Magnetic Systems            1.3  101.8   33.8             2.1      2.1
                          Cipher Data Products

01/24/89   04/10/89    Radionics/                        1.9   13.3   10.4             2.2      2.2
                          Expamet

12/22/88   05/05/89    ISC Systems Corp./                1.0   20.2    9.6             1.2      1.2
                          Olivetti USA

12/09/88   03/28/89    Morino Associates Inc.            3.4   14.1   12.7             3.4      3.2
                          Duquesne Systems

12/05/88   02/10/89    Computer Consoles Inc.            1.3   10.7    6.4             1.4      1.4
                          STC PLC

12/01/88   02/24/89    Teknowledge, Inc./                0.2    NM     NM              NM       NM
                          American Cimflex Inc.

                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------

TRANSACTION MULTIPLE ANALYSIS OF SELECTED TECHNOLOGY TRANSACTIONS
(Dollars in thousands)
                                                                                                    Purchase Price as a Multiple of:
                                                                             Premium Over Market(3) -------------------------------
                                                      Aggregate              ----------------------  LTM      Tangible     Gross
  Date       Date          Target/                    Purchase   Transaction  1 Month   2 Months     Net     Book Value     Cash
Announced  Effective        Acquiror                  Price(1)    Value(2)     Prior     Prior      Income  of Equity(4)   Flow(5)
- ---------  ---------   --------------------------    ----------- ----------- ---------  ----------- ------  ------------   --------
 10/03/88  02/10/89   Computer Entry Systems/          43,259        52,525    83.8%      74.4%      11.9        1.7           5.3
                        BancTec, Inc.

 09/30/88  05/31/89   Cadnetix Corp./                 216,370       213,341    65.2%      58.3%      44.9        3.2          25.7
                        Daisy Systems Corp.

 09/20/88  02/06/89   System Integrators/             115,380        84,409    25.0%      31.1%      20.8        2.0          12.2
                        SI Acquisitions Corp.

 08/30/88  11/01/88   Gould Inc,/                   1,060,298     1,354,498    53.7%      40.9%      44.7        2.1          10.0
                        Nippon Mining
                        Co. Ltd.

 08/11/88  12/22/88   Convergent, Inc./               362,871       357,475   124.0%     111.3%        NM        2.0          10.5
                        Unisys Corp.

 08/09/88  09/28/88   Micom Systems, Inc./            315,146       296,629     6.7%       0.8%      26.1        1.8          14.8
                        MS1 Acquisition Corp.

 08/08/88  11/21/89   C3, Inc./                       141,718       103,846    25.8%      31.8%      21.9        1.5          12.1
                        Knoll Capital
                        Management

 08/01/88  09/27/88   Concurrent Computer Corp./      236,308       195,743    12.7%      14.3%      16.4        1.3           8.4
                        Massachusetts
                        Computer Corp.

06/27/88  03/01/89    Veeco Instruments Inc./         330,455       298,007    85.9%      78.1%        NM        3.5          31.8
                        Unitech PLC

06/07/88  11/08/88    HHB Systems Inc./                51,450        46,374    19.4%      10.4%        NM        2.7          24.6
                        Cadnetix Corporation

03/24/88  06/17/88    Scantron Corp./                  78,048        83,285    72.2%      68.1%      19.6        3.1          13.7
                        John H. Harland Co.


                                                          Transaction Value as a Multiple of:
                                                     ------------------------------------------------
                                                                                Net Tangible
  Date       Date          Target/                     LTM     LTM     LTM       Book Value
Announced  Effective        Acquiror                 Revenues  EBIT   EBITDA      of Assets    Assets
- ---------  ---------   --------------------------    --------  ----   ------    ------------   ------

 10/03/88  02/10/89   Computer Entry Systems/            0.6    7.1      4.3       1.1          1.1
                        BancTec, Inc.

 09/30/88  05/31/89   Cadnetix Corp./                    2.5   34.9     22.0       1.8          1.8
                        Daisy Systems Corp.

 09/20/88  02/06/89   System Integrators/                1.3   15.1      9.4       1.1          1.1
                        SI Acquisitions Corp.

 08/30/88  11/01/88   Gould Inc,/                        1.4   37.7     13.5       1.2          1.1
                        Nippon Mining
                        Co. Ltd.

 08/11/88  12/22/88   Convergent, Inc./                  0.9     NM     13.8       1.3          1.2
                        Unisys Corp.

 08/09/88  09/28/88   Micom Systems, Inc./               1.3   21.3     12.8       1.3          1.3
                        MS1 Acquisition Corp.

 08/08/88  11/21/89   C3, Inc./                          1.3   14.7      9.3       0.9          0.9
                        Knoll Capital
                        Management

 08/01/88  09/27/88   Concurrent Computer Corp./         0.7   11.8      6.5       0.7          0.7
                        Massachusetts
                        Computer Corp.

06/27/88  03/01/89    Veeco Instruments Inc./            1.1   10.1      8.2       1.5          1.4
                        Unitech PLC

06/07/88  11/08/88    HHB Systems Inc./                  2.4   42.7     19.3       1.7          1.6
                        Cadnetix Corporation

03/24/88  06/17/88    Scantron Corp./                    2.6   16.2     11.5       1.9          1.9
                        John H. Harland Co.

                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------
TRANSACTION MULTIPLE ANALYSIS OF SELECTED TECHNOLOGY TRANSACTIONS
(Dollars in thousands)


                                                                                                    Purchase Price as a Multiple of:
                                                                             Premium Over Market(3) -------------------------------
                                                      Aggregate              ----------------------  LTM      Tangible     Gross
  Date       Date          Target/                    Purchase   Transaction  1 Month   2 Months     Net     Book Value     Cash
Announced  Effective        Acquiror                  Price(1)    Value(2)     Prior     Prior      Income  of Equity(4)   Flow(5)
- ---------  ---------   --------------------------    ----------- ----------- ---------  ----------- ------  ------------   --------
02/15/88   06/16/88    Ungermann Bass, Inc./            282,367      263,821     72.4%        75.4%   42.7          4.0       15.5
                          Tandem Computers


                                                          Transaction Value as a Multiple of:
                                                     ------------------------------------------------
                                                                                Net Tangible
  Date       Date          Target/                     LTM     LTM     LTM       Book Value
Announced  Effective        Acquiror                 Revenues  EBIT   EBITDA      of Assets    Assets
- ---------  ---------   --------------------------    --------  ----   ------    ------------   ------
 02/15/88   06/16/88   Ungermann Bass, Inc./             1.8   21.4     11.0            1.7     1.6
                          Tandem Computers

                        High          460.0%      561.8%
                        Low           -31.9%      -18.9%

                        Mean           57.6%       65.0%
                        Median         53.7%       61.6%


Notes:
NM - Not meaningful.
(1) Aggregate purchase price equals total shares outstanding multiplied by purchase price per share less the exercise price of the options plus the value of the remaining preferred stock. If the consideration includes stock, the stock is valued using the closing price on the day before the announcement date.
(2) Transaction value equals aggregate purchase price plus short-term and long-term debt less excess cash.
(3) Premium to the market price of stock one month and two months prior to the announcement of the deal.
(4) Common and preferred shareholders' equity less intangibles.
(5) Defined as net income plus depreciation and amortization plus deferred taxes.


                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------

DISCOUNTED CASH FLOW ANALYSIS:
(Dollars in thousands, except per share data)

FREE CASH FLOW CALCULATION                                                         Fiscal Years Ending September 30,
- --------------------------                                                 ---------------------------------------------------
                                                                            1995E     1996E       1997E       1998       1999
                                                                           -------    -------    -------    -------    -------
Net income                                                                 $ 9,966    $15,349    $26,687    $29,786    $32,058

Plus:  Depreciation & amortization                                          17,248     17,511     19,687     22,403     24,358
Less:  Capital expenditures & capitalized software development costs        21,560     21,889     24,609     28,004     30,447
Less:  Increase (decrease) in net working capital                            1,347      9,622     18,715     20,873     13,835
                                                                           -------    -------    -------    -------    -------
Free cash flow                                                             $ 4,307    $ 1,349    $ 3,050    $ 3,312    $12,133
                                                                           =======    =======    =======    =======    =======

PRESENT VALUE OF FREE CASH FLOW      PRESENT VALUE OF TERMINAL VALUE
- -------------------------------      -------------------------------
                 Present Value of    1999 Net income             $ 32,058     $ 32,058     $ 32,058     $ 32,058     $ 32,058
Discount Rate     Free Cash Flow     Terminal value multiple         15.0 x       16.0 x       17.0 x       18.0 x       19.0 x
- -------------    ----------------                                --------     --------     --------     --------     --------
                                     1999 Terminal value         $480,865     $512,923     $544,981     $577,038     $609,096
    15.0%                 $13,760
    17.5%                  12,761
    20.0%                  11,867                                                     Terminal Value Multiple
    22.5%                  11,064                   Discount     ------------------------------------------------------------
                                                      Rate           15.0 x       16.0 x       17.0 x       18.0 x       19.0 x
                                                    --------     --------     --------     --------     --------     --------
                                                       15.0%     $239,075     $255,013     $270,952     $286,890     $302,828
                                                       17.5%      214,701      229,014      243,328      257,641      271,955
                                                       20.0%      193,249      206,132      219,015      231,899      244,782
                                                       22.5%      174,318      185,940      197,561      209,182      220,803

                                     IMPLIED VALUE OF EQUITY  (2)
                                     ----------------------------
                                                                                      Terminal Value Multiple
                                                    Discount     ------------------------------------------------------------
                                                      Rate           15.0 x       16.0 x       17.0 x       18.0 x       19.0 x
                                                    --------     --------     --------     --------     --------     --------
                                                       15.0%     $252,835     $268,774     $284,712     $300,650     $316,589
                                                       17.5%      227,462      241,775      256,089      270,402      284,716
                                                       20.0%      205,116      217,999      230,882      243,766      256,649
                                                       22.5%      185,382      197,004      208,625      220,246      231,867

                                     IMPLIED EQUITY VALUE PER SHARE  (3)
                                     -----------------------------------

                                                                                      Terminal Value Multiple
                                                    Discount     ------------------------------------------------------------
                                                      Rate           15.0 x       16.0 x       17.0 x       18.0 x       19.0 x
                                                    --------     --------     --------     --------     --------     --------
                                                       15.0%     $  15.80     $  16.80     $  17.79     $  18.79     $  19.79
                                                       17.5%        14.22        15.11        16.01        16.90        17.79
                                                       20.0%        12.82        13.62        14.43        15.24        16.04
                                                       22.5%        11.59        12.31        13.04        13.77        14.49

(1)  Assumes value on December 31, 1994.
(2)  Present value of free cash flow plus present value of terminal value.
(3)  Based on 16,000,000 fully diluted shares outstanding.

                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------

PREMIUM ANALYSIS
(Dollars in thousands, except per share amounts)
PRICE PER SUNSHINE
 SHARE..............              $14.50    $15.00    $15.50    $16.00    $16.50    $17.00    $17.50    $18.00    $18.50
Fully-Diluted Sun-
 shine Shares (1)...    15,584    16,086    16,139    16,202    16,262    16,319    16,381    16,444    16,503    16,564
Equity Transaction
 Value..............            $233,248  $242,083  $251,132  $260,193  $269,266  $278,476  $287,765  $297,055  $306,438
Plus: Total Debt....             $ 2,553    $2,553    $2,553    $2,553    $2,553    $2,553    $2,553    $2,553    $2,553
Less: Cash & Short-
 Term Investments...            ($54,081) ($54,081) ($54,081) ($54,081) ($54,081) ($54,081) ($54,081) ($54,081) ($54,081)
AGGREGATE TRANSAC-
 TION VALUE.........            $181,720  $190,555  $199,604  $208,665  $217,738  $226,948  $236,237  $245,527  $254,910

PRICE PER SHARE
 PREMIUM TO:
  January 6, 1995
   Close............     $12.25    18.4%     22.4%     26.5%     30.6%     34.7%     38.8%     42.9%     46.9%     51.0%
  30 Trading Days
   Prior............      $9.75    48.7%     53.8%     59.0%     64.1%     69.2%     74.4%     79.5%     84.6%     89.7%
  30 Trading Day Av-
   erage............     $11.72    23.7%     28.0%     32.3%     36.5%     40.8%     45.1%     49.3%     53.6%     57.8%
  LTM High..........     $16.25   -10.8%     -7.7%     -4.6%     -1.5%      1.5%      4.6%      7.7%     10.8%     13.8%
  LTM Low...........      $5.50   163.6%    172.7%    181.8%    190.9%    200.0%    209.1%    218.2%    227.3%    236.4%
  One-year Average..      $9.83    47.5%     52.6%     57.7%     62.8%     67.9%     72.9%     78.0%     83.1%     88.2%

PRICE PER SHARE AS
 MULTIPLE OF:
  CY 1995 IBES EPS..      $0.60     24.1x     24.9x     25.7x     26.6X     27.4x     28.2x     29.0x     29.9x     30.7x
  FY 1995 IBES EPS..      $0.49     29.6      30.6      31.6      32.7      33.7      34.7      35.7      36.7      37.8
  FY 1995 Management
   EPS..............      $0.61     23.8      24.6      25.4      26.2      27.0      27.9      28.7      29.5      30.3
  FY 1996 IBES EPS..      $0.94     15.4      16.0      16.5      17.0      17.6      18.1      18.6      19.1      19.7

AGGREGATE TRANSAC-
 TION VALUE AS MUL-
 TIPLE OF:
  LTM Revenues......   $220,616     0.82x     0.86x     0.90x     0.95X     0.99x     1.03x     1.07x     1.11x     1.16x

(1) Treasury stock method used. Calculation based on 15,583,965 primary shares and options data as of January 3, 1995.

                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------

                           PYRAMID TECHNOLOGY CORP.


                         STOCK PRICE AND VOLUME GRAPH

     Graph depicts weekly prices and trading volume of Pyramid Technology Corp Common Stock for period January 20, 1992 to January 18, 1995, with a high, low and ending price over such period of between $20 and $24, $4 and $8 and $12 and $16, respectively, and a high, low and ending volume over such period of between
4.5 and 6.0 million, 0.0 and 1.5 million and 1.5 and 3.0 million, respectively.

                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------

                            PYRAMID TECHNOLOGY CORP.


          GRAPH OF PERCENT OF TOTAL VOLUME TRADED AT SPECIFIED PRICES
                     JANUARY 20, 1992 TO JANUARY 18, 1995

     Bar graph depicts the percent of total volume of Pyramid Technology Corp. stock traded in specified price ranges of 5 to 7, 7 to 9, 9 to 11, 11 to 13, 13 to 15, 15 to 17, 17 to 19, 19 to 21 and 21 to 23 for the period from January 20, 1992 to January 18, 1995; such percentages for those price ranges were 2.51, 13.48, 10.83, 7.97, 24.47, 21.24, 7.63, 8.13 and 3.74, respectively. The graph shows 159,254,900 Cumulative Shares, 1023% of the 15,567,000 shares outstanding as reported on 1/18/95.

                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------

                            PYRAMID TECHNOLOGY CORP.


                         STOCK PRICE AND VOLUME GRAPH

     Graph depicts daily prices and volume of Pyramid Technology Corp Common Stock from January 19, 1994 to January 18, 1995, with a high, low and ending price over such period of between $15.00 and $17.50, $5.00 and $7.50 and $12.50 and $17.50, respectively, and a high, low and ending volume over such period of between 2.4 and 3.2 million, 0.0 and 1.5 million and 0.8 and 1.6 million, respectively.


                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------

                            PYRAMID TECHNOLOGY CORP.


          GRAPH OF PERCENT OF TOTAL VOLUME TRADED AT SPECIFIED PRICES
                     JANUARY 19, 1994 TO JANUARY 18, 1995

    Bar Graph depicts the percentage of total volume of Pyramid Technology Corp. Common Stock traded at specified prices of 5 to 6, 6 to 7, 7 to 8, 8 to 9, 9 to 10, 10 to 11, 11 to 12, 12 to 13, 13 to 14, 14 to 15 and 15 to 16 for the period
January 19, 1994 to January 18, 1995; such percentages for these price ranges were 2.46, 5.10, 15.33, 17.13, 5.69, 11.72, 4.67, 4.31, 6.19, 19.69 and 7.69,
respectively. Graph shows 47,307,500 Cumulative Shares, 304% of the 15,567,000 Shares outstanding as reported on 1/18/95.

                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------

   GRAPH OF PYRAMID VS. INDEX OF COMPARABLE COMPANIES VS. INDEX OF SELECTED
            COMPANIES WEEKLY: JANUARY 20, 1992 TO JANUARY 18, 1995

Graph depicts the weekly stock prices as a percentage of the price on the initial date of January 20, 1992 of Pyramid Technology Corp, an index of comparable companies, and an index of selected companies for the period
January 20, 1992 to January 18, 1995.
Index of Comparable Companies is a composite of: AMH, ASPX, CNX, DGN, DEC, HWP, NETF, PLLN, SQNT, SGI, SRA, SUNW, TDM, TRCD
Index of Selected Companies is a composite of:  ASPX, NETF, SQNT, SRA, TRCD


                                                                    Smith Barney
                                                                    ------------

                                                                 Project Jupiter
                                                                    January 1995
- --------------------------------------------------------------------------------

   GRAPH OF PYRAMID VS. INDEX OF COMPARABLE COMPANIES VS. INDEX OF SELECTED
             COMPANIES DAILY: JANUARY 19, 1994 TO JANUARY 18, 1995

Graph depicts the daily stock prices as a percentage of the price on the initial date of January 19, 1994 of Pyramid Technology Corp, an index of comparable companies, and an index of selected companies for the period
January 19, 1994 to January 18, 1995.
Index of Comparable Companies is a composite of: AMH, ASPX, CNX, DGN, DEC, HWP, NETF, PLLN, SQNT, SGI, SRA, SUNW, TDM, TRCD
Index of Selected Companies is a composite of:  ASPX, NETF, SQNT, SRA, TRCD

                                                                    Smith Barney
                                                                    ------------

                                                                EXHIBIT 99(b)(3)

                                  CONFIDENTIAL

                             MATERIAL PRESENTED TO
                                CERTAIN OFFICERS

                                       OF

                     SIEMENS NIXDORF INFORMATIONSSYSTEME AG

                            ________________________

                                AT A MEETING ON
                                January 3, 1995
                            ________________________


     The following pages contain material that was provided to certain officers of Siemens Nixdorf Informationssysteme AG ("SNI AG") in the context of a meeting held to evaluate the proposed acquisition to be made by SNI AG and Siemens Nixdorf Mid-Range Acquisition Corp. ("Purchaser") described in the Offer to Purchase which is part of this Schedule 13E-3. The accompanying material was compiled or prepared on a confidential basis solely for use by SNI AG and Purchaser and not with a view toward public disclosure under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Federal Securities Laws"). The information contained in this material was obtained from SNI AG and other sources. Any estimates and projections contained herein were prepared separately by the management of either SNI AG or Pyramid Technology Corporation (the "Company") and involve numerous and significant subjective determinations, which may or may not be correct. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. Because this material was prepared for use in the context of an oral presentation to certain officers of SNI AG, it was not prepared to comply with the disclosure standards set forth under the Federal Securities Laws and because it may be used by readers not as familiar with the business and affairs of the Company as such officers of SNI AG, neither SNI AG, Purchaser nor Goldman, Sachs & Co., nor any of their respective legal or financial advisors or accountants, takes any responsibility for the accuracy or completeness of any of the material when used by persons other than SNI AG. Neither SNI AG nor Goldman, Sachs & Co. expects to update or otherwise revise the accompanying materials.




























































Discussion Materials




Project Highnoon







Prepared by
Goldman, Sachs & Co.
January 3, 1995

Table of Exhibits


    Summary Observations                                              1

    Summary Financial Information                                     2

    Summary of Selected Research Reports                              3

    Valuation Summary of Selected Companies                           4

    Historical Trading Performance                                    5

    Future Value Analysis                                             6

    Selected Computer Hardware Industry Acquisitions                  7

    Summary of Selected Valuations                                    8

    Appendices

        Other Financial Information                                   A

        Ownership Analysis for Highnoon                               B

        List of Other Potential Buyers                                C

        Merger Plans                                                  D

        Analysis at Various Prices                                    E

Summary Observations



                             Long Term Investor Issues


Product/Market       .  Market size and growth opportunity
                     .  Breadth of competition


Financial            .  Sustainability of Highnoon's revenue momentum
                     .  Inherent profitability of Highnoon's business model
                     .  Inability of most players to sustain profitability
                        year after year
                     .  Continued restructuring efforts




                             Short Term Investor Issues


.  Actual earnings relative to analysts' estimates
.  Analysts' recommendations
.  New product successes and future pipeline
.  Costs of rebuilding direct sales capability
.  Quality of earnings
.  Stock price momentum
.  Technology sector stock price momentum

Summary Financial Information - Historical

Dollars in Millions

                                                        For the Years Ended September 30                         CAGR
                                   ------------------------------------------------------------------------    --------
                                    1989         1990         1991        1992(a)       1993         1994      '89-'94
                                   -------     --------     --------     --------     --------     --------    --------
Income Statement
  Product revenue                  $  86.5     $  148.3     $  178.6     $  138.9     $  174.4     $  152.6        12.0 %
  Service revenue                     17.4         31.5         49.4         53.3         59.3         65.9        30.6
                                   -------     --------     --------     --------     --------     --------    --------
    Total revenue                    103.9        179.7        227.9        192.2        233.7        218.5        16.0
  Gross profit                        57.6         96.4        106.6         68.7        101.6         79.9         6.8
  EBITDA                              16.4         37.9         35.8          6.7         39.3          9.2       (11.0)
  EBIT                                10.0         22.1         16.5        (24.4)         9.3        (19.3)        N.M.
  Net income                           8.4         16.8         12.0        (32.5)         8.6        (22.4)        N.M.
  EPS                              $  0.96     $   1.61     $   1.02     $  (2.72)    $   0.67     $  (1.66)        N.M.
  Average shares outstanding         8,707       10,436       11,864       11,962       12,890       13,467         9.1
Other
  Cash                               $18.2        $16.7        $31.6        $26.5        $31.4        $21.6         3.5 %
  Net working capital                 27.9         78.1         58.0         23.7         45.4         60.4        16.7
  Long term debt                       0.3          0.7          2.8          1.9          0.5          1.6        44.3
  Equity                              69.5        154.3        174.8        117.7        137.6        136.0        14.4
  Capital expenditure                 10.9         25.8         26.1         16.8         13.7         12.0         1.9
Growth
  Product revenue                                  71.4 %       20.4 %      (22.2)%       25.5 %      (12.5)%
  Service revenue                                  81.3         57.0          7.9         11.3         11.1
    Total revenue                                  73.0         26.8        (15.7)        21.6         (6.5)
  EPS                                              67.7        (36.6)         N.M.         N.M.         N.M.
Margin
  Product gross                       62.1 %       60.7 %       54.0 %       43.3 %       50.2 %       42.5 %
  Service gross                       22.4         20.3         20.4         16.0         23.7         22.8
  Total gross                         55.5         53.7         46.8         35.7         43.5         36.6
  R&D                                 14.0         11.3         10.7         14.8         11.9         11.7
  SG&A                                31.8         30.1         28.9         33.7         27.6         33.7
  EBIT                                 9.6         12.3          7.2        (12.7)         4.0         (8.8)
  Net income                           8.1          9.4          5.3        (16.9)         3.7        (10.3)

(a) Excludes a $41.2 million restructuring charge, tax effected at 34%.

Historical Quarterly Performance

Highnoon

             Quarterly Revenue Growth
          --------------------------------
                             % Growth Over       Actual           Actual
           % Growth Over      Same Period        Gross             Net
          Previous Quarter   Previous Year       Margin           Margin
          ----------------   -------------       ------           ------
 FY1994
  Q4            8.0%             (4.0)%           40.5%            (2.0)%
  Q3           15.6             (10.3)            35.0            (11.0)
  Q2          (22.4)            (19.8)            27.1            (34.3)
  Q1           (0.9)              8.9             41.6              1.1
 FY1993
  Q4            0.9              18.6             44.4              5.6
  Q3            3.4              23.5             45.3              5.6
  Q2            5.3              34.5             42.8              2.5
  Q1            7.9              11.5             41.2              0.8
 FY1992
  Q4(a)         5.1             (13.7)            32.0            (28.4)
  Q3           12.6             (11.4)            35.6             (8.2)
  Q2          (12.7)            (25.9)            35.1            (16.8)
  Q1(b)       (16.4)            (11.3)            40.3            (12.5)
 FY1991
  Q4            7.8               6.2             44.3              3.7
  Q3           (5.7)             12.7             44.6              0.8
  Q2            4.4              44.3             48.1              8.3
  Q1            0.1              59.2             50.1              8.3

(a) Excludes a $23.4 million restructuring charge, tax effected at 34%
(b) Excludes a $17.8 million restructuring charge and a legal settlement charge of $0.9 million, tax effected at 34%

While SNI has reduced Highnoon's management projections, SNI believes significant synergies are attainable.


IBES median EPS estimates of $0.50 and $1.02 for FY1995 and 1996, respectively, are the highest of any projections without synergies.


Comparison of Projections


                               For the Years Ended September 30,
                             ---------------------------------------
                             FY 1995E         FY 1996E      FY 1997E
                             --------         --------      --------
Sales
 24% Ownership (a)             $267             $386          $538
 Highnoon Plan (b)              271              337           424
 Revised Plan (c)               248              286           333
 With Cost Savings (d)          299              475           730

Earnings per Share
 24% Ownership (e)            $0.30            $1.02         $1.43
 Highnoon Plan (e)             0.35             0.80          1.29
 Revised Plan (e)             (0.18)            0.26          0.72
 With Cost Savings (e)        (1.84)            3.82          5.99
 IBES Median (12/22/94)        0.50             1.02          1.19(f)


(a)  Management projections for Highnoon if SNI were to exercise warrant.
(b)  Base plan as provided by Highnoon to SNI in August 1994.
(c)  Highnoon plan adjusted by SNI management.  Last revised December
     1994.
(d) Implied realistic case for SNI. Includes SNI estimated synergies and costs to achieve those synergies. Represents the difference between SNI MR-Business Plan to Integrated Plan (SNI MR-Business pro forma for acquisition of Highnoon).
(e) Assumes 16.275 million, 19.1 million, and 20.7 million shares outstanding for fiscal years 1995-1997, respectively.
(f)  IBES 5-year CAGR of 16.5% applied to FY 1996 estimate.

Overview of Synergies (a)

Dollars in Millions

                                                                             Sales                          Pre-Tax Profit
                                                                 -----------------------------       -----------------------------
                  Description                                    94/95       95/96       96/97       94/95       95/96       96/97
- ----------------------------------------------------------       -----       -----       -----       -----       -----       -----
Increased sales in Europe due to greater US presence (SNI)       $ 20        $ 50        $140        $  5        $ 15        $ 35
Increase in sales due to greater market share (Highnoon)           25          50          75           5          10          15
Increase in high-end capability (Highnoon)                         10          50          80           0          15          30
Increase in low-end capability (direct) (SNI)                      10          30          55           0           3           5
Increase in low-end capability (indirect) (SNI)                    15          30          60           3           8          15
Indirect OEMs (Highnoon)                                          (15)        (20)        (20)         (3)         (5)         (5)
Cost to expand in US saved (SNI)                                                                       13           9           0
Consolidate into Germany (Highnoon)                                                                     6           9          15
R&D redundancy                                                                                          0           7          20
Write-off of activated software (non-cash) (Highnoon)                                                 (18)         --          --
Restructuring (roughly 2/3 cash)                                                                      (20)         (3)         (9)
Miscellaneous                                                                                          (1)         (3)         (1)
                                                                 ----        ----        ----        ----        ----        ----
  Total                                                          $ 65        $190        $390        $(10)       $ 65        $120(b)


(a)  Estimated by management of SNI.

(b)  SNI management estimates an additional $120 in 97/98.

Financing History - Highnoon


Highnoon has had limited access to public financings, and none since
1990.


Over the past three years, Highnoon has had negative operating cash flow.


Offer                  Total              Where Issue  Type of
Date          Amount  Shares  Offer Price   Trades     Security  Syndicated
- -------       ------  ------  ----------- ----------   --------  ----------
12/4/85 (a)    $25.1  1.5 mil    $16.75      OTC        Common      Yes

3/14/90         57.0  2.0         28.50     NASDQ       Common      No


                                            FY1992      FY1993     FY1994
- ------------------------------------------  ------      ------     ------
Nonrecurring Operating System and
 Manufacturing License Fees                  $4.9        $9.6       $5.0
                                            ======      ======     ======

Net Income                                 ($32.5)(b)    $8.6      ($22.4)

Plus:   Depreciation and Amortization        18.8        30.0        28.5

Less:   Net Working Capital Changes         (25.8)       22.2        (9.6)

        Capital Expenditures                 16.8        13.7        12.0

        Capitalized Software                  6.1         7.3         6.8

        After-tax License Fees(c)             2.3         4.4         2.3
                                            ------      ------      ------
Operating Cash Flow                        ($13.1)      ($9.1)      ($5.4)
                                            ======      ======      ======

(a) Initial public offering.

(b) Restructuring charge of $41.2 million tax effected at 34%.

(c) 34% tax rate assumed.

Summary of Selected Research Reports


The consensus of research analysts seems to be "hold."

Recent financial disappointments as well as large overhead expenses detract from Highnoon's position in the high-performance server category.

Analyst/ Bank               Date                   Comments

John B. Jones/        November 22, 1994     .  Hold; FY 95 $0.45 estimates
Salomon Brothers
                                            .  Four quarter results as expected.  Gross margins to rebound and trend towards 42-43%

                                            .  45 shipments of the Nile 100 and 150 midrange systems since introduction in mid-May.

                                            .  Average price of Nile 100 is $250,000-$300,000 and Nile 150 $150,000.

- ------------------------------------------------------------------------------------------------------------------------
Shao F. Wang/         October 31, 1994      .  Buy, high risk(1H); target price: $16; FY95 $0.49; FY 96 $.94 estimates
Smith Barney
                                            .  New products utilizing a new architecture to be announced and a sales force that has been revamped

                                            .  Lowered losses and continued sequential improvements pending

                                            .  Looking to new head of marketing to justify symmetric multiprocessing and MPP products.

                                            .  Expanding market for high-end systems remains key.  Development of new applications such as electronic messaging necessary.

                                            .  Current Nile product and pending introduction of MPP-based MESHine could prove to be a conflict

- ------------------------------------------------------------------------------------------------------------------------
Jay P. Stevens/       October 31, 1994      .  Neutral; FY95 $0.50 estimates
Dean Witter
                                            .  Fairly valued at current price ($9 7/8), which was 16.5 CY95 P/E

                                            .  Excellent products and technology but poor recent financial performance

                                            .  Expect to benefit from move to MPP architecture

                                            .  Product lines require extensive review and analysis, resulting in extended selling cycles

                                            .  Salesforce realignment required

                                            .  Competitors include Hewlett-Packard, Sequent Computer, Data General and Digital Equipment

- ------------------------------------------------------------------------------------------------------------------------

                                                         Continued on next page

Summary of Selected Research Reports

Continued

Analyst/ Bank               Date                   Comments

Thomas T. Rooney/     March 22, 1994        .  Neutral; FY95 $1-$1.05 estimate.
Donaldson, Lufkin
& Jenrette                                  .  Target value at 15x P/E, or $15-16 per share

                                            .  Earlier optimism for rightsizing/re-hosting opportunity dimmed due to
                                               IBM's expected announcement of new lower-cost CMOS mainframes.

                                            .  Replacing a mainframe with a Unix-based multiprocessing server threatened by Compaq moving up from low end.

                                            .  Reduced growth prospects from 25-30% to 15-20%

                                            .  Only way to cut costs is to increase indirect distribution; recent
                                               OEM deal with ICL

- ------------------------------------------------------------------------------------------------------------------------
Joseph Payne/         January 31, 1994      .  Long-term buy, high risk; FY95 $1.40 estimate
Kemper Securities,
Inc.                                        .  Best positioned company in the high-performance server category

                                            .  Has focused on large systems for use in specific vertical markets and has developed partnerships and alliances to support its strategy

- ------------------------------------------------------------------------------------------------------------------------

VALUATION SUMMARY OF SELECTED COMPANIES
(Dollars in Millions)

                                                                                             Latest Quarter Data
                                        As %       Capitalization    Growth   -------------------------------------------------
                            Latest      of 52   -------------------  LQ Rev/  Annualized   Enterprise   Annualized   Enterprise
Company                     Close(a)   Wk High  Equity   Enterprise  Yr. Ago   Revenue      Multiple     EBITDA(b)    Multiple
- -------------------------   --------   -------  ------   ----------  -------  ----------   ----------   ----------   ----------
      Highnoon               $13.00        79%  $  203    $   184        (4)%  $   233       0.79x         $  18       10.0x

RISC
Auspex Systems              $  6.75        68      155        142        17        95        1.49             17        8.4
Concurrent Computer            1.44        58       43         61       (16)      166        0.37             25        2.4
Data General                  10.00        83      366        383         5     1,170        0.33             59        6.5
Encore Computer                3.13        49      106        160       (23)       66        2.41            (29)       N.M.

      Median                               63%  $  130     $  151        (5)%  $  131        0.93x         $  21        6.5x
OLTP
Sequent Computer Systems     $19.75        96      615        653        33       485        1.35             87        7.5
Stratus Computer              38.00        95      921        690        15       583        1.18            135        5.1
Tandem Computers              17.13        90    1,963      1,981         9     2,418        0.82            455        4.4

      Median                               95%  $  921     $  690        15%   $  583        1.18x          $135        5.1x

Superserver
Netframe Systems            $  7.63        44      102         85        44        98        0.86             14        6.2
Parallan Computer              4.00        28       30         22       (98)        0         N.M.            (5)       N.M.
Tricord Systems                5.25        20       68         54       (12)       77        0.71              4       13.9

      Median                               28%  $   68     $   54       (12)%  $   77        0.79x        $    4       10.0x

Technical
Convex Computer             $  7.88        89      207        248       (15)      146        1.70            190        1.3
Cray Research                 15.63        46      401        493         9       879        0.56            211        2.3
Silicon Graphics              31.16        94    4,416      4,394        42     1,710        2.57            322       13.6
Sun Microsystems              35.50        94    3,367      3,146        33     5,094        0.62            481        6.5

     Median                                91%  $1,884     $1,820        21%   $1,294        1.16x          $267        4.4x
- -------------------------------------------------------------------------------------------------------------------------------
     High                                  96%  $4,416     $4,394        44%   $5,094        2.57x          $481       13.9x
     Low                                   20       30         22       (98)        0        0.33            (29)       1.3
     Mean                                  68      911        894         3       928        1.15            140        6.5
     Median                                75      287        315         9       326        0.86             73        6.4
- -------------------------------------------------------------------------------------------------------------------------------
                               Latest Quarter Data
                             -----------------------
                             Annualized   Enterprise
    Company                    EBIT        Multiple
- -------------------------    ----------   ----------
      Highnoon                $   (4)        (42.2)x

RISC
Auspex Systems                     9          15.9
Concurrent Computer               13           4.9
Data General                     (45)         N.M.
Encore Computer                  (40)         N.M.

      Median                  $  (15)         10.4x

Sequent Computer Systems          43          15.3
Stratus Computer                  84           8.2
Tandem Computers                 296           6.7

      Median                  $   84           8.2x

Superserver
Netframe Systems                  10           8.8
Parallan Computer                 (5)         N.M.
Tricord Systems                   (0)         N.M.

      Median                  $   (0)          8.8x

Technical
Convex Computer                  172           1.4
Cray Research                     87           5.7
Silicon Graphics                 230          19.1
Sun Microsystems                 215          14.6

     Median                   $  194          10.1x
- ----------------------------------------------------
     High                     $  296          19.1x
     Low                         (45)          1.4
     Mean                         76          10.1
     Median                       28           8.5
- ----------------------------------------------------

 (a) Closing prices as of December 30, 1994.
 (b) Latest quarter depreciation and amortization was estimated where not available.

VALUATION SUMMARY OF SELECTED COMPANIES
(Dollars in Millions)



                                         Last 12 Months Margin                            P/E Ratio                   5Yr.
                           ----------------------------------------------    -------------------------------------    IBES
     Company               Gross   EBIT   EBITDA  Net Income  SG&A    R&D      LTM  LQ Annual.  CY 1994E  CY 1995E  EPS Est.
- -------------------------  -----   -----  ------  ----------  ----    ---    ------ ----------  --------  --------  --------
      Highnoon              37%     (9)%      4%      (10)%     34%    12%   (7.8)x   (40.6)x    (11.6)x    20.6x      17%
RISC
Auspex Systems              56       9       18         9       31     14     20.7     18.8        17.2    13.9         25
Concurrent Computer         40       6       13         0       25     13     (7.6)     6.0         N.M.    5.2         15
Data General                35      (4)       5        (8)      30      8     (4.1)    N.M.        (5.7)   32.3         10
Encore Computer             30     N.M.     N.M.      N.M.      46     36     (1.9)    (2.2)       (2.7)   10.4        N.A.

      Median                37%      6%      13%        0%      31%    13%    (3.0)x    6.0x       (2.7)x  12.2x        15%

OLTP
Sequent Computer Systems    46       7       18         1       31      8      N.M.    17.6        19.4    15.8         20
Stratus Computer            55       7       16         5       28     15     30.5     12.5        13.3    11.7         12
Tandem Computers            55       7       15         7       34     13     12.5      6.9        11.8    10.0         10

      Median                55%      7%      16%        5%      31%    13%    21.5x    12.5x       13.3x   11.7x        12%

Superserver
Netframe Systems            53       9       13         9       31     12     13.0     10.0        10.9     9.5         30
Parallan Computer          N.M.    N.M.     N.M.      N.M.      14     33      N.M.    N.M.        (6.2)   (6.3)        45
Tricord Systems             37       6       10         6       16      8     12.9     N.M.        30.9    13.8         23

      Median                45%      7%      12%        8%      16%    12%    12.9x    10.0x       10.9x    9.5x        30%

Technical
Convex Computer             35     N.M.     N.M.      N.M.      44     22     (2.8)    N.M.        (4.9)   31.5         18
Cray Research               43      32       44         7       17     15      5.8      6.3         6.9    15.6         10
Silicon Graphics            18      14       19        10        9      4     31.0     28.8        28.8    21.9         29
Sun Microsystems            41       6       11         4       25      9     15.6     22.2        15.2    12.3         15

      Median                38%     14%      19%        7%      21%    12%    10.7x    22.2x       11.1x   18.7x        16%
- -------------------------------------------------------------------------------------------------------------------------------
      High                  56%     32%      44%       10%      46%    36%    31.0x    28.8x       30.9x   32.3x        45%
      Low                   18      (4)       5        (8)       9      4     (7.6)    (2.2)       (6.2)   (6.3)        10
      Mean                  42       9       17         5       27     15     10.5     12.7        10.4    14.1         20
      Median                41       7       15         6       29     13     12.7     11.3        11.8    13.1         18
- -------------------------------------------------------------------------------------------------------------------------------


                            Total Debt/
                               Total
     Company               Capitalization
- -------------------------  --------------
      Highnoon                    2%

RISC
Auspex Systems                    1
Concurrent Computer              42
Data General                     34
Encore Computer                  98(a)

      Median                     38%

OLTP
Sequent Computer Systems         19
Stratus Computer                  3
Tandem Computers                 13

      Median                     13%

Superserver
Netframe Systems                  0
Parallan Computer                 0
Tricord Systems                   0

      Median                      0%

Technical
Convex Computer                  54
Cray Research                    11
Silicon Graphics                 20
Sun Microsystems                  8

      Median                     16%
- -----------------------------------------
      High                       98%
      Low                         0
      Mean                       22
      Median                     12
- -----------------------------------------

(a) Includes $59.5 million of revolving loan agreement with Gould Electronics. 46% debt to capitalization excluding revolver.

HISTORICAL TRADING PERFORMANCE

Latest Two Weeks


                         STOCK PRICE AND VOLUME GRAPH

       DAILY PRICES AND VOLUMES: December 16, 1994 to December 30, 1994

HISTORICAL TRADING PERFORMANCE OF HIGHNOON

Since June 1, 1994


                         STOCK PRICE AND VOLUME GRAPH

          DAILY PRICES AND VOLUMES: June 6, 1994 to December 30, 1994

HISTORICAL TRADING PERFORMANCE OF HIGHNOON

Latest 3 Years


The highest Highnoon has closed within the past three years was $22.875 on August 26, 1993. The lowest was $5.50 on July 22, 1994.





                         STOCK PRICE AND VOLUME GRAPH

       WEEKLY PRICES AND VOLUMES: December 31, 1991 to December 31, 1994

HISTORICAL TRADING PERFORMANCE OF HIGHNOON

Latest 9 Years (Since IPO)


The highest Highnoon has closed since its IPO on December 4, 1985 was $35 during May 1990. The lowest was $4 during December 1986.







                         STOCK PRICE AND VOLUME GRAPH

      MONTHLY PRICES AND VOLUMES: December 31, 1985 to December 31, 1994

SHARES TRADED AT VARIOUS PRICES

Since the IPO, Highnoon's weighted average share price has steadily declined.


                  Weighted                      Total Shares as
                   Average                       % of Shares
    Period          Price         Range         Outstanding (a)
- ---------------   --------    --------------    ---------------
Since IPO          $15.68     $4.00 - $35.00         135%

Latest 5 years      16.34      5.50 -  35.00         200

Latest 3 years      13.79      5.50 -  22.88         203

Latest year         10.50      5.50 -  16.25         169

Latest 6 months      9.29      5.50 -  12.88         156


(a) Annualized and normalized for NASDAQ trading (60% weight assumed).

RELATIVE TRADING PERFORMANCE

Latest Week

Performance graph of the Company's stock price vs. three separate composite indices: the Midrange Composite, the PC Composite and the Software Composite.
Daily: December 27, 1994 to December 30, 1994.

The Midrange Composite is a composite of Auspex Systems, Convex Computer,
Cray Research, Data General, Encore Computer, Netframe Systems, Parallan Computer, Sequent Computer, Silicon Graphics, Stratus Computer, Sun Microsystems, Tandem, Teradata Corp; the PC Composite is a composite of Apple, AST, Compaq, Dell; and the Software Composite is a composite of Adobe, Lotus, Microsoft, Novell, Symantec.

RELATIVE TRADING PERFORMANCE

Latest Two Weeks

Performance graph of the Company's stock price vs. three separate composite indices: the Midrange Composite, the PC Composite and the Software Composite.
Daily: December 16, 1994 to December 30, 1994.

The Midrange Composite is a composite of Auspex Systems, Convex Computer, Cray Research, Data General, Encore Computer, Netframe Systems, Parallan Computer, Sequent Computer, Silicon Graphics, Stratus Computer, Sun Microsystems, Tandem and Teradata Corp; the PC Composite is a composite of Apple, AST, Compaq and Dell; and the Software Composite is a composite of Adobe, Lotus, Microsoft, Novell and Symantec.

RELATIVE TRADING PERFORMANCE

Latest Month

Performance graph of the Company's state price vs. three separate composite indices: the Midrange Composite, the PC Composite and the Software Composite.
Daily: November 30, 1994 to December 30, 1994.

The Midrange Composite is a composite of Auspex Systems, Convex Computer, Cray Research, Data General, Encore Computer, Netframe Systems, Parallan Computer, Sequent Computer, Silicon Graphics, Stratus Computer, Sun Microsystems, Tandem and Teradata Corp; the PC Composite is a composite of Apple, AST, Compaq and Dell; and the Software Composite is a composite of Adobe, Lotus, Microsoft, Novell and Symantec.

RELATIVE TRADING PERFORMANCE

July 1 - Present

Performance graph of the Company's stock price vs. three separate composite indices: the Midrange Composite, the PC Composite, and the Software Composite.
Daily: July 1, 1994 to December 30, 1994.

The Midrange Composite is a composite of Auspex Systems, Convex Computer, Cray Research, Data General, Encore Computer, Netframe Systems, Parallan Computer, Sequent Computer, Silicon Graphics, Stratus Computer, Sun Microsystems, Tandem, Teradata Corp.; the PC Composite is a composite of Apple, AST, Compaq, Dell; and the Software Composite is a composite of Adobe, Lotus, Microsoft, Novell, Symantec.

RELATIVE TRADING PERFORMANCE

Latest Year

Performance graph of the Company's stock price vs. three separate composite indices: the Midrange Composite, the PC Composite, and the Software Composite.
Daily: December 30, 1993 to December 30, 1994.


The Midrange Composite is a composite of Auspex Systems, Convex Computer, Cray Research, Data General, Encore Computer, Netframe Systems, Parallan Computer, Sequent Computer, Silicon Graphics, Stratus Computer, Sun Microsystems, Tandem and Teradata Corp; the PC Composite is a composite of Apple, AST, Compaq and Dell; and the Software Composite is a composite of Adobe, Lotus, Microsoft, Novell and Symantec.

RELATIVE TRADING PERFORMANCE

Latest 3 Years

Performance graph of the Company's stock price vs. three separate composite indices: the Midrange Composite, the PC Composite, and the Software Composite.
Weekly: December 31, 1991 to December 30, 1994.

The Midrange Composite is a composite of Auspex Systems, Convex Computer, Cray Research, Data General, Encore Computer, Netframe Systems, Parallan Computer, Sequent Computer, Silicon Graphics, Stratus Computer, Sun Microsystems, Tandem, Teradata Corp.; the PC Composite is a composite of Apple, AST, Compaq, Dell; and the Software Composite is a composite of Adobe, Lotus, Microsoft, Novell, Symantec.

FUTURE VALUE ANALYSIS (a)

                                       Discount Rate
                           ------------------------------------
$27 MM Net Income (b)        10%       12%       14%       16%
- ---------------------      ------    ------    ------    ------
10 x P/E                   $13.93    $13.50    $13.09    $12.70
12                          16.48     15.97     15.48     15.02
14                          18.93     18.34     17.78     17.25
16                          21.38     20.71     20.08     19.48

                                       Discount Rate
                           ------------------------------------
$18 MM Net Income (c)        10%       12%       14%       16%
- ---------------------      ------    ------    ------    ------
10 x P/E                   $ 9.56    $ 9.27    $ 8.98    $ 8.71
12                          11.32     10.96     10.63     10.31
14                          13.33     12.91     12.52     12.15
16                          15.17     14.70     14.25     13.82


(a) Prices are fully diluted for in-the-money options.
(b) Per Highnoon stand-alone management projections for FY1997.
(c) FY1996 First Call median EPS estimate of $1.02 grown at 16.5% (IBES 5 year
    CAGR) multiplied by 15.6 million shares.

Selected Hardware Industry Acquisitions




                                                                                                            Levered Multiple
                                                                                                           of Latest 12 Months
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                         Aggregate
  Close                                                                                Consideration
  Date         Acquiror                                    Target                        (Millions)      Sales     EBIT     EBITD
- ---------- ---------------------------------- ---------------------------------------- --------------   -------   ------   -------
 10/94     Quantum Corp.                      Disk Drive division of Digital Equipment  $  360.00          NA        NA       NA
                                              Corp.
 07/93     AST Research                       PC Division of Tandy Corporation             105.00          NA        NA       NA
 06/92     Silicon Graphics, Inc.             MIPS Computer Systems, Inc.                  209.53(a)     0.98x       NA       NA
 02/92     FDS Corporation (of American       Teradata Corporation                         453.83(a)     1.64      17.7x     8.1x
           Telephone and Telegraph Company)
 11/91     Storage Technology Corporation     XL/Datacomp, Inc.                            160.53(a)     0.93      28.7     23.7
 09/91     American Telephone & Telegraph Co. NCR Corporation                            7,276.57(a)     1.24       9.6      7.0
 09/90     Acer Incorporated                  Altos Computer Systems                        91.64        0.50        NA       NA
 08/90     Forstmann Little & Co.             General Instrument Corp.                   1,442.57        1.08       8.7      5.7
 04/90     Archive Corporation                Cipher Data Products, Inc.                   117.29        1.41        NA       NA
 04/90     Siemens AG                         Nixdorf Computer AG                          256.00(b)     0.16      37.9       NA
 04/90     Machines Bull SA                   Zenith Computer Group of Zenith              511.40        0.48      34.1       NA
 01/90     J.H. Whitney & Co.                 Prime Computer, Inc.                       1,056.66        0.78       7.3      3.6
 06/89     Novell, Inc.                       Excelan, Inc.                                154.97(a)     2.02      18.7     13.2
 05/89     Hewlett-Packard Company            Apollo Computer Inc.                         477.26        0.92      56.1     11.3
 06/88     Memorex International N.V          The Telex Corporation                        911.33        1.15       9.6      7.5
 02/88     Prime Computer, Inc.               Computervision Corporation                   438.82        0.98      16.4      5.7
 09/87     3Com Corporation                   Bridge Communications, Inc.                  192.79(a)     2.84      14.3     11.9
 09/86     Burroughs Corporation              Sperry Corporation                         4,772.81        0.86       9.1      6.4
 11/84     International Business Machines    ROLM Corporation                           1,317.31        2.28      26.9     20.0
           Corporation


           High                                                                         $7,276.57        2.84x     56.1x    23.7x
           Low                                                                              91.64        0.16       7.3      3.6
           Median                                                                          438.82        0.98      17.1      7.8




- -------------------------------------------------------------------------------------------------------------------------
                                                                                       Multiple of Latest
  Close                                                                                12 Months EPS/Net    Premium Over
  Date             Acquiror                                    Target                       Income          Market Value
- ---------- ---------------------------------- ---------------------------------------- ------------------- --------------
 10/94     Quantum Corp.                       Disk Drive division of Digital Equipment        NA                 NM
                                               Corp.
 07/93     AST Research                        PC Division of Tandy Corporation                NA                 NM
 06/92     Silicon Graphics, Inc.              MIPS Computer Systems, Inc.                     NA                5.7%
 02/92     FDS Corporation (of American        Teradata Corporation                          51.2x              22.8
           Telephone and Telegraph Company)
 11/91     Storage Technology Corporation      XL/Datacomp, Inc.                             58.2               57.4
 09/91     American Telephone & Telegraph Co.  NCR Corporation                               19.3              129.2
 09/90     Acer Incorporated                   Altos Computer Systems                          NA               42.1
 08/90     Forstmann Little & Co.              General Instrument Corp.                      14.0               22.8
 04/90     Archive Corporation                 Cipher Data Products, Inc.                     9.9               69.2
 04/90     Siemens AG                          Nixdorf Computer AG                            6.7                 NM
 04/90     Machines Bull SA                    Zenith Computer Group of Zenith                 NA                 NM
 01/90     J.H. Whitney & Co.                  Prime Computer, Inc.                            NA               10.9
 06/89     Novell, Inc.                        Excelan, Inc.                                 33.0               33.3
 05/89     Hewlett-Packard Company             Apollo Computer Inc.                            NA               61.5
 06/88     Memorex International N.V           The Telex Corporation                         16.8               48.5
 02/88     Prime Computer, Inc.                Computervision Corporation                    29.4               66.7
 09/87     3Com Corporation                    Bridge Communications, Inc.                   30.8                6.8
 09/86     Burroughs Corporation               Sperry Corporation                            15.5               39.1
 11/84     International Business Machines     ROLM Corporation                              47.3               57.3
           Corporation

           High                                                                              58.2x             129.2%
           Low                                                                                6.7                5.7
           Median                                                                            24.4               42.1



(a) Stock Consideration
(b) Acquisition of 51% majority interest. Multiples are pro forma for 100% acquisition.

                        Summary of Selected Valuations


GRAPH OF RANGES OF IMPLIED SHARE PRICES RESULTING FROM VARIOUS VALUATION METHODOLOGIES, INCLUDING: (A) COMPARISON OF THE FOLLOWING RATIOS TO THOSE OF CERTAIN SELECTED COMPANIES: THE PRICE TO 1995 EARNINGS ESTIMATES, MARKET CAPITALIZATION AS A PERCENTAGE OF LATEST QUARTER ANNUALIZED SALES, MARKET CAPITILIZATION TO LATEST QUARTER ANNUALIZED EBITDA; (B) COMPARISON OF THE FOLLOWING MULTIPLES BASED ON PRICES PAID IN SELECTED MERGER AND ACQUISITION
TRANSACTIONS: AGGREGATE CONSIDERATION TO SALES FOR THE LATEST TWELVE MONTHS PRIOR TO THE ANNOUNCEMENT OF EACH TRANSACTION, AGGREGATE CONSIDERATION TO EBITDA FOR THE LATEST TWELVE MONTHS, AGGREGATE CONSIDERATION TO NET INCOME FOR THE LATEST TWELVE MONTHS, AND THE MARKET PREMIUMS FOR THE SELECTED TRANSACTIONS; AND
(C) FUTURE VALUE ANALYSES BASED UPON CERTAIN FINANCIAL PROJECTIONS OF THE COMPANY AND CERTAIN INDEPENDENT RESEARCH ANALYSTS' ESTIMATES OF FUTURE FINANCIAL PERFORMANCE. THE GRAPH SHOWS THAT THE MEDIAN LOW END OF THE VARIOUS VALUATION METHODOLOGIES IS $11.50 AND THE MEDIAN HIGH END IS $15.17.

Summary Financial Information - Projected

Dollars in Millions


                                          BASE CASE-HIGHNOON(a)                                     REVISED BASE CASE(b)
                              --------------------------------------------              -------------------------------------------

                                    For the Years Ended September 30,                         For the Years Ended September 30,
                              --------------------------------------------              -------------------------------------------

                                1994        1995E       1996E      1997E                  1994        1995E       1996E      1997E
                              -------      -------     -------    --------              --------     -------     -------    -------
Revenue                         $219        $271        $337        $424                  $219        $248         $286       $333
Cost of Sales                    139         154         190         242                   139         145          169        196
                                 ---         ---         ---         ---                   ---         ---          ---        ---
   Gross Profit                   80         117         147         182                    80         103          117        137
R&D                               25          27          32          38                    25          27           28         30
SG&A                              74          86          97         112                    74          79           83         89
                                 ---         ---         ---         ---                   ---         ---          ---        ---
   Operating Income              (19)          4          18          32                   (19)         (3)           6         18
Other Income/Expense               0           2           1           1                     0           0            0          0
                                 ---         ---         ---         ---                   ---         ---          ---        ---
   Income (Loss) Before Taxes    (19)          6          19          33                   (19)         (3)           6         18
Income Taxes                       3           0           4           6                     3           0            1          3
                                 ---         ---         ---         ---                   ---         ---          ---        ---
   Income (Loss) After Taxes     (22)          6          15          27                   (22)         (3)           5         15
Growth
Revenue                                     23.7%       24.4%       25.8%                             13.2%        15.3%      16.4%
Gross Profit                                46.3        25.6        23.8                              28.8         13.6       17.1
R&D                                          8.0        18.5        18.8                               8.0          3.7        7.1
SG&A                                        16.2        12.8        15.5                               6.8          5.1        7.2
Operating Income                          (121.1)      350.0        77.8                             (84.2)      (300.0)     200.0
Income (Loss) After Taxes                 (127.3)      150.0        80.0                             (86.4)      (266.7)     200.0

Margins
Gross Profit                    36.5%       43.2%       43.6%       42.9%                 36.5%       41.5%        40.9%      41.1%
R&D                             11.4        10.0         9.5         9.0                  11.4        10.9          9.8        9.0
SG&A                            33.8        31.7        28.8        26.4                  33.8        31.9         29.0       26.7
Operating Income                (8.7)        1.5         5.3         7.5                  (8.7)       (1.2)         2.1        5.4
Income (Loss) After Taxes      (10.0)        2.2         4.5         6.4                 (10.0)       (1.2)         1.7        4.5

(a) Prepared by Highnoon management.
(b) Restated by SNI management.

Summary Financial Information - Projected

Dollars in Millions


                                       SNI MR-BUSINESS(a)                INTEGRATED(b)                    INCREASE
                               --------------------------------      ------------------------        --------------------
                                       For the Years Ended             For the Years Ended           For the Years Ended
                                         September 30,                    September 30,                 September 30,
                               --------------------------------      ------------------------        --------------------
                                1994   1995E    1996E    1997E         1995E    1996E   1997E         1995E  1996E  1997E
                               ------ -------  -------  -------      --------  ------- ------        ------ ------- -----
Revenue                         $816    $919     $994   $1,138        $1,218   $1,469  $1,868          $299   $475   $730
Cost of Sales                    404     433      466      530           597      715     907           164    249    377
                                 ---     ---      ---      ---           ---      ---     ---           ---    ---    ---
  Gross Profit                   412     486      528      608           621      754     961           135    226    353
R&D                              173     172      172      172           214      194     192            42     22     20
SG&A                             242     279      303      346           376      426     524            97    123    178
                                 ---     ---      ---      ---           ---      ---     ---           ---    ---    ---
  Operating Income                (3)     35       53       90            31      134     245            (4)    81    155
Other Income/ Expense            (13)     19        7        6            (7)      (2)     (9)          (26)    (9)   (15)
                                 ---     ---      ---      ---           ---      ---     ---           ---    ---    ---
  Income (Loss) Before Taxes     (15)     54       59       96            24      132     236           (30)    73    140
Income Taxes                       0       0        0        0             0        0      16             0      0     16
                                 ---     ---      ---      ---           ---      ---     ---           ---    ---    ---
  Income (Loss) After Taxes      (15)     54       59       96            24      132     220           (30)    73    124

Growth
Revenue                                 12.6%     8.2%    14.5%         49.3%    20.6%   27.2%         36.6%  12.4%  12.7%
Gross Profit                            18.0      8.6     15.2          50.7     21.4    27.5          32.8   12.8   12.3
R&D                                     (0.6)     0.0      0.0          23.7     (9.3)   (1.0)         24.3   (9.3)  (1.0)
SG&A                                    15.3      8.6     14.2          55.4     13.3    23.0          40.1    4.7    8.8
Operating Income                         N.M.    51.4     69.8           N.M.   332.3    82.8         133.3  280.8   13.0
Income (Loss) After Taxes                N.M      9.3     62.7           N.M.   450.0    66.7           N.M. 440.7    4.0

Margins
Gross Profit                    50.5%   52.9%    53.1%    53.4%         51.0%    51.3%   51.4%         (1.9)% (1.8)% (2.0)%
R&D                             21.2    18.7     17.3     15.1          17.6     13.2    10.3          (1.1)  (4.1)  (4.8)
SG&A                            29.7    30.4     30.5     30.4          30.9     29.0    28.1           0.5   (1.5)  (2.4)
Operating Income                (0.4)    3.8      5.3      7.9           2.5      9.1    13.1          (1.3)   3.8    5.2
Income (Loss) After Taxes       (1.8)    5.9      5.9      8.4           2.0      9.0    11.8          (3.9)   3.1    3.3


(a)SNI estimates for midrange server business.
(b)SNI MR-Business merged with Highnoon (revised base case) with synergies.

Contribution of Licensing Fees

(Dollars in Millions)

                         FY 1992                    FY 1993                  FY 1994
                   -------------------       --------------------      --------------------
                      $           %             $            %            $            %
                   -------     -------       -------      -------      -------      -------
Revenue
- -------
Product             $134.0        70%         $164.8         71%        $147.6         68%
License                4.9         3             9.6          4            5.0          2
                    ------       ---          ------        ---         ------        ---
  Total Product      138.9        72           174.4         75          152.6         70
  Service             53.3        28            59.3         25           65.9         30
                    ------       ---          ------        ---         ------        ---
    Total           $192.2       100%         $233.7        100%        $218.9        100%

Gross Profit
- ------------
Product              $56.7        42%        $  80.8         49%         $61.4         42%
License                3.4        70(a)          6.7         70(a)         3.5         70(a)
                    ------       ---          ------        ---         ------        ---
  Total Product       60.2        43            87.5         50           64.9         43
  Service              8.5        16            14.0         24           15.1         23
                    ------       ---          ------        ---         ------        ---
    Total            $68.7        36%         $101.6         43%         $79.9         37%

(a)  Assumed.

Ownership Analysis for Highnoon (a)


Warrant Not Exercised

Holder                                            # of Shares           %
- --------------------------------------------     -------------       -------
Siemens Nixdorf Information Systems Inc. (b)       2,717,743          17.4%

Managers and Directors (b)                           582,759           3.7
 Richard H. Lussier (c)                              203,290           1.3

Institutional Holders
  College Retirement Equities Fund                   479,800           3.1
  Wells Fargo Institutional Trust National           290,300           1.9
  Mellon Bank Corporation                            234,185           1.5
  Dimensional Fund Advisors                          218,800           1.4
  Bankers Trust Company                              193,700           1.2
  Bankamerica Corp.                                  170,000           1.1
  Merrill Lynch Asset Management                     103,000           0.7
  Florida State Board of Administration               78,000           0.5
  QCI Asset Management Inc.                           71,780           0.5
  Travelers Inc.                                      53,508           0.3
  California State Teachers Retirement System         52,180           0.3
  Vanguard Index-Extended Market                      45,300           0.3
  Merrill Lynch & Co. Inc.                            37,318           0.2
  American National Bank & Trust                      37,000           0.2
  Vanguard Index-Small Cap St.                        36,100           0.2

    Total Top 15                                   2,100,971          13.5
    Other Institutional                              147,549           0.9
                                                   ---------         -----
  Total Institutional                              2,248,520          14.4

Other                                             10,034,943          64.4

Total                                             15,583,965         100.0%


(a)  Source:  Spectrum Institutional Ownership report, data as of
     September 30, 1994.
(b)  Source:  Proxy Statement January 26, 1995.
(c)  Included in Managers and Directors' holdings.

Ownership Analysis for Highnoon (a)

Exercising the warrant would increase Siemens' ownership in Highnoon from 17.4% to 23.9%


Warrant Exercised

Holder                                                 # of Shares        %
- -----------------------------------------------       -------------    --------
Siemens Nixdorf Information Systems Inc. (b)            4,047,743        23.9%

Managers and Directors (b)                                582,759         3.4
 Richard H. Lussier (c)                                   203,290         1.2

Institutional Holders
 College Retirement Equities Fund                         479,800         2.8
 Wells Fargo Institutional Trust National                 290,300         1.7
 Mellon Bank Corporation                                  234,185         1.4
 Dimensional Fund Advisors                                218,800         1.3
 Bankers Trust Company                                    193,700         1.1
 Bankamerica Corp.                                        170,000         1.0
 Merrill Lynch Asset Management                           103,000         0.6
 Florida State Board of Administration                     78,000         0.5
 QCI Asset Management Inc.                                 71,780         0.4
 Travelers Inc.                                            53,508         0.3
 California State Teachers Retirement System               52,180         0.3
 Vanguard Index-Extended Market                            45,300         0.3
 Merrill Lynch & Co. Inc.                                  37,318         0.2
 American National Bank & Trust                            37,000         0.2
 Vanguard Index-Small Cap St.                              36,100         0.2

   Total Top 15                                         2,100,971        12.4
   Other Institutional                                    147,549         0.9
                                                       ----------       -----
 Total Institutional                                    2,248,520        13.3

Other                                                  10,034,943        59.3

Total                                                  16,913,965       100.0%

(a)  Source:  Spectrum Institutional Ownership report, data as of
     September 30, 1994.
(b)  Source:  Proxy Statement January 26, 1995.
(c)  Included in Managers and Directors' holdings.

                                    Options


                    Stock Option Analysis - as of 12/16/94

                           Number Outstanding                                                 Value Outstanding

              Outstanding                                                  Outstanding
              Options -                    Cumulative    Cumulative        Options -                     Cumulative    Cumulative
Price         Number         % of Total    % of Total    % of Total        Strike Value    % of Total    % of Total    % of Total
- ---------------------------------------------------------------------------------------------------------------------------------
$     1.313           463          0.0%          0.0%        100.0%         $       608          0.0%          0.0%        100.0%
      5.000        16,358          0.6%          0.6%        100.0%              81,790          0.2%          0.2%        100.0%
      6.500         4,938          0.2%          0.7%         99.4%              32,097          0.1%          0.3%         99.8%
      6.625        19,600          0.7%          1.4%         99.3%             129,850          0.3%          0.6%         99.7%
      7.125        25,000          0.8%          2.2%         98.6%             178,125          0.4%          1.1%         99.4%
      7.750       364,982         12.3%         14.6%         97.8%           2,828,611          7.1%          8.2%         98.9%
      8.500        56,830          1.9%         16.5%         85.4%             483,055          1.2%          9.4%         91.8%
      8.875       314,300         10.6%         27.1%         83.5%           2,789,413          7.0%         16.4%         90.6%
      9.375        18,500          0.5%         27.7%         72.9%             173,438          0.4%         16.8%         83.6%
     10.250       104,126          3.5%         31.3%         72.3%           1,067,292          2.7%         19.5%         83.2%
     10.500         6,944          0.2%         31.5%         68.7%              72,912          0.2%         19.7%         80.5%
     11.000        87,500          3.0%         34.5%         68.5%             962,500          2.4%         22.1%         80.3%
     11.250         6,411          0.2%         34.7%         65.5%              72,124          0.2%         22.3%         77.9%
     11.750           900          0.0%         34.7%         65.3%              10,575          0.0%         22.3%         77.7%
     12.000        11,152          0.4%         35.1%         65.3%             133,824          0.3%         22.6%         77.7%
     12.875        70,250          2.4%         37.5%         64.9%             904,469          2.3%         24.9%         77.4%
     13.250        63,487          2.1%         39.6%         62.5%             841,203          2.1%         27.0%         75.1%
     13.500         3,000          0.1%         39.7%         60.4%              40,500          0.1%         27.1%         73.0%
     14.250        15,645          0.5%         40.2%         60.3%             222,941          0.6%         27.7%         72.9%
     14.500        45,374          1.5%         41.8%         59.8%             657,923          1.7%         29.3%         72.3%
     14.625        14,000          0.5%         42.2%         58.2%             204,750          0.5%         29.8%         70.7%
     14.750       793,021         26.8%         69.0%         57.8%          11,697,060         29.3%         59.2%         70.2%
     14.875        10,500          0.4$         69.4%         31.0%             156,188          0.4%         59.6%         40.8%
     15.000        20,000          0.7%         70.1%         30.6%             300,000          0.8%         60.3%         40.4%
     15.250         2,500          0.1%         70.1%         29.9%              38,125          0.1%         60.4%         39.7%
     15.500         8,975          0.3%         70.4%         29.9%             139,113          0.3%         60.8%         39.6%
     15.750        25,271          0.9%         71.3%         29.6%             398,018          1.0%         61.8%         39.2%
     16.000        13,065          0.4%         71.7%         28.7%             209,040          0.5%         62.3%         38.2%
     16.500       273,171          9.2%         81.0%         28.3%           4,507,322         11.3%         73.6%         37.7%
     17.000       158,151          5.3%         86.3%         19.0%           2,688,567          6.7%         80.3%         26.4%
     17.500         1,000          0.0%         86.4%         13.7%              17,600          0.0%         80.4%         19.7%
     18.000       186,156          6.3%         92.6%         13.6%           3,350,808          8.4%         88.8%         19.6%
     18.500         6,139          0.2%         92.9%          7.4%             113,572          0.3%         89.1%         11.2%
     20.250       157,583          5.3%         98.2%          7.1%           3,191,056          8.0%         97.1%         10.9%
     20.500        27,250          0.9%         99.1%          1.8%             558,625          1.4%         98.5%          2.9%
     20.750         2,012          0.1%         99.2%          0.9%              41,749          0.1%         98.6%          1.5%
     22.750        20,416          0.7%         99.9%          0.8%             464,464          1.2%         99.7%          1.4%
     24.250         3,850          0.1%        100.0%          0.1%              93,363          0.2%        100.0%          0.3%
     29.000           400          0.0%        100.0%          0.0%              11,600          0.0%        100.0%          0.0%


Total            2,959,220                                                   39,864,165

                       --------------------------------
                       Avg Exercise Price    $    13.47
                       --------------------------------

                        LIST OF OTHER POTENTIAL BUYERS

    A List                                      Rationale
- -------------------------   ---------------------------------------------------
Fujitsu Joint venture in Australia with Highnoon; rumored to have been interested in Highnoon in August 1994

Silicon Graphics             Good business fit

Tandem                       Appeal of growth strategy

    B List
- -------------------------
AT&T
Compaq
EDS
EMC
Hewlett Packard
Hitachi
IBM
LSI Logic
NEC
Toshiba
Western Digital

LIST OF SELECTED COMPETITORS


   MIPS Manufacturer         Intel Manufacturer                MIPS Users
- -------------------------- ----------------------     -------------------------
Control Data                 Sequent                   Acer Technologies
IDC                          Stratus                   Deskstation Technologies
LSI Logic                                              NEC
NEC                                                    NeTpower
Performance Semiconductor                              Siemens
Siemens                                                Silicon Graphics
Silicon Graphics                                       Sony
Tandem                                                 Tandem
Toshiba                                                Techtronic

SUMMARY OF MERGER PLANS

(Dollars in millions)

Assumes IBES median EPS estimates for Highnoon, which are higher than Highnoon's or SNI's estimates.


Assumes no synergies, 15 years for goodwill amortization, 34% tax rate, and 9% cost of debt. Prices and earnings estimates as of January 1, 1995.



                                                                          50% Debt/    100% Stock
                 Silicon Graphics                             100% Debt   50% Stock      Pooling
- -------------------------------------------------             ----------  ----------   ----------
At $15    FY 1995 Accretion/(Dilution)                           (14.6)%     (13.0)%       (7.9)%
          FY 1996 Accretion/(Dilution)                            (5.8)       (5.2)        (1.9)

          FY 1995 Pre-tax Synergies to Breakeven                $ 40.3      $ 36.8       $ 23.0
          FY 1996 Pre-tax Synergies to Breakeven                  20.5        19.0          7.2

          Total Debt to Total Capitalization                      33.1%       24.9%        18.0%

At $20    FY 1995 Accretion/(Dilution)                           (21.0)%     (18.6)%       (9.7)%
          FY 1996 Accretion/(Dilution)                           (10.8)       (9.9)        (3.8)

          FY 1995 Pre-tax Synergies to Breakeven                $ 58.0      $ 53.1       $ 28.6
          FY 1996 Pre-tax Synergies to Breakeven                  38.2        36.1         14.4

          Total Debt to Total Capitalization                      37.1%       26.4%        18.0%

                                                                          50% Debt/    100% Stock
                    Tandem                                    100% Debt   50% Stock     Pooling
- -------------------------------------------------             ----------  ----------   ----------
At $15    FY 1995 Accretion/(Dilution)                            (6.6)%      (8.6)%       (7.3)%
          FY 1996 Accretion/(Dilution)                            (2.7)       (4.7)        (3.3)

          FY 1995 Pre-tax Synergies to Breakeven                 $20.0       $27.5        $24.7
          FY 1996 Pre-tax Synergies to Breakeven                   7.7        14.4         10.7

          Total Debt to Total Capitalization                      29.1%       20.1%        12.1%

At $20    FY 1995 Accretion/(Dilution)                           (12.5)%     (14.8)%       (11.1)%
          FY 1996 Accretion/(Dilution)                            (8.9)      (11.2)        (7.2)

          FY 1995 Pre-tax Synergies to Breakeven                 $37.7       $48.1        $38.9
          FY 1996 Pre-tax Synergies to Breakeven                  25.4        34.7         24.2

          Total Debt to Total Capitalization                      33.8%       22.1%        12.1%

Project Highnoon

PRO FORMA MERGER PLANS
(US Dollars in millions, except per share data)

                                                                   100% Straight Debt     50% Straight Debt      100% Common Stock
                                                                                          50% Common Stock
                            Seller                Buyer              Merger Pro Forma      Merger Pro Forma       Merger Pro Forma
                           Highnoon         Silicon Graphics Inc      $15 per Share         $15 per Share         $15 per Share
                       -------------------  --------------------  --------------------- --------------------- ---------------------
Structure                                                               Purchase               Purchase             Pooling
- ---------                                                               --------               --------             -------
  Common Equity                                                   $     0.0      0.0%   $   119.1(a)  50.0%   $   238.3(b) 100.0%
  Long Term Debt                                                      238.3    100.0        119.1     50.0          0.0      0.0
  Cash                                                                  0.0      0.0          0.0      0.0          0.0      0.0
                                                                   --------    -----     --------    -----     --------    -----
     Aggregate
       Consideration                                              $   238.3    100.0%   $   238.3    100.0%   $   238.3    100.0%
                                                                   ========    =====     ========    =====     ========    =====

Capitalization         September 30, 1994    September 30, 1994
- --------------         -------------------  --------------------
  Short Term Debt      $    1.4      1.0%   $     9.1      0.8%   $    10.6      0.7%   $    10.6      0.7%   $    10.6      0.7%
  Long Term Debt            1.6      1.1        231.9     19.1        471.7     32.4        352.6     24.2        233.4     17.2
                        -------    -----     --------    -----     --------    -----     --------    -----     --------    -----
     Total Debt             3.0      2.2        241.0     19.8        482.3     33.1        363.2     24.9        244.0     18.0
  Convertible
    Preferred
    Stock                   0.0      0.0         35.0      2.9         35.0      2.4         35.0      2.4         35.0      2.6
  Common Equity           136.0     97.8        939.0     77.3        939.0     64.5      1,058.1     72.7      1,075.0     79.4
                        -------    -----     --------    -----     --------    -----     --------    -----     --------    -----
     Total
       Capitalization  $  139.0    100.0%   $ 1,215.0    100.0%   $ 1,456.3    100.0%   $ 1,456.3    100.0%   $ 1,354.0    100.0%
                        =======    =====     ========    =====     ========    =====     ========    =====     ========    =====

Shares Outstanding        15,584,000            141,735,700           141,735,700           141,559,700           149,383,800
- ------------------

Cash/Market
  Capitalization       $   21.6 $202.6      $  297.4  $4,416.0    $   319.0 $4,416.0    $   319.0 $4,535.1    $   319.0 $4,654.2
- ----------------

Market Information           12/21/94             12/21/94
- -------------------          --------             --------
  Stock Price/P/E
    Ratio              $   13   (325.0)x    $    31 1/8  24.9x
  Market Premium/
    Deal P/E                                                           15.4%  (375.0)x       15.4%  (375.0)x       15.4%  (375.0)x
  Exchange Ratio                                                            0.48x                 0.48x                 0.48x
  Seller's
    Ownership in
    Pro Forma                                                               0.0%                  2.6%                  5.1%

Breakdown of                                                       Book                  Book                  Book
  Consideration                                                    Value  Consideration  Value  Consideration  Value  Consideration
- ---------------                                                    -----  -------------  -----  -------------  -----  -------------
  Common Equity                                                    136.0  238.3(c)100.0  136.0  238.3(d)100.0  136.0  238.3(e)100.0
                                                                   -----  -----   -----  -----  -----   -----  -----  -----   -----
     Total                                                        $136.0 $238.3  100.0% $136.0 $238.3  100.0% $136.0 $238.3  100.0%
                                                                   =====  ============   =====  ============   =====  ============
Costs After Tax(1)
- ---------------
  Cost of Cash at
    5.9% (g)                                                      $     0.0             $     0.0             $     0.0
  Interest on Debt             $  0.2                $ 14.3            14.2(h) $28.6          7.1(i) $21.6          0.0    $14.5
  Amortization of
    Goodwill (j)                  0.0                   0.0             6.8      6.8          6.8      6.8          0.0      0.0
                                -----                 -----        --------     ----     --------     ----     --------     ----
     Total                     $  0.2                $ 14.3       $    21.0    $35.5    $    13.9    $28.4    $     0.0    $14.5
                                =====                 =====        ========     ====     ========     ====     ========     ====

- -------------------------
(a) Represents 3,824,060 common shares.
(b) Represents 7,648,119 common shares.
(c) Based on $233.8MM paid for common plus $4.5MM for options
(d) Based on $233.8MM paid for common plus $4.5MM for options
(e) Based on $233.8MM paid for common plus $4.5MM for options
(f) Assumes a 34.0% tax rate for 1994.
(g) Cost of cash at 5.9% reflects the after tax effect of 9.0% opportunity cost.
(h) Interest Expense on Debt at 5.9% reflects the after tax effect of debt at 9.0%.
(i) Interest Expense on Debt at 5.9% reflects the after tax effect of debt at 9.0%.


                                                                   Goldman Sachs

Project Highnoon

PRO FORMA MERGER PLANS
(US Dollars in millions, except per share data)

                                                                   100% Straight Debt     50% Straight Debt      100% Common Stock
                                                                                          50% Common Stock
                            Seller                Buyer              Merger Pro Forma      Merger Pro Forma       Merger Pro Forma
                           Highnoon         Silicon Graphics Inc      $15 per Share         $15 per Share         $15 per Share
                       -------------------  --------------------  --------------------- --------------------- ---------------------
Income to Common/
  Primary Shares          FYE June 30(k)         FYE June 30
- ----------------       -------------------  --------------------
1994LTM                $ (22.4) 13,467,000  $   156.0 156,023,300 $   112.7 160,023,300 $   119.8 163,847,400 $   133.7 167,671,400
1995E                     (0.6) 15,054,700      177.2 141,735,700     155.6 145,735,700     162.7 149,559,700     176.6 153,383,800
1996E                     13.9  15,584,000      226.8 141,735,700     219.7 145,735,700     226.8 149,559,700     240.6 153,383,800
1997E                      -             -        -             -       -             -       -             -       -             -
1998E                      -             -        -             -       -             -       -             -       -             -
1999E                      -             -        -             -       -             -       -             -       -             -

Primary EPS/%
 Accretion/(Dilution)     FYE June 30(l)         FYE June 30
- --------------------   -------------------  --------------------
1994LTM                      $ (1.66)              $  1.00        $     0.70    (29.6)% $     0.73    (26.9)% $     0.80    (20.3)%
1995E                          (0.04)                 1.25              1.07    (14.6)        1.09    (13.0)        1.15     (7.9)
1996E                           0.89                  1.60              1.51     (5.8)        1.52     (5.2)        1.57     (1.9)
1997E                           1.15                  -                 -         -           -         -           -         -
1998E                           -                     -                 -         -           -         -           -         -
1999E                           -                     -                 -         -           -         -           -         -

Pre-Tax Adjustments/Breakeven Adjustments (Primary/Fully Diluted)
- ----------------------------------------------------------------
1995E                                                             $     0.0  $ 40.3   - $     0.0  $ 36.8   - $     0.0  $ 23.0   -
1996E                                                                   0.0    20.5   -       0.0    19.0   -       0.0     7.2   -
1997E                                                                   0.0     -     -       0.0     -     -       0.0     -     -
1998E                                                                   0.0     -     -       0.0     -     -       0.0     -     -
1999E                                                                   0.0     -     -       0.0     -     -       0.0     -     -

- -------------------------
(j) Positive excess cost amortized over 15.0 years. Negative excess cost amortized over 10.0 years.
(k) Seller's Fiscal Data has been adjusted to match Buyer's Fiscal Year End.
(l) Seller's Fiscal Data has been adjusted to match Buyer's Fiscal Year End.


                                                                   Goldman Sachs

Project Highnoon

PRO FORMA MERGER PLANS
(US Dollars in millions, except per share data)

                                                                   100% Straight Debt     50% Straight Debt      100% Common Stock
                                                                                          50% Common Stock
                            Seller                Buyer              Merger Pro Forma      Merger Pro Forma       Merger Pro Forma
                           Highnoon         Silicon Graphics Inc      $20 per Share         $20 per Share         $20 per Share
                       -------------------  --------------------  --------------------- --------------------- ---------------------
Structure                                                               Purchase               Purchase             Pooling
- ---------                                                               --------               --------             -------
  Common Equity                                                   $     0.0      0.0%   $   165.5(a)  50.0%   $   331.0(b) 100.0%
  Long Term Debt                                                      331.0    100.0        165.5     50.0          0.0      0.0
  Cash                                                                  0.0      0.0          0.0      0.0          0.0      0.0
                                                                   --------    -----     --------    -----     --------    -----
     Aggregate
       Consideration                                              $   331.0    100.0%   $   331.0    100.0%   $   331.0    100.0%
                                                                   ========    =====     ========    =====     ========    =====

Capitalization         September 30, 1994    September 30, 1994
- --------------         -------------------  --------------------
  Short Term Debt      $    1.4      1.0%   $     9.1      0.8%   $    10.6      0.7%   $    10.6      0.7%   $    10.6      0.8%
  Long Term Debt            1.6      1.1        231.9     19.1        564.4     36.4        398.9     25.8        233.4     17.2
                        -------    -----     --------    -----     --------    -----     --------    -----     --------    -----
     Total Debt             3.0      2.2        241.0     19.8        575.0     37.1        409.5     26.4        244.0     18.0
  Convertible
    Preferred
    Stock                   0.0      0.0         35.0      2.9         35.0      2.3         35.0      2.3         35.0      2.6
  Common Equity           136.0     97.8        939.0     77.3        939.0     60.6      1,104.5     71.3      1,075.0     79.4
                        -------    -----     --------    -----     --------    -----     --------    -----     --------    -----
     Total
       Capitalization  $  139.0    100.0%   $ 1,215.0    100.0%   $ 1,549.0    100.0%   $ 1,549.0    100.0%   $ 1,354.0    100.0%
                        =======    =====     ========    =====     ========    =====     ========    =====     ========    =====

Shares Outstanding        15,584,000            141,735,700           141,735,700           147,047,700           152,359,600
- ------------------

Cash/Market
  Capitalization       $   21.6 $202.6      $  297.4  $4,416.0    $   319.0 $4,416.0    $   319.0 $4,581.5    $   319.0 $4,747.0
- ----------------

Market Information           12/21/94             12/21/94
- -------------------          --------             --------
  Stock Price/P/E
    Ratio              $   13   (325.0)x    $    31 1/8   24.9x
  Market Premium/
    Deal P/E                                                           53.8%  (500.0)x       53.8%  (500.0)x       53.8%  (500.0)x
  Exchange Ratio                                                            0.64x                 0.64x                 0.64x
  Seller's
    Ownership in
    Pro Forma                                                               0.0%                  3.6%                  7.0%

Breakdown of                                                       Book                  Book                  Book
  Consideration                                                    Value  Consideration  Value  Consideration  Value  Consideration
- ---------------                                                    -----  -------------  -----  -------------  -----  -------------
  Common Equity                                                    136.0  331.0(c)100.0  136.0  331.0(d)100.0  136.0  331.0(e)100.0
                                                                   -----  -----   -----  -----  -----   -----  -----  -----   -----
     Total                                                        $136.0 $331.0  100.0% $136.0 $331.0  100.0% $136.0 $331.0  100.0%
                                                                   =====  ============   =====  ============   =====  ============
Costs After Tax(f)
- ---------------
  Cost of Cash at
    5.9% (g)                                                      $     0.0             $     0.0             $     0.0
  Interest on Debt             $  0.2                $ 14.3            19.7(h) $34.2          9.8(i) $24.3          0.0    $14.5
  Amortization of
    Goodwill (j)                  0.0                   0.0            13.0     13.0         13.0     13.0          0.0      0.0
                                -----                 -----        --------     ----     --------     ----     --------     ----
     Total                     $  0.2                $ 14.3       $    32.7    $47.2    $    22.8    $37.3    $     0.0    $14.5
                                =====                 =====        ========     ====     ========     ====     ========     ====

- -------------------------
(a) Represents 5,311,976 common shares.
(b) Represents 10,623,952 common shares.
(c) Based on $311.7MM paid for common plus $19.3MM for options.
(d) Based on $311.7MM paid for common plus $19.3MM for options.
(e) Based on $311.7MM paid for common plus $19.3MM for options.
(f) Assumes a 34.0% tax rate for 1994.
(g) Cost of cash at 5.9% reflects the after tax effect of 9.0% opportunity cost.
(h) Interest Expense on Debt at 5.9% reflects the after tax effect of debt at 9.0%.
(i) Interest Expense on Debt at 5.9% reflects the after tax effect of debt at 9.0%.


                                                                   Goldman Sachs

Project Highnoon

PRO FORMA MERGER PLANS
(US Dollars in millions, except per share data)

                                                                   100% Straight Debt     50% Straight Debt      100% Common Stock
                                                                                          50% Common Stock
                            Seller                Buyer              Merger Pro Forma      Merger Pro Forma       Merger Pro Forma
                           Highnoon         Silicon Graphics Inc      $20 per Share         $20 per Share         $20 per Share
                       -------------------  --------------------  --------------------- --------------------- ---------------------
Income to Common/
  Primary Shares          FYE June 30(k)         FYE June 30
- ----------------       -------------------  --------------------
1994LTM                $ (22.4) 13,467,000  $   156.0 156,023,300 $   101.0 160,023,300 $   110.8 163,335,300 $   133.7 170,647,200
1995E                     (0.6) 15,054,700      177.2 141,735,700     143.9 145,735,700     153.7 151,047,700     176.6 156,359,600
1996E                     13.9  15,584,000      226.8 141,735,700     208.0 145,735,700     217.8 151,047,700     240.6 156,359,600
1997E                      -             -        -             -       -             -       -             -       -             -
1998E                      -             -        -             -       -             -       -             -       -             -
1999E                      -             -        -             -       -             -       -             -       -             -

Primary EPS/%
 Accretion/(Dilution)     FYE June 30(l)         FYE June 30
- --------------------   -------------------  --------------------
1994LTM                      $ (1.66)              $  1.00        $     0.63    (36.9)% $     0.67    (33.0)% $     0.78    (21.7)%
1995E                          (0.04)                 1.25              0.99    (21.0)        1.02    (18.6)        1.13     (9.7)
1996E                           0.89                  1.60              1.43    (10.8)        1.44     (9.9)        1.54     (3.8)
1997E                           1.15                  -                 -         -           -         -           -         -
1998E                           -                     -                 -         -           -         -           -         -
1999E                           -                     -                 -         -           -         -           -         -

Pre-Tax Adjustments/Breakeven Adjustments (Primary/Fully Diluted)
- ----------------------------------------------------------------
1995E                                                             $     0.0  $ 58.0   - $     0.0  $ 53.1   - $     0.0  $ 28.6   -
1996E                                                                   0.0    38.2   -       0.0    36.1   -       0.0    14.4   -
1997E                                                                   0.0     -     -       0.0     -     -       0.0     -     -
1998E                                                                   0.0     -     -       0.0     -     -       0.0     -     -
1999E                                                                   0.0     -     -       0.0     -     -       0.0     -     -

- -------------------------
(j) Positive excess cost amortized over 15.0 years. Negative excess cost amortized over 10.0 years.
(k) Seller's Fiscal Data has been adjusted to match Buyer's Fiscal Year End.
(l) Seller's Fiscal Data has been adjusted to match Buyer's Fiscal Year End.


                                                                   Goldman Sachs

Project Highnoon

PRO FORMA MERGER PLANS
(US Dollars in millions, except per share data)

                                                                   100% Straight Debt     50% Straight Debt      100% Common Stock
                                                                                          50% Common Stock
                            Seller                Buyer              Merger Pro Forma      Merger Pro Forma       Merger Pro Forma
                           Highnoon         Tandem Computers Inc      $15 per Share         $15 per Share         $15 per Share
                       -------------------  --------------------  --------------------- --------------------- ---------------------
Structure                                                               Purchase               Purchase             Pooling
- ---------                                                               --------               --------             -------
  Common Equity                                                   $     0.0      0.0%   $   119.1(a)  50.0%   $   238.3(b) 100.0%
  Long Term Debt                                                      238.3    100.0        119.1     50.0          0.0      0.0
  Cash                                                                  0.0      0.0          0.0      0.0          0.0      0.0
                                                                   --------    -----     --------    -----     --------    -----
     Aggregate
       Consideration                                              $   238.3    100.0%   $   238.3    100.0%   $   238.3    100.0%
                                                                   ========    =====     ========    =====     ========    =====

Capitalization         September 30, 1994    September 30, 1994
- --------------         -------------------  --------------------
  Short Term Debt      $    1.4      1.0%   $    58.1      5.4%   $    59.6      4.5%   $    59.6      4.5%   $    59.6      4.9%
  Long Term Debt            1.6      1.1         86.5      8.0        326.3     24.6        207.2     15.6         88.0      7.2
                        -------    -----     --------    -----     --------    -----     --------    -----     --------    -----
     Total Debt             3.0      2.2        144.6     13.3        385.9     29.1        266.7     20.1        147.6     12.1
  Common Equity           136.0     97.8        938.8     86.7        938.8     70.9      1,058.0     79.9      1,074.9     87.9
                        -------    -----     --------    -----     --------    -----     --------    -----     --------    -----
     Total
       Capitalization  $  139.0    100.0%   $ 1,083.4    100.0%   $ 1,324.7    100.0%   $ 1,324.7    100.0%   $ 1,222.5    100.0%
                        =======    =====     ========    =====     ========    =====     ========    =====     ========    =====

Shares Outstanding        15,584,000            114,628,100           114,628,100           121,585,400           128,542,600
- ------------------

Cash/Market
  Capitalization       $   21.6 $202.6      $  124.0  $1,963.0    $   145.6 $1,963.0    $   145.6 $2,082.1    $   145.6 $2,201.3
- ----------------

Market Information           12/21/94             12/21/94
- -------------------          --------             --------
  Stock Price/P/E
    Ratio              $   13     28.0x     $    17 1/8    9.9x
  Market Premium/
    Deal P/E                                                           15.4%    30.0x        15.4%    30.0x        15.4%    30.0x
  Exchange Ratio                                                            0.68x                 0.88x                 0.88x
  Seller's
    Ownership in
    Pro Forma                                                               0.0%                  5.7%                 10.8%

Breakdown of                                                       Book                  Book                  Book
  Consideration                                                    Value  Consideration  Value  Consideration  Value  Consideration
- ---------------                                                    -----  -------------  -----  -------------  -----  -------------
  Common Equity                                                    136.0  238.3(c)100.0  136.0  238.3(d)100.0  136.0  238.3(e)100.0
                                                                   -----  -----   -----  -----  -----   -----  -----  -----   -----
     Total                                                        $136.0 $238.3  100.0% $136.0 $238.3  100.0% $136.0 $238.3  100.0%
                                                                   =====  ============   =====  ============   =====  ============
Costs After Tax(f)
- ---------------
  Cost of Cash at
    5.9% (g)                                                      $     0.0             $     0.0             $     0.0
  Interest on Debt             $  0.2                $  8.6            14.2(h) $22.9          7.1(i) $15.8          0.0    $ 8.8
  Amortization of
    Goodwill (j)                  0.0                   0.4             6.8      7.3          6.8      7.3          0.0      0.4
                                -----                 -----        --------     ----     --------     ----     --------     ----
     Total                     $  0.2                $  9.0       $    21.0    $30.2    $    13.9    $23.1    $     0.0    $ 9.2
                                =====                 =====        ========     ====     ========     ====     ========     ====

- -------------------------
(a) Represents 6,957,287 common shares.
(b) Represents 13,914,574 common shares.
(c) Based on $233.8MM paid for common plus $4.5MM for options.
(d) Based on $233.8MM paid for common plus $4.5MM for options.
(e) Based on $233.8MM paid for common plus $4.5MM for options.
(f) Assumes a 34.0% tax rate for 1994.
(g) Cost of cash at 5.9% reflects the after tax effect of 9.0% opportunity cost.
(h) Interest Expense on Debt at 5.9% reflects the after tax effect of debt at 9.0%.
(i) Interest Expense on Debt at 5.9% reflects the after tax effect of debt at 9.0%.


                                                                   Goldman Sachs

Project Highnoon

PRO FORMA MERGER PLANS
(US Dollars in millions, except per share data)

                                                                   100% Straight Debt     50% Straight Debt     100% Common Stock
                                                                                          50% Common Stock
                            Seller                Buyer              Merger Pro Forma      Merger Pro Forma      Merger Pro Forma
                           Highnoon         Tandem Computers Inc      $15 per Share         $15 per Share         $15 per Share
                       -------------------  --------------------  --------------------- --------------------- ---------------------
Income to Common/
  Primary Shares       FYE September 30(k)    FYE September 30
- ----------------       -------------------  --------------------
1994LTM                $ (22.4) 13,467,000  $   170.2 113,449,000 $   126.8 113,449,000 $   133.9 120,406,300 $   147.8 127,363,600
1995E                      7.8  15,584,000      198.3 114,628,100     185.1 114,628,100     192.2 121,585,400     206.1 128,542,600
1996E                     15.9  15,584,000      189.1 114,628,100     184.1 114,628,100     191.1 121,585,400     205.0 128,542,600
1997E                      -             -        -             -       -             -       -             -       -             -
1998E                      -             -        -             -       -             -       -             -       -             -
1999E                      -             -        -             -       -             -       -             -       -             -

Primary EPS/%
 Accretion/(Dilution)  FYE September 30(l)    FYE September 30
- --------------------   -------------------  --------------------
1994LTM                      $ (1.66)              $  1.50        $     1.12    (25.5)% $     1.11    (25.8)% $     1.16    (22.6)%
1995E                           0.50                  1.73              1.62     (6.6)        1.58     (8.6)        1.60     (7.3)
1996E                           1.02                  1.65              1.61     (2.7)        1.57     (4.7)        1.60     (3.3)
1997E                           1.19                  -                 -         -           -         -           -         -
1998E                           -                     -                 -         -           -         -           -         -
1999E                           -                     -                 -         -           -         -           -         -

Pre-Tax Adjustments/Breakeven Adjustments (Primary/Fully Diluted)
- ----------------------------------------------------------------
1995E                                                             $     0.0  $ 20.0   - $     0.0  $ 27.5   - $     0.0  $ 24.7   -
1996E                                                                   0.0     7.7   -       0.0    14.4   -       0.0    10.7   -
1997E                                                                   0.0     -     -       0.0     -     -       0.0     -     -
1998E                                                                   0.0     -     -       0.0     -     -       0.0     -     -
1999E                                                                   0.0     -     -       0.0     -     -       0.0     -     -

- -------------------------
(j) Positive excess cost amortized over 15.0 years. Negative excess cost amortized over 10.0 years.
(k) Seller's Fiscal Data has been adjusted to match Buyer's Fiscal Year End.
(l) Seller's Fiscal Data has been adjusted to match Buyer's Fiscal Year End.


                                                                   Goldman Sachs

Project Highnoon

PRO FORMA MERGER PLANS
(US Dollars in millions, except per share data)

                                                                   100% Straight Debt     50% Straight Debt      100% Common Stock
                                                                                          50% Common Stock
                            Seller                Buyer              Merger Pro Forma      Merger Pro Forma       Merger Pro Forma
                           Highnoon         Tandem Computers Inc      $20 per Share         $20 per Share         $20 per Share
                       -------------------  --------------------  --------------------- --------------------- ---------------------
Structure                                                               Purchase               Purchase             Pooling
- ---------                                                               --------               --------             -------
  Common Equity                                                   $     0.0      0.0%   $   165.5(a)  50.0%   $   331.0(b) 100.0%
  Long Term Debt                                                      331.0    100.0        165.5     50.0          0.0      0.0
  Cash                                                                  0.0      0.0          0.0      0.0          0.0      0.0
                                                                   --------    -----     --------    -----     --------    -----
     Aggregate
       Consideration                                              $   331.0    100.0%   $   331.0    100.0%   $   331.0    100.0%
                                                                   ========    =====     ========    =====     ========    =====

Capitalization         September 30, 1994    September 30, 1994
- --------------         -------------------  --------------------
  Short Term Debt      $    1.4      1.0%   $    58.1      5.4%   $    59.6      4.2%   $    59.6      4.2%   $    59.6      4.9%
  Long Term Debt            1.6      1.1         86.5      8.0        419.0     29.6        253.5     17.9         88.0      7.2
                        -------    -----     --------    -----     --------    -----     --------    -----     --------    -----
     Total Debt             3.0      2.2        144.6     13.3        478.6     33.8        313.1     22.1        147.6     12.1
  Common Equity           136.0     97.8        938.8     86.7        938.8     66.2      1,104.3     77.9      1,074.9     87.9
                        -------    -----     --------    -----     --------    -----     --------    -----     --------    -----
     Total
       Capitalization  $  139.0    100.0%   $ 1,083.4    100.0%   $ 1,417.4    100.0%   $ 1,417.4    100.0%   $ 1,222.5    100.0%
                        =======    =====     ========    =====     ========    =====     ========    =====     ========    =====

Shares Outstanding        15,584,000            114,628,100           114,628,100           124,292,400           133,956,700
- ------------------

Cash/Market
  Capitalization       $   21.6 $202.6      $  124.0  $1,963.0    $   145.6 $1,963.0    $   145.6 $2,128.5    $   145.6 $2,294.0
- ----------------

Market Information           12/21/94             12/22/94
- -------------------          --------             --------
  Stock Price/P/E
    Ratio              $   13     26.0x     $    17 1/8    9.9x
  Market Premium/
    Deal P/E                                                           53.8%    40.0x        53.8%    40.0x        53.8%    40.0x
  Exchange Ratio                                                            1.17x                 1.17x                 1.17x
  Seller's
    Ownership in
    Pro Forma                                                               0.0%                  7.8%                 14.4%

Breakdown of                                                       Book                  Book                  Book
  Consideration                                                    Value  Consideration  Value  Consideration  Value  Consideration
- ---------------                                                    -----  -------------  -----  -------------  -----  -------------
  Common Equity                                                    136.0  331.0(c)100.0  136.0  331.0(d)100.0  136.0  331.0(e)100.0
                                                                   -----  -----   -----  -----  -----   -----  -----  -----   -----
     Total                                                        $136.0 $331.0  100.0% $136.0 $331.0  100.0% $136.0 $331.0  100.0%
                                                                   =====  ============   =====  ============   =====  ============
Costs After Tax(f)
- ---------------
  Cost of Cash at
    5.9% (g)                                                      $     0.0             $     0.0             $     0.0
  Interest on Debt             $  0.2                $  8.6            19.7(h) $28.4          9.8(i) $18.6          0.0    $ 8.8
  Amortization of
    Goodwill (j)                  0.0                   0.4            13.0     13.4         13.0     13.4          0.0      0.4
                                -----                 -----        --------     ----     --------     ----     --------     ----
     Total                     $  0.2                $  9.0       $    32.7    $41.9    $    22.8    $32.0    $     0.0    $ 9.2
                                =====                 =====        ========     ====     ========     ====     ========     ====

- -------------------------
(a) Represents 9,664,322 common shares.
(b) Represents 19,328,644 common shares.
(c) Based on $311.7MM paid for common plus $19.3MM for options.
(d) Based on $311.7MM paid for common plus $19.3MM for options.
(e) Based on $311.7MM paid for common plus $19.3MM for options.
(f) Assumes a 34.0% tax rate for 1994.
(g) Cost of cash at 5.9% reflects the after tax effect of 9.0% opportunity cost.
(h) Interest Expense on Debt at 5.9% reflects the after tax effect of debt at 9.0%.
(i) Interest Expense on Debt at 5.9% reflects the after tax effect of debt at 9.0%.


                                                                   Goldman Sachs

Project Highnoon

PRO FORMA MERGER PLANS
(US Dollars in millions, except per share data)

                                                                   100% Straight Debt     50% Straight Debt     100% Common Stock
                                                                                          50% Common Stock
                            Seller                Buyer              Merger Pro Forma      Merger Pro Forma      Merger Pro Forma
                           Highnoon         Tandem Computers Inc      $20 per Share         $20 per Share         $20 per Share
                       -------------------  --------------------  --------------------- --------------------- ---------------------
Income to Common/
  Primary Shares       FYE September 30(k)    FYE September 30
- ----------------       -------------------  --------------------
1994LTM                $ (22.4) 13,467,000  $   170.2 113,449,000 $   115.2 113,449,000 $   125.0 123,113,300 $   147.8 132,777,600
1995E                      7.8  15,584,000      198.3 114,628,100     173.4 114,628,100     183.3 124,292,400     206.1 133,956,700
1996E                     15.9  15,584,000      189.1 114,628,100     172.4 114,628,100     182.2 124,292,400     205.0 133,956,700
1997E                      -             -        -             -       -             -       -             -       -             -
1998E                      -             -        -             -       -             -       -             -       -             -
1999E                      -             -        -             -       -             -       -             -       -             -

Primary EPS/%
 Accretion/(Dilution)  FYE September 30(l)    FYE September 30
- --------------------   -------------------  --------------------
1994LTM                      $ (1.66)              $  1.50        $     1.02    (32.3)% $     1.02    (32.3)% $     1.11    (25.8)%
1995E                           0.50                  1.73              1.51    (12.5)        1.47    (14.8)        1.54    (11.1)
1996E                           1.02                  1.65              1.50     (8.9)        1.47    (11.2)        1.53     (7.2)
1997E                           1.19                  -                 -         -           -         -           -         -
1998E                           -                     -                 -         -           -         -           -         -
1999E                           -                     -                 -         -           -         -           -         -

Pre-Tax Adjustments/Breakeven Adjustments (Primary/Fully Diluted)
- ----------------------------------------------------------------
1995E                                                             $     0.0  $ 37.7   - $     0.0  $ 48.1   - $     0.0  $ 38.9   -
1996E                                                                   0.0    25.4   -       0.0    34.7   -       0.0    24.2   -
1997E                                                                   0.0     -     -       0.0     -     -       0.0     -     -
1998E                                                                   0.0     -     -       0.0     -     -       0.0     -     -
1999E                                                                   0.0     -     -       0.0     -     -       0.0     -     -

- -------------------------
(j) Positive excess cost amortized over 15.0 years. Negative excess cost amortized over 10.0 years.
(k) Seller's Fiscal Data has been adjusted to match Buyer's Fiscal Year End.
(l) Seller's Fiscal Data has been adjusted to match Buyer's Fiscal Year End.


                                                                   Goldman Sachs

Project Highnoon

Analysis at Various Prices
(US Dollars in millions, except per share data)

Consideration Per Share                    $  10.00  $  12.00  $  14.00  $  16.00  $  18.00  $  20.00  $  22.00  $  24.00  $  26.00
- -----------------------                    --------  --------  --------  --------  --------  --------  --------  --------  --------
Aggregate Consideration(a)                 $  155.8  $  187.0  $  219.7  $  256.8  $  293.9  $  331.0  $  368.1  $  405.2  $  442.3
- --------------------------
Levered Consideration(b)                   $  137.3  $  168.5  $  201.2  $  238.3  $  275.4  $  312.4  $  349.5  $  386.6  $  423.7
- ------------------------
Premium Over Market Price Per Share
- -----------------------------------
     December 30, 1994        $  13.00        -23.1%     -7.7%      7.7%     23.1%     38.5%     53.8%     69.2%     84.6%    100.0%

Multiple of Revenue (Levered)
- -----------------------------
     1993                     $  233.7          0.6x      0.7x      0.9x      1.0x      1.2x      1.3x      1.5x      1.7x      1.8x
     1994                        218.5          0.6       0.8       0.9       1.1       1.3       1.4       1.6       1.8       1.9
     1995E                       271.0          0.5       0.6       0.7       0.9       1.0       1.2       1.3       1.4       1.6
     1996E                       336.8          0.4       0.5       0.6       0.7       0.8       0.9       1.0       1.1       1.3

Multiple of EBIT (Levered)
- --------------------------
     1993                     $    9.3         14.7x     18.0x     21.6x     25.5x     29.6x     33.5x     37.4x     41.4x     45.4x
     1994                        -19.3          N.A.      N.A.      N.A.      N.A.      N.A.      N.A.      N.A.      N.A.      N.A.
     1995E                         4.5         30.7      37.7      45.0      53.3      61.6      69.9      78.2      86.5      94.8
     1996E                        17.8          7.8       9.6      11.4      13.5      15.7      17.8      19.9      22.0      24.1

Multiple of Earnings Per Share
- ------------------------------
     1993                      $  0.67         14.9x     17.9x     20.9x     23.9x     26.9x     29.9x     32.8x     35.8x     38.8x
     1994                        -1.66          N.A.      N.A.      N.A.      N.A.      N.A.      N.A.      N.A.      N.A.      N.A.
     1995E                        0.35         28.6      34.3      40.0      45.7      51.4      57.1      62.9      68.6      74.3
     1996E                        0.80         12.5      15.0      17.5      20.0      22.5      25.0      27.5      30.0      32.5

Premium Over Tangible Book Value Per Share
- ------------------------------------------
     September 30, 1994        $  8.74         14.4%     37.3%     60.2%     83.1%    106.0%    128.9%    151.7%    174.6%    197.5%

Aggregate Goodwill Per Share(c)            $   1.27  $   3.27  $   5.37  $   7.75  $  10.13  $  12.51  $  14.69  $  17.27  $  19.65
- -------------------------------

Transaction Costs Per Share(d)
- ------------------------------
     Interest Expense(s)                   $   1.00  $   1.20  $   1.41  $   1.65  $   1.89  $   2.12  $   2.36  $   2.60  $   2.84
     Purchase Accounting Adjustments(f)        0.08      0.22      0.36      0.52      0.68      0.83      0.99      1.15      1.31
                                           --------  --------  --------  --------  --------  --------  --------  --------  --------
       Total Transaction Costs             $   1.08  $   1.42  $   1.77  $   2.16  $   2.56  $   2.96  $   3.35  $   3.75  $   4.15
                                           ========  ========  ========  ========  ========  ========  ========  ========  ========

- ----------
(a) Based on 15,683,965 shares outstanding on 9/30/94 and 2,959,220 options with an average exercise price of $13.47.
(b) Aggregate Consideration plus Debt and Preferred Outstanding minus Cash and Equivalents.
(c)  Aggregate Consideration minus Tangible Book Value of $136.OMM.
(d)  Based on Aggregate Consideration and 15,583,965 shares outstanding.
(e)  Assumes a 0.0% tax rate and an interest rate of 10.0%.
(f)  Estimated. Assumes positive excess cost is amortized over 15 years.


                                                                   Goldman Sachs

                                                                EXHIBIT 99(c)(2)
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                          dated as of August 21, 1994

                                 by and between


                         PYRAMID TECHNOLOGY CORPORATION


                                      and


                   SIEMENS NIXDORF INFORMATION SYSTEMS, INC.

                               TABLE OF CONTENTS

                                                                  Page
                                                                  ----

SECTION 1 - SALE OF COMMON STOCK AND WARRANT.....................   1

     1.1    Sale of Common Stock and Warrant.....................   1
     1.2    Closing Date.........................................   1
     1.3    Delivery.............................................   1
     1.4    Legend...............................................   1

SECTION 2 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY........   2

     2.1    Organization.........................................   2
     2.2    Capitalization.......................................   3
     2.3    Authorization........................................   4
     2.4    No Conflict..........................................   5
     2.5    Accuracy of Reports..................................   5
     2.6    Financial Statements and Changes.....................   6
     2.7    Consents, etc........................................   7
     2.8    Amendment to Rights Agreement........................   7
     2.9    Intellectual Property Rights.........................   8
     2.10   Litigation...........................................   9
     2.11   Taxes................................................   9
     2.12   Agreements...........................................  10
     2.13   Compliance...........................................  11
     2.14   Disclosure...........................................  11
     2.15   Certain Transactions.................................  12
     2.16   Insurance............................................  12
     2.17   Definitions..........................................  12

SECTION 3 - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER......  12

     3.1    Investment...........................................  12
     3.2    Organization.........................................  13
     3.3    Authority............................................  13
     3.4    Government Consents, etc.............................  13
     3.5    Investigation........................................  14
     3.6    Financing............................................  14

SECTION 4 - CONDITIONS TO OBLIGATIONS OF THE PURCHASER...........  14

     4.1    Representations and Warranties Correct...............  14
     4.2    Covenants............................................  14
     4.3    Opinion of Company's Counsel.........................  14
     4.4    No Order Pending.....................................  14
     4.5    HSR Act..............................................  14
     4.6    No Law Prohibiting or Restricting Such Sale..........  15
     4.7    Compliance Certificate...............................  15
     4.8    Technology Agreement.................................  15
     4.9    Registration Rights Agreement........................  15

                               TABLE OF CONTENTS
                                 (continued)

     4.10   Material Adverse Change..............................  15
     4.11   Corporate Authorizations.............................  15

SECTION 5 - CONDITIONS TO OBLIGATIONS OF COMPANY.................  16

     5.1    Representations and Warranties Correct...............  16
     5.2    Covenants............................................  16
     5.3    No Order Pending.....................................  16
     5.4    HSR Act..............................................  16
     5.5    No Law prohibiting or Restricting Such Sale..........  16
     5.6    Compliance Certificate...............................  17
     5.7    Technology Agreement.................................  17
     5.8    Registration Rights Agreement........................  17

SECTION 6 - COVENANTS OF THE COMPANY.............................  17

     6.1    Sale of Additional Shares............................  17
     6.2    Membership on the Board of Directors.................  17
     6.3    Information Rights...................................  18
     6.4    Access to Records....................................  19
     6.5    Affirmative Covenants................................  19
     6.6    Three-Year Business Plan.............................  19
     6.7    Emergency Business Plan..............................  19

SECTION 7 - COVENANTS OF THE PURCHASER...........................  20

     7.1    Limitation on Ownership of Voting Stock..............  20
     7.2    Voting...............................................  21
     7.3    Voting Trust, etc....................................  22
     7.4    Solicitation of Proxies..............................  22
     7.5    Acts in Concert with Others..........................  22
     7.6    Restrictions on Transfer of Voting Stock.............  22
     7.7    Confidential Information.............................  23
     7.8    Right to Maintain....................................  24
     7.9    Acquisition of Stock.................................  27
     7.10   Termination of Certain Sections......................  28
     7.11   Further Termination..................................  28
     7.12   Repurchase Option....................................  28

SECTION 8 - COMPANY RIGHT OF FIRST REFUSAL.......................  28

     8.1    Right of First Refusal...............................  28
     8.2    Tender Offer Sale....................................  29
     8.3    Assignment of Rights.................................  31
     8.4    Termination..........................................  31

                               TABLE OF CONTENTS
                                 (continued)

SECTION 9 - INDEMNIFICATION......................................  31

     9.1    Survival of Representations and Warranties...........  31
     9.2    Obligation to Indemnify..............................  31
     9.3    Notice and Opportunity to Defend.....................  32

SECTION 10 - MISCELLANEOUS.......................................  33

     10.1   Certain Definitions..................................  33
     10.2   Termination of Agreement.............................  35
     10.3   Effect of Termination................................  35
     10.4   Best Efforts.........................................  35
     10.5   Governing Law........................................  36
     10.6   Successors and Assigns...............................  36
     10.7   Entire Agreement; Amendment..........................  37
     10.8   Notices..............................................  37
     10.9   Brokers..............................................  38
     10.10  Severability.........................................  38
     10.11  Injunctive Relief....................................  38
     10.12  Attorneys' Fees......................................  39
     10.13  Costs and Expenses...................................  39
     10.14  No Third Party Rights................................  39
     10.15  Publicity............................................  39
     10.16  Counterparts.........................................  39

                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT



     THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is dated as of August 21, 1994, by and between Pyramid Technology Corporation, a Delaware corporation (the "Company") and Siemens Nixdorf Information Systems, Inc., a Massachusetts corporation (the "Purchaser").


                                   SECTION 1

                        SALE OF COMMON STOCK AND WARRANT

     1.1  Sale of Common Stock and Warrant.  Subject to the terms and conditions
          --------------------------------
hereof, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, at the Closing (as defined below), for an aggregate purchase price of $17,250,000 (i) 2,000,000 shares (the "Shares") of the Company's common stock, $.01 par value (the "Common Stock"), and (ii) a warrant to purchase up to 1,330,000 shares of Common Stock (the "Warrant Shares") at an exercise price of $10.00 per share and on such other terms and conditions as are specified in substantially the form of warrant attached as Exhibit A hereto (the
                                                           ---------
"Warrant").

     1.2  Closing Date.  The closing of the purchase and sale of the Shares and
          ------------
the Warrant (the "Closing") shall be held at the law offices of Wilson, Sonsini, Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California at 10:00 a.m. not later than the third business day following expiration or early termination of all waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and satisfaction of all closing conditions set forth in Sections 4 and 5 hereof or at such other time and place upon which the Company and the Purchaser shall mutually agree (the date of the Closing is hereinafter referred to as the "Closing Date").

     1.3  Delivery.  At the Closing, the Company will deliver to the Purchaser
          --------
(i) a certificate registered in the name of the Purchaser representing the Shares, against payment of the purchase price of $17,250,000 therefor by check payable to the order of the Company or by wire transfer in same day funds to the Company's account, (ii) the duly executed Warrant, and (iii) all documents and certificates required to be delivered under Section 4 of this Agreement.

     1.4  Legend.  The certificate for the Shares and the Warrant shall be
          ------
subject in each case to a legend restricting transfer under the Securities Act of 1933, as amended (the "Securities Act"), and referring to restrictions on transfer and rights of first refusal herein, such legend to be substantially as follows:

          "The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. Such securities may not be sold or transferred in the absence of such registration or an exemption from such registration.

          "The securities represented by this certificate are subject to restrictions on transfer, including any sale, pledge or other hypothecation, and rights of first refusal set forth in a certain Common Stock and Warrant Purchase Agreement dated as of August 19, 1994, a copy of which may be obtained at no cost by written request made by the holder of record of this certificate to the secretary of the Company at the Company's principal executive offices."

None of the Shares or the Warrant may be sold, assigned, transferred or otherwise disposed of unless registered under the Securities Act of 1933, as amended (the "Securities Act"), or unless an exemption from such registration is available and perfected.


                                   SECTION 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as disclosed in the disclosure statement dated the date hereof (the "Disclosure Schedule"), delivered in connection with this Agreement, the Company hereby represents and warrants to the Purchaser as follows:

     2.1  Organization.  The Company is a corporation duly organized and validly
          ------------
existing under the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company or any of its Subsidiaries, their condition (financial or otherwise), their results of operations, their assets, their liabilities or their business, taken as a whole ("Material Adverse Effect").
The Company has furnished to the Purchaser true and correct copies of its Certificate of Incorporation and Bylaws, as amended to date, and will furnish true and correct copies of any amendments thereto through the term of this Agreement.

     2.2  Capitalization.  The authorized capital stock of the Company consists
          --------------
of 30,000,000 shares of Common Stock, $.01 par value, of which at August 11, 1994, 13,418,189 shares were issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. As of August 11, 1994, the Company has duly reserved a total of 6,116,666 shares of its Common Stock for issuance under its Amended 1982 Incentive Stock Option Plan, of which 2,670,788 shares are duly reserved for issuance upon exercise of outstanding options; a total of 400,000 shares for issuance under its Executive Officers Nonstatutory Stock Option Plan, of which 20,313 shares are duly reserved for issuance upon exercise of outstanding options; a total of 160,000 shares for issuance under its Amended and Restated Directors' Option Plan, of which 99,500 shares are duly reserved for issuance upon exercise of outstanding options; and a total of 1,150,000 shares for issuance under its 1987 Employee Stock Purchase Plan. On December 8, 1988, the Company entered into a Common Shares Rights Agreement (the "Rights Agreement") with Bank of America, NT & SA, and has announced the distribution of rights under the Rights Agreement to all stockholders of record as of January 17, 1989. In addition, effective upon the Closing, the Company has duly authorized the reservation of such number of shares of Common Stock as shall be necessary to provide for the exercise of the Warrant. Except as provided or described in this Agreement, there are no other options, warrants, conversion privileges, convertible securities or other contractual rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of any of the Company's capital stock or other securities. Schedule 2.2 to the Disclosure Statement identifies, assuming the consummation at the Closing of the transactions contemplated hereby (1) to the best of the Company's knowledge, based upon filings pursuant to Section 13(g) of the Securities Exchange Act of 1934 (the "Exchange Act") received by the Company as of December 31, 1993, and based upon filings pursuant to Section 13(d) of the Exchange Act received as of the date hereof, each record and beneficial owner of 5% or more of the outstanding Common Stock, including the name, address and number of shares of Common Stock held by each such holder. Except as provided in this Agreement, immediately prior to the Closing there were, and upon the Closing there will be, no preemptive or similar rights to purchase or otherwise acquire shares of Voting Stock of the Company or its Subsidiaries pursuant to any provision of law, the Certificates of Incorporation or By-laws of the Company, in each case as amended to the date hereof, or any agreement to which the Company is a party, or otherwise; there was, and upon the Closing there will be, no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting trust, etc.) with respect to the sale or voting of any shares of the Company's Voting Stock (whether outstanding or issuable upon conversion or exercise of outstanding securities), except as contemplated by this Agreement. To the best of the Company's knowledge, the Company has not violated Section 5 of the Securities Act or any state securities or blue sky laws in connection with the issuance of any shares of Common Stock or other securities prior to or on the date hereof to the extent any such violation would have a material adverse effect on the Company or any of its Subsidiaries, taken as a whole.

     Subject to normal year-end adjustment and except for obligations incurred in the normal course of business that are not required to be reflected, reserved against, accrued for or otherwise disclosed on the Company's unaudited consolidated balance sheet in order for such balance sheet to fairly present the financial condition of the Company and the Subsidiaries as of July 1, 1994 in accordance with generally accepted accounting principles consistently applied, to the best of the Company's knowledge (a) the Company and the subsidiaries of the Company which are consolidated with the Company for financial accounting purposes (the "Subsidiaries") had no liabilities, obligations, payments or commitments exceeding $100,000 (whether matured or unmatured, fixed or contingent) that were not provided for on such balance sheet or described in the notes thereto and (b) all reserves established by the Company and set forth on the balance sheet were adequate in all material respects.

     2.3  Authorization.  The Company has all corporate right, power and
          -------------
authority to enter into this Agreement, the Registration Rights Agreement in substantially the form attached hereto as Exhibit B (the "Registration Rights
                                          ---------
Agreement") and the Warrant and to consummate the transactions contemplated hereby and thereby. All requisite corporate and stockholder action on the part of the Company, its directors and stockholders necessary for (i) the authorization, execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrant by the Company, (ii) the authorization, sale, issuance and delivery of the Shares and the Warrant Shares upon exercise of the Warrant pursuant to the terms thereof, and (iii) the performance of the Company's obligations hereunder and under the Registration Rights Agreement and the Warrant have been duly authorized and taken. This Agreement and, as of the Closing, the Registration Rights Agreement and the Warrant will have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to Section 7 of the Registration Rights Agreement. Upon their issuance and delivery pursuant to this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable. Upon exercise of the Warrant in accordance with the terms thereof, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable. The issuance and sale of the Shares, the Warrant and the Warrant Shares upon exercise of the Warrant will not give rise to any preemptive rights or rights of first refusal on behalf of any person in existence either on the date hereof or immediately prior to the Closing.

     2.4  No Conflict.  Subject to compliance with the HSR Act, the execution
          -----------
and delivery of this Agreement, the Registration Rights Agreement and the Warrant do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to the creation of any lien, security interest or encumbrance, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of (i) the Certificate of Incorporation or Bylaws of the Company or any judgment, order decree, statute, law, ordinance, rule ore regulation applicable to the Company, its properties or assets, or (ii) any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, which violation under this Section 2.4(ii) would have a Material Adverse Effect on the Company or any of its Subsidiaries, taken as a whole, or materially impair or restrict its power to perform its obligations as contemplated hereby or thereby.

     2.5  Accuracy of Reports.  The Company has, since September 30, 1990, filed
          -------------------
with the Securities and Exchange Commission ("SEC") all forms, reports and documents (collectively, the "SEC Reports") which it has been required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. Each of the SEC Reports complied as of its filing date in all material respects with all applicable requirements of the Exchange Act. Except as subsequently disclosed or corrected in an SEC Report filed prior to the date of this Agreement, none of such SEC Reports, including, without limitation, any financial statement, schedule or footnote included therein, contained at the time filed any untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.6  Financial Statements and Changes.  The Company's (a) unaudited
          --------------------------------
consolidated balance sheet as of July 1, 1994 and the related consolidated statement of income, cash flows and stockholders' equity for the interim period then ended contained in the Company's Quarterly Report on Form 10-Q for the quarter ended July 1, 1994 (together with footnotes), and (b) audited consolidated balance sheets as of September 30, 1993 and 1992 and the related audited consolidated statements of income, cash flows and stockholders' equity for the fiscal years then ended contained in the Company's Annual Report on Form 10-K for the years ended September 30, 1993 and 1992 (together with footnotes)
(i) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) are in accordance with the books and records of the Company and its Subsidiaries, (iii) have been prepared in accordance with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any period may have been omitted in accordance with the applicable rules of the SEC under the Exchange Act) consistently applied except as noted therein and except, in the case of unaudited interim financial statements, for normal year-end adjustments, (iv) fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates set forth therein and the results of operations and cash flows for the Company and its consolidated Subsidiaries for the respective fiscal periods set forth therein and (v) are true and correct in all material respects. Except as otherwise disclosed herein or in the SEC Reports, since July 1, 1994, there has been no material adverse change in the business condition (financial or otherwise), results of operations, assets, liabilities or obligations of the Company and its consolidated Subsidiaries, taken as a whole. Except as set forth on Schedule 2.6 to the Disclosure Schedule, since July 1, 1994 there has not been (a) any material adverse change in the condition (financial or otherwise), operations, results of operations, assets, liabilities, or business of the Company or any of the Subsidiaries, (b) any liabilities or obligations that involve payments or commitments in excess of $100,000 (whether contingent or otherwise) incurred by the Company or any of the Subsidiaries, other than current liabilities or obligations incurred in the ordinary course of business, (c) any assets or properties of the Company or any of the Subsidiaries having a value in excess of $100,000 individually or $250,000 in the aggregate made subject to a lien of any kind, (d) any cancellation of any debts or claims held by the Company or any of the subsidiaries, in either case having a value in excess of $100,000 individually or $250,000 in the aggregate, (e) any payment of dividends on, or otherwise distributions with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Company or any of the Subsidiaries, or any agreement or commitment therefor, (f) any issuance of any stock, bonds or other securities of the Company or any of the Subsidiaries except as contemplated by this Agreement and except for the grant or exercise of options and the issuance of stock to directors, officers, employees and consultants in connection with their service to the Company and the Subsidiaries, (g) any sale, assignment, transfer or other disposition (other than in the ordinary course of business) of any tangible or intangible assets of the Company or any of the Subsidiaries, having a value in excess of $100,000 individually or $250,000 in the aggregate, (h) any loan by the Company to any officer, director, employee or stockholder of the Company or any of the Subsidiaries, or any agreement or commitment therefor other than travel advances or other advances not in excess of $2,500 as to any such person or $25,000 as to all such persons, (i) any increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of the Company or any of the Subsidiaries by an amount exceeding 10% of such compensation prior to such increase or (j) any change in the accounting methods or practices followed by the Company or any of the Subsidiaries or any change in depreciation policies or rates therefore adopted.

     2.7  Consents, etc.  No consent, approval or authorization of or
          -------------
designation, declaration or filing with (i) any governmental authority or (ii) any third party (pursuant to any of the Company's contracts or otherwise) which absence of such third party consent would have a Material Adverse Effect on the Company or any of its Subsidiaries, taken as a whole, or materially impair or restrict its power to perform its obligations hereunder, on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, the Warrant or the Warrant Shares upon exercise of the Warrant, or the consummation of any other transaction contemplated hereby, except the filing of such forms with the United States Department of Justice and the Federal Trade Commission as shall be required by the HSR Act and the expiration of any waiting periods thereunder and such filings as may be required to be made with the SEC and the NASD, filings or notices, if any, to be made in compliance with applicable blue sky requirements and any other filings agreed by counsel to the Company and counsel to the Purchaser to be required under applicable law.

     2.8  Amendment to Rights Agreement.  All necessary corporate action
          -----------------------------
required under the Rights Agreement to amend the Rights Agreement has been duly authorized and taken (or will have been duly authorized and taken prior to the Closing) so that the issuance of the Shares, the Warrant and the Warrant Shares upon exercise of the Warrant and any purchases by the Purchaser of

Voting Stock pursuant to Section 7.8 below shall not cause the Purchaser to become an "Acquiring Person" or cause a "Shares Acquisition Date", "Distribution Date" or "Triggering Event" to occur (each as defined in the Rights Agreement).

     2.9  Intellectual Property Rights.  In each case, except as set forth on
          ----------------------------
Schedule 2.9 to the Disclosure Schedule:

          (a) each of the Company and the Subsidiaries owns, possesses, and has the right to use, has the right to bring actions for the infringement of, or where necessary, has made timely and proper application for, all Intellectual Property Rights (as hereinafter defined) necessary or required for the conduct of its business as currently conducted.

          (b) no royalties, honorariums or fees in excess of $50,000 per annum are payable by the Company or its Subsidiaries to other persons by reason of the ownership or use of said Intellectual Property Rights;

          (c) to the best of the Company's knowledge, no product or service that is manufactured, marketed, performed or sold by the Company or the Subsidiaries violates any license or infringes any Intellectual Property Rights of another, nor is there any pending or written threat of a claim or litigation against the Company or Subsidiaries (nor does there exist any basis therefor) contesting the validity of, or right to use, any of the foregoing Intellectual Property Rights;

          (d) none of the Company or the Subsidiaries has received notice that any of such Intellectual Property Rights, or that the operation or proposed operation of the Company's or the Subsidiaries' businesses, conflicts or will conflict with the asserted rights of others; and

          (e) the Company has not granted any exclusive rights to any third party to develop, manufacture, use, market or service the Company's current products.

     As used herein, the term "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, Proprietary Technology (as hereinafter defined), patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae used by the Company in its businesses. As used herein, "Proprietary Technology" means all source code, designs, algorithms, layouts, processes, inventions, trade secrets, know-how and other proprietary rights owned or licensed by the Company or the Subsidiaries pertaining to any product or service manufactured, marketed, performed or sold, or proposed to be manufactured, marketed, performed or sold (as the case may be), by the Company or the Subsidiaries or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof, and all documentation and media embodying or relating to the above, including, without limitation, manuals, models, prototypes, memoranda, know-how, notebooks, patents and patent applications, trademarks and trademark applications, copyrights and copyright applications, records and disclosures.

     2.10 Litigation.  Except as set forth on Schedule 2.10 to the Disclosure
          ----------
Schedule, there are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings (collectively, "Claims"), pending and served or of which the Company or any Subsidiary has received written notification or, to the Company's best knowledge, threatened against the Company or any of the Subsidiaries, whether at law or in equity, whether civil or criminal in nature or whether before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; except as set forth on Schedule 2.10 to the Disclosure Schedule, to the best of the Company's knowledge, there are no orders, judgments or decrees of any court or governmental agency which would have a Material Adverse Effect on the Company or any of its Subsidiaries, taken as a whole, that apply to the Company or any of the Subsidiaries. Also set forth on Schedule 2.10 are all lawsuits filed and served by or against the Corporation or any Subsidiary during the previous two (2) years that involves claims in excess of $500,000.

     2.11 Taxes.  The Company and the Subsidiaries have filed all Federal,
          -----
state, local and foreign tax returns that are required to be filed by them on or prior to the Closing and all such returns are true and complete. The Company and the Subsidiaries have paid all taxes pursuant to such returns or pursuant to any assessments received by them or which they are obligated to withhold from amounts owing to any employee, creditor or third party. Except as disclosed on
Schedule 2.11 to the Disclosure Schedule, the Company has not been notified in writing of any examination by the Internal Revenue Service or by appropriate state or departmental tax authorities of any Federal, state or local income tax or franchise tax returns of or with respect to the Company or any of the Subsidiaries through all relevant periods. The liability for taxes payable on the Company's unaudited consolidated balance sheet as of July 1, 1994 are sufficient for the future payment of all accrued and unpaid Federal, state, local and foreign taxes as of such date, the failure for which to provide would have a Material Adverse Effect on the Company or any of its Subsidiaries, taken as whole. Except as set forth on Schedule 2.11 to the Disclosure Schedule, the Company and the Subsidiaries have not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

     2.12 Agreements.  Except as set forth on Schedule 2.12 to the Disclosure
          ----------
Schedule, to the best of the Company's knowledge, the Company and the Subsidiaries are not parties to any material written or oral contract or commitment not made in the ordinary course of business and, whether or not made in the ordinary course of business, the Company and the Subsidiaries are not parties to any written or oral (i) contract or commitment with any labor union,
(ii) contract or commitment for the future purchase of fixed assets in excess of $250,000 in the aggregate or for the future purchase of materials, supplies or equipment in excess of normal operating requirements, (iii) contract or commitment for the employment of any officer, individual employee or other person on a full-time basis or any contract with any individual on a consulting basis, except for such similar contracts listed in the documents filed by the Company with the SEC pursuant to the Exchange Act, (iv) bonus, pension, profit-sharing, retirement, stock purchase, stock option, or extraordinary hospitalization, medical insurance or similar plan, contract or understanding in effect with respect to employees or any of them or the employees of others, (v) agreements, indentures or commitments relating to the borrowing of money in excess of $250,000 in the aggregate or to the mortgaging, pledging or otherwise placing a lien on any assets of the Company or the Subsidiaries (other than relating to equipment held under capitalized leases or secured by purchase money security interests), (vi) guaranty of any obligation (other than any obligation of a Subsidiary) in excess of $250,000 in the aggregate, (vii) lease or agreement under which the Company or the Subsidiaries are lessees of or hold or operate (A) any real property or (B) personal property pursuant to which annual rental payments to the lessor thereof exceed $250,000 (other than as incidental to the leasing of any real property), (viii) lease or agreement under which the Company or the Subsidiaries are lessor of or permits any third party to hold or operate any property, real or personal, owed or controlled by the Company or the Subsidiaries, (ix) agreement or other commitment for capital expenditures in excess of $250,000 individually, (x) contract or agreement under which the Company or the Subsidiaries are obligated to pay any broker's fees, finder's fees or any such similar fees to any third party (other than as are incidental to the operation of its business in the ordinary course of business consistent with industry practices), (xi) contract or agreement for the payment or receipt of any royalty, (xii) license for the use of any patent, know-how, trademark, trade name, copyright or other intellectual property which is material to the financial condition or operations of the Company or (xiii) any other contract, agreement, arrangement or understanding that is material to the financial condition or operations of the Company and the Subsidiaries, taken as a whole. The Company has furnished or made available to counsel for the Purchaser true and correct copies of all such agreements and such other documents as have been requested by the Purchaser or their authorized representatives. Each of the foregoing contracts are valid, binding and in full force and effect in accordance with its terms.

     2.13 Compliance.  Except as set forth on Schedule 2.13 to the Disclosure
          ----------
Schedule, to the best of the Company's knowledge, the Company and the Subsidiaries have (or have applied for and which none of the Company or any Subsidiary has any reason to believe and does not believe will not be obtained in due course) all governmental approvals, authorizations, consents, qualifications, licenses and permits necessary or required to conduct their business as currently conducted or as planned to be conducted where the failure to obtain such approvals, authorizations, consents, qualifications, licenses and permits would result in liability in excess of $200,000 or materially impede the timely development of any of the products being developed by the Company or any Subsidiary. To the best of the Company's knowledge, the Company and the Subsidiaries are currently and at all times since inception have been in compliance with all Federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to the provisions of health insurance, environmental protection, occupational safety and health, Federal securities laws, equal employment opportunity, consumer protection, credit reporting, "truth-in-lending", warranties and trade practices) applicable to their business where the failure to be in compliance would result in liability in excess of $250,000 or materially impede the timely development of any of the products being developed by the Company or any Subsidiary; and, to the best of the Company's knowledge, all such licenses, qualifications and permits are in full force and effect and no violations exist in respect of any such licenses or permits and no proceeding is pending or threatened to revoke or limit any thereof.

     2.14 Disclosure.  Neither this Agreement, the Disclosure Schedule, the
          ----------
Warrant, or the Registration Rights Agreement contains any untrue statement of a material fact or omits to state a material fact necessary, in light of the circumstances under such statements were made, in order to make the statements contained herein and therein, not misleading.

     2.15  Certain Transactions.  Except as set forth in the Company's SEC
           --------------------
Reports, no executive officer or director of the Company or any Subsidiary has engaged in any transaction since September 30, 1990 that would require disclosure in the document filed with the Commission pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

     2.16 Insurance.  Each of the Company and the Subsidiaries maintains such
          ---------
insurance coverage, including amounts, described on Schedule 2.16 to the Disclosure Schedule. Such insurance listed on Schedule 2.16 to the Disclosure
Schedule is outstanding and in full force and effect and all premiums with respect to such policies are currently paid. Each of the Company and the Subsidiaries has not during the past three (3) fiscal years been denied or had revoked or rescinded any insurance policy.

     2.17 Definitions.  As used in this Section 2, the term "to the best of the
          -----------
Company's knowledge" shall mean actual knowledge of the officers, directors and key employees of the Company or the Subsidiaries obtained in the management of his or her business affairs after making due inquiry of officers, directors, and key employees of the Company and the Subsidiaries.


                                   SECTION 3

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Company as follows:

     3.1  Investment.  The Purchaser will acquire the Shares, the Warrant and
          ----------
any Warrant Shares purchased from the Company pursuant to this Agreement for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Shares, the Warrant and any Warrant Shares purchased by it from the Company pursuant to this Agreement have not been, and will not be, registered (unless sold in connection with a public offering by the Company or pursuant to a demand registration under the Registration Rights Agreement) under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent and the accuracy of the Purchaser's representations as expressed in this Section 3.1.

     3.2  Organization.  The Purchaser is a corporation duly organized and
          ------------
validly existing and in good standing under the laws of the state of its incorporation, with all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

     3.3  Authority.  The Purchaser has all corporate right, power and authority
          ---------
to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Registration Rights Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on behalf of the Purchaser. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Purchaser and constitute legal, valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to Section 7 of the Registration Rights Agreement. Subject to compliance with the HSR Act and such filings as may be required to be made with the SEC and any exchange or quotation system on which the Purchaser's securities are listed or designated, the execution and delivery of this Agreement and the Registration Rights Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of any obligation under any provision of the Certificate or Articles of Incorporation or Bylaws of the Purchaser or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser.

     3.4  Government Consents, etc.  No consent, approval or authorization of or
          ------------------------
designation, declaration or filing with any governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares or the Warrant, the issuance of the Warrant Shares upon exercise of the Warrant or the consummation of any other transaction contemplated hereby, except the filing of such forms with the United States Department of Justice and the Federal Trade Commission as shall be required by the HSR Act and the expiration of any waiting periods thereunder and such filings as may be required to be made with the SEC and any exchange or quotation system on which the Purchaser's securities are listed or principally traded.

     3.5  Investigation.  The Purchaser has had a reasonable opportunity to
          -------------
discuss the Company's business management and financial affairs with the Company's management.

     3.6  Financing.  The Purchaser has or will have the funds to provide the
          ---------
Company with the funds necessary to consummate the transactions to occur at the Closing.


                                   SECTION 4

                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER

     The obligation of the Purchaser to purchase the Shares and the Warrant at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived at the option of the
Purchaser:

     4.1  Representations and Warranties Correct.  The representations and
          --------------------------------------
warranties made by the Company in Section 2 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

     4.2  Covenants.  All covenants, agreements and conditions (including
          ---------
corporate proceedings) contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

     4.3  Opinion of Company's Counsel.  The Purchaser shall have received from
          ----------------------------
Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Company, an opinion addressed to it, dated the Closing Date, in substantially the form attached hereto as Exhibit C.
          ---------

     4.4  No Order Pending.  There shall not then be pending or threatened in
          ----------------
writing any order, injunction or other action by any court, arbitrator or governmental body or authority enjoining or restraining the transactions contemplated by this Agreement or imposing any material condition on the consummation thereof.

     4.5  HSR Act.  The Purchaser and the Company shall have filed such forms
          -------
with the United States Department of Justice and the Federal Trade Commission as shall be required by the HSR Act and the applicable waiting periods under such HSR Act shall have expired (or been terminated) without notice from such governmental agencies that additional inquiries are being made.

     4.6  No Law Prohibiting or Restricting Such Sale.  There shall not be in
          -------------------------------------------
effect any law, rule or regulation prohibiting or restricting such sale, or imposing material conditions on such sale, or requiring any consent or approval of any person which shall not have been obtained (including blue sky filings) to issue the Shares, the Warrant or the Warrant Shares (except as otherwise provided in this Agreement).

     4.7  Compliance Certificate.  The Company shall have delivered to the
          ----------------------
Purchaser a certificate in substantially the form attached hereto as Exhibit D,
                                                                     ---------
executed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, and certifying to the fulfillment of the conditions specified in Sections 4.1 and 4.2 of this Agreement.

     4.8  Technology Agreement.  The Company shall have delivered to the
          --------------------
Purchaser a duly executed counterpart of the license and OEM agreements on terms and conditions satisfactory to Purchaser in its sole discretion, which agreement shall include at a minimum the terms and conditions set forth on Exhibit E
                                                                 ---------
attached hereto (the "Technology Agreement"). Notwithstanding anything to the contrary herein, in the event of a material breach by the Company of its obligations under the Technology Agreement, all of the restrictions on Purchaser's ability to transfer Voting Stock set forth in Section 7.6 shall terminate and, except with respect to a transfer by the Purchaser of Voting Stock then held by the Purchaser which represents 20% or more of the Total Voting Power of the Company in a single transaction to a single person or group (as defined hereinafter), the Company's right of first refusal set forth in
Section 8 hereof, shall terminate.

     4.9  Registration Rights Agreement.  The Company shall have delivered to
          -----------------------------
the Purchaser a duly executed counterpart of the Registration Rights Agreement.

     4.10 Material Adverse Change.  There shall not have occurred or been
          -----------------------
discovered (whether through due diligence review or otherwise) since July 1, 1994, the date of the Company's most recent balance sheet any material adverse change in the condition (financial or otherwise), results of operations, assets, liabilities or business of the Company and its Subsidiaries, taken as a whole.

     4.11 Corporate Authorizations.  Purchaser shall have received (i) certified
          ------------------------
copies of the resolutions adopted by the Company's Board of Directors, authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Warrant, the Technology Agreement and (ii) copies of the

Company's Certificate of Incorporation and By-Laws, as in effect on the Closing Date.


                                   SECTION 5

                      CONDITIONS TO OBLIGATIONS OF COMPANY

     The Company's obligation to sell and issue the Shares and the Warrant at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived at the option of the
Company:

     5.1  Representations and Warranties Correct.  The representations and
          --------------------------------------
warranties made by the Purchaser in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

     5.2  Covenants.  All covenants, agreements and conditions (including
          ---------
corporate proceedings) contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

     5.3  No Order Pending.  There shall not then be pending or threatened in
          ----------------
writing in effect any order, injunction or other action by any court, arbitrator or governmental body or authority enjoining or restraining the transactions contemplated by this Agreement or imposing any material condition on the consummation thereof.

     5.4  HSR Act.  The Purchaser and the Company shall have filed such forms
          -------
with the United States Department of Justice and the Federal Trade Commission as shall be required by the HSR Act and the applicable waiting periods under such HSR Act shall have expired (or been terminated)without notice from such governmental agencies that additional inquiries are being made.

     5.5  No Law prohibiting or Restricting Such Sale.  There shall not be in
          -------------------------------------------
effect any law, rule or regulation prohibiting or restricting such sale, or imposing material conditions on such sale, or requiring any consent or approval of any person which shall not have been obtained (including blue sky filings) to issue the Shares, the Warrant or the Warrant Shares (except as otherwise provided in this Agreement).

     5.6  Compliance Certificate.  The Purchaser shall have delivered to the
          ----------------------
Company a certificate substantially in the form attached hereto as Exhibit E,
                                                                   ---------
executed on behalf of the Purchaser by an executive officer of the Purchaser, dated the Closing Date, and certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

     5.7  Technology Agreement.  The Purchaser shall have delivered to the
          --------------------
Company a duly executed counterpart of the Technology Agreement on terms and conditions satisfactory to the Company in its sole discretion, which agreement shall include at a minimum the terms and conditions set forth on Exhibit E hereto.

     5.8  Registration Rights Agreement.  The Purchaser shall have delivered to
          -----------------------------
the Company a duly executed counterpart of the Registration Rights Agreement.


                                   SECTION 6

                            COVENANTS OF THE COMPANY

     Until the termination of this Agreement in accordance with Section 10.2 hereof or the particular covenant, as the case may be:

     6.1  Sale of Additional Shares.  The Company shall take such action as is
          -------------------------
reasonably necessary, including any necessary amendment to the Rights Agreement and any action required under the Registration Rights Agreement, subject to compliance with applicable law (including federal and state securities laws), to issue and sell to the Purchaser any Shares or Warrant Shares or any additional securities which the Purchaser shall be entitled to purchase from the Company pursuant to this Agreement.

     6.2  Membership on the Board of Directors.
          ------------------------------------

          (a) Upon or after the Closing, the Company shall cause to be appointed as a director to the Company's Board of Directors, at the request of the Purchaser, any person designated by the Purchaser and approved by the Company, which approval shall not unreasonably be withheld. Any such person shall serve until such person's successor has been duly elected and qualified. Thereafter, the Company shall include in the slate of nominees recommended by the Company's Board of Directors or management to stockholders for election as directors at each annual meeting of stockholders of the Company any person designated pursuant to this paragraph, or such substitute as may be designated by the Purchaser and who is reasonably acceptable to the Company, and the Company shall use its best efforts to cause the shares for which the Company's management or directors hold proxies or are otherwise entitled to vote to be voted in favor of the election of such designee to the extent necessary to ensure his election, assuming that all Voting Stock beneficially owned by the Purchaser is voted for such designee. In the event that any such designee shall cease to serve as a director for any reason, the Company shall use its best efforts to fill such vacancy by a designee of the Purchaser approved by the Company, which approved shall not be unreasonably withheld. Notwithstanding the foregoing, the Company's obligation under this paragraph and under paragraphs 6.3, 6.4 and 6.5 below shall terminate if the percentage interest of the Purchaser in the Total Voting Power of the Company, after adjustment for the exercise, or failure to exercise, of the right to maintain by the Purchaser pursuant to Section 7.8 below (except in the event of a delaying notice pursuant to Section 7.8(e)) is less than 5% (even if the Purchaser's percentage interest should subsequently increase for any reason to 5% or more).

          (b) The Company shall be entitled to excuse any designee of the Purchaser serving as a director on the Company's Board of Directors from all discussions and deliberations of the Board of Directors of the Company (or any committee constituted by the Board) concerning competitors of the Purchaser or relationships between the Company and the Purchaser. Upon notice to the Purchaser's designee, the Company may refrain from sending or providing to the Purchaser, or the Purchaser may refuse to receive, any information otherwise disseminated to the directors of the Company concerning competitors of the Purchaser or relationships between the Company and the Purchaser. The Company shall not be obligated to compensate a designee-director of the Purchaser on the same terms as other outside directors but shall provide all rights and benefits of indemnity to such designee-director as are provided such other directors.

     6.3  Information Rights.  So long as Purchaser holds at least 5% of the
          ------------------
Total Voting Power of the Company, the Company shall provide to the Purchaser copies of all SEC Reports filed by Company with the Securities and Exchange Commission and all business plans, budgets, financial statements and other information made available to the Company's Board of Directors, subject to the Company's fiduciary duties and obligations to keep such materials confidential.

     6.4  Access to Records.  Each of the Company and the Subsidiaries shall
          -----------------
afford to the Purchaser and the Purchaser's authorized employees, counsel, accountants and other representatives free and full access, at all reasonable times to all of the books, records and properties of the Company or the Subsidiaries, as the case may be, and to all officers of the Company or the Subsidiaries, as the case may be, upon reasonable advance notice by the Purchaser to the Company or its Subsidiaries, as the case may be, in order to verify the representations and warranties made and information delivered to the Purchaser pursuant to this Agreement.

     6.5  Affirmative Covenants.  Each of the Company and the Subsidiaries
          ---------------------
covenants and agrees with the Purchasers as follows:

          (a) Corporate Existence Properties, Etc.  Each of the Company and the
              -----------------------------------
Subsidiaries shall, and shall cause each of its Affiliates (as defined in Section 10.1(i) below) to: maintain, preserve, and keep in full force and effect its corporate existence and all rights, franchises, licenses, insurance policies and permits necessary to the proper conduct of its business and to the ownership, lease, or operation of its properties which, if not so maintained, could reasonably be expected to have a $100,000 or greater adverse effect on it, except that this provision shall not restrict the Company's ability to effect merger of the Subsidiaries of the Company. The Company agrees to take all action that may be reasonably required to obtain, preserve, renew and extend all material licenses, permits, authorizations, trade names, trademarks, service names, service marks, copyrights and patents that are necessary for the continuance of the operation of any such property by it.

          (b) Payment of Taxes.  Each of the Company and the Subsidiaries shall,
              ----------------
and shall cause each of its Affiliates to, pay all taxes, assessments and governmental charges or liens imposed upon it or upon its income or receipts or upon any of its properties (except with respect to taxes being contested in good faith by appropriate legal proceedings), which if not so paid could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or any of its Subsidiaries, taken as a whole.

     6.6  Three-Year Business Plan.  The Company agrees to provide to the
          ------------------------
Purchaser, as soon as practicable after it is available, copies of the Company's Three-Year Business Plan.

     6.7  Emergency Business Plan.  The Company will provide the Purchaser prior
          -----------------------
to Closing with copies of its emergency business plans.

                                   SECTION 7

                           COVENANTS OF THE PURCHASER

     Until the termination of this Agreement in accordance with the provisions of Section 10.2 hereof or the particular covenant, as the case may be:

     7.1  Limitation on Ownership of Voting Stock.  The Purchaser shall not (and
          ---------------------------------------
Purchaser shall not permit any of its Affiliates to) acquire, directly or indirectly, beneficial ownership of any Voting Stock, any securities convertible into or exchangeable for Voting Stock, or any other right to acquire Voting Stock (except, in any case, as provided in this Agreement or the Warrant or by way of stock dividends or other distributions or offerings made available to holders of any Voting Stock generally) or authorize or make a tender, exchange or other offer, without the written consent of the Company, if the effect of such acquisition or offer would be to increase the Voting Power of all Voting Stock then owned by Purchaser or its Affiliates or which it has a right to acquire to more than the percentage of the Total Voting Power of the Company which Purchaser is entitled to hold at such time as provided in this Section 7.1:

          (a) The Purchaser shall be entitled to hold Voting Stock up to, and not to exceed except as permitted by this Agreement, 25% of the Total Potential Voting Power of the Company. Subject to such limitation, shares of Voting Stock not acquired by the Purchaser from the Company upon exercise of the Warrant or pursuant to Section 7.8 may be acquired by the Purchaser in the open market, from third parties or otherwise, so long as the Warrant has been exercised prior to such purchases.

          (b) The Purchaser may acquire Voting Stock without regard to the limitations in this Section 7.1 if a tender offer is made (as evidenced by the filing with the SEC of a Schedule 14D-1 (or any successor schedule or form promulgated or adopted for such purpose by the SEC) and the actual dissemination of tender offer materials to security holders) by another person or group to purchase or exchange for cash or other consideration any Voting Stock which, if successful, would result in such person or group owning or having the right to acquire shares of Voting Stock with aggregate Voting Power of at least 40% of the Total Voting Power of the Company then in effect; provided, however, that this provision shall not be effective until such time as the Purchaser in the exercise of the sole reasonable judgment of its Board of Directors, after consultation with its advisors, shall reasonably conclude that such tender offeror can finance such tender offer. If an offer or proposed acquisition is made by any person or group which pursuant to this Section 7.1(b) releases the Purchaser from the limitations set forth herein, which offer or proposed acquisition subsequently expires, is enjoined or terminated prior to any purchases thereunder or is otherwise withdrawn, upon the effectiveness of such expiration, injunction or termination the limitations of this Section 7.1(b) shall be reimposed, except that the Purchaser shall not be obligated to dispose of any Voting Stock acquired of record or beneficially during the pendency of such tender offer or proposed acquisition.

          (c) Purchaser may acquire Voting Stock (or rights to acquire Voting Stock) without regard to the limitations in this Section 7.1 as soon as it is publicly disclosed or Purchaser otherwise learns that another person or group subject to the filing requirements of Section 13(d)(i) of the Exchange Act with respect to such purchase has acquired, whether from the Company or otherwise, any Voting Stock (or rights to acquire Voting Stock), which results in such person or group owning or having the right to acquire Voting Stock with Total Voting Power of not less than 20%.

          (d) The Purchaser will not be obligated to dispose of any shares of Voting Stock if the aggregate percentage ownership of the Purchaser in the Total Voting Power of the Company is increased as a result of a recapitalization of the Company or a repurchase of securities by the Company or any other action taken by the Company or its affiliates, but the Purchaser shall not acquire any additional Voting Stock above the limitations then applicable pursuant to
Section 7.1, unless such acquisition would otherwise be permitted under this Agreement. If, after the Purchaser has acquired Voting Stock in response to the acquisition of Voting Stock by another person or group, as permitted by this
Section 7.1, then the Purchaser shall not be obligated to dispose of any shares of Voting Stock if the aggregate percentage ownership of such third party or group is thereafter reduced.

          (e) Notwithstanding the other provisions of this Section 7.1, the covenants and agreements of the Purchaser under this Section 7.1 shall terminate September 1, 1996.

     7.2  Voting.  The Purchaser shall take such action as may be required so
          ------
that all shares of Voting Stock owned by the Purchaser are voted for the Purchaser's nominee to the Board of Directors of the Company in accordance with the recommendation of the Board of Directors consistent with the provisions of
Section 6.2. Unless the Company otherwise consents in writing, the Purchaser shall take such action as may be required so that all shares of Voting Stock owned by the Purchaser are voted in accordance with the recommendations of the Board of Directors on all matters to be voted on by holders of Voting Stock in not less than the same proportion as the votes cast by the other holders of Voting Stock with respect to such matters; provided, however, that Voting Stock owned by Purchaser may be voted as the Purchaser determines in its sole discretion on any Significant Event (as defined in Section 10.1(c) below) presented to be voted on by the holders of Voting Stock. The Purchaser, as a holder of shares of Voting Stock, shall be present, in person or by proxy, at all meetings of stockholders of the Company so that all shares of Voting Stock beneficially owned by the Purchaser may be counted for the purposes of determining the presence of a quorum at such meetings. Notwithstanding any other provision of this Section 7.2, the provisions of this Section 7.2 shall terminate and be of no further force and effect should the provisions of Sections 7.1 and 7.6 be terminated for any reason.

     7.3  Voting Trust, etc.  So long as Section 7.1 hereof is in effect and has
          ------------------
not been terminated for any reason, the Purchaser shall not deposit any shares of Voting Stock in a voting trust or, except as otherwise provided herein, subject any Voting Stock to any arrangement or agreement with respect to the voting of such Voting Stock.

     7.4  Solicitation of Proxies.  So long as Section 7.1 hereof is in effect
          -----------------------
and has not been terminated for any reason, without the Company's prior written consent, the Purchaser shall not solicit proxies with respect to any Voting Stock or become a "participant" in any "election contest" (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act relating to the election of directors of the Company); provided, however, that the Purchaser shall not be deemed to be a "participant" by reason of the exercise of any right permitted by Section 6.2.

     7.5  Acts in Concert with Others.  So long as Section 7.1 hereof is in
          ---------------------------
effect and has not been terminated for any reason, the Purchaser shall not join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any third person, for the purpose of acquiring, holding, or disposing of Voting Stock; provided, however, that Purchaser shall be permitted to act in concert with any of its Affiliates or Subsidiaries to transfer the Voting Stock the Purchaser is then authorized to hold pursuant to this Section 7 among such entities.

     7.6  Restrictions on Transfer of Voting Stock.  Prior to September 1, 1996,
          ----------------------------------------
Purchaser and its Affiliates shall not, directly or indirectly, without the written consent of the Company, sell or transfer any Voting Stock except (i) to the Company or any person or group approved by the Company; (ii) to any Subsidiary or Affiliate of the Purchaser, all of the voting stock of which is owned by the Purchaser or its Affiliates (a "Wholly-Owned Subsidiary"); (iii) pursuant to a bona fide public offering registered under the Securities Act of either Voting Stock or securities exchangeable or exercisable for Voting Stock or pursuant to a rights offering or a dividend or other ratable distribution to stockholders of the Purchaser; (iv) pursuant to Rule 144 under the Securities Act (but only to the extent the sale or transfer of Voting Stock at any time is in compliance with the volume limitations under paragraph (e) thereunder); (v) in any other transactions not otherwise described in this Section 7.6 (including open market transactions), subject to the Company's right of first refusal as set forth in Section 8.1 hereof or in response to (1) an offer to purchase or exchange for cash or other consideration any Voting Stock (a) which is made by or on behalf of the Company or (b) which is made by another person or group and is not opposed by the Board of Directors of the Company within the time such Board is required, pursuant to regulations under the Exchange Act, to advise the Company's stockholders of such Board's position on such offer, or (2) subject to the Company's right of first refusal as set forth in Section 8.2, any other offer made by another person or group to purchase or exchange for cash or other consideration any Voting Stock which, if successful, would result in such person or group owning or having the right to acquire Voting Stock with aggregate Voting Power of more than 40% of the Total Voting Power of the Company then in effect. Notwithstanding the foregoing, with respect to Section 7.6(v), Purchaser shall not sell or transfer any Voting Stock in single transactions exceeding 5% of the Total Voting Power of the Company to any single person or group and such sales or transfers shall not directly or indirectly, result, to the best knowledge of the Purchaser after reasonable inquiry, in any single person or group owning or having the right to acquire Voting Stock with aggregate Voting Power of 10% or more of the Total Voting Power of the Company then in effect.

     Notwithstanding the foregoing, upon the acquisition by a single person or group (as defined hereinafter) of Voting Stock, whether from the Company or otherwise, representing 20% or more of the Company's Total Voting Power, the restrictions set forth in this Section 7.6 shall terminate.

     7.7  Confidential Information.  The Company may from time to time pursuant
          ------------------------
to this Agreement (including pursuant to Section 6.4 hereof) disclose to Purchaser certain strategic, technical, financial or other information which the Company deems to be confidential. The Purchaser agrees that all such confidential information will be kept confidential unless such information (i) is already lawfully in the Purchaser's or its Affiliates' possession, (ii) becomes generally available to the public other than as a result of a disclosure by the Purchaser or any of its directors, officers, employees, agents, advisors or Affiliates, (iii) becomes available to the Purchaser or its Affiliates on a nonconfidential basis from a source other than the Company or its advisors, provided that such source is not known to the Purchaser or its Affiliates to be bound by a confidentiality agreement with or other obligation of secrecy to the Company or another party,
(iv) is required to be disclosed by the Purchaser or its Affiliates by operation of law, (v) is disclosed by the Purchaser or its Affiliates with the Company's prior written approval, (vi) has been held by the Purchaser or its Affiliates for not less than two (2) years from the date of receipt, provided that the confidentiality of confidential information furnished to an individual designated by the Purchaser as a director on the Company's Board of Directors (and not additionally furnished to other representatives of the Purchaser) shall not lapse by virtue of this clause, or (vii) is independently developed by the Purchaser or its Affiliates. Notwithstanding anything to the contrary, the Purchaser may disclose such confidential information to its directors, officers, employees, agents or advisors so long as it takes appropriate measures to protect the confidentiality thereof, which measures shall include at least the same degree of care that the Purchaser uses to protect its own confidential information of a similar nature. In the event that the Purchaser or any of its representatives is requested or required to disclose any of the confidential information referred to above, the Purchaser will provide the Company with prompt notice of such request or requirement so that the Company may, at the Company's expense, seek a protective order or waive the Purchaser's compliance with this Section 7.7, as appropriate. The Purchaser further acknowledges and understands that any information so obtained which may be considered "insider" nonpublic information will not be utilized by the Purchaser in connection with purchases and/or sales of the Company's securities except in compliance with applicable state and federal securities laws.

     7.8  Right to Maintain.
          -----------------

          (a) If the percentage interest of the Purchaser in the Total Potential Voting Power of the Company is at or less than 25%, (the "Threshold Interest"), and is reduced as a result of an issuance by the Company of any Voting Stock (including any issuance following conversion of any security convertible into or exchangeable for Voting Stock or upon exercise of any option, warrant or other right to acquire any Voting Stock, but excluding issuance of the Warrant Shares), the Purchaser shall have the right to purchase from the Company for cash upon the terms set forth in this Section 7.8 up to and including that number of shares of Voting Stock which, if purchased by the Purchaser, would result in the Purchaser's retaining the Threshold Interest held by the Purchaser immediately prior to such reduction of the Purchaser's interest.

          (b) The purchase price per share at which the Purchaser shall be entitled to purchase Voting Stock under this Section 7.8 shall be determined as follows:

                  (i) If the event giving rise to the Purchaser's rights is one or more issuances of Voting Stock (including any issuance resulting from the conversion or exercise of any security or other right to acquire Voting Stock, but excluding issuance of the Warrant Shares) pursuant to the Company's present or future stock option, stock purchase or other stock plans for the benefit of employees, directors, officers, consultants or others, the price shall be the Average Market Price per share of Voting Stock determined as of the date of the issuance and sale of such Voting Stock.

                  (ii) If the event giving rise to the Purchaser's rights is a sale or issuance of Voting Stock for cash or property, including, without limitation, for securities or assets or by way of merger in connection with the acquisition of another company, and is not treated under paragraph 7.8(b)(i) above, the price shall be the price per share specified in the agreement relating to such issuance or, if no such price is specified, the Average Market Price per share of Voting Stock determined as of the date of issuance and sale of such Voting Stock;

                  (iii) If the event giving rise to the Purchaser's rights is an issuance of Voting Stock upon conversion of any security convertible into or exchangeable for Common Stock or upon exercise of any option, warrant or right to acquire any Voting Stock, but excluding issuance of the Warrant Shares, and is not treated under paragraph 7.8(b)(i) or (ii) above, the price shall be the Average Market Price per share of Voting Stock determined as of the date of such conversion or exercise.

                  (iv) If the event giving rise to the Purchaser's rights is an underwritten public offering or an institutional private placement, the price shall be the price per share at which the Voting Stock was sold by the Company.

                  (v) In all other cases, the price shall be the Average Market Price per share of Voting Stock determined as of the date of the issuance and sale of such Voting Stock.

          (c) The Company shall notify the Purchaser by written, dated notice not later than ten (10) business days after an issuance giving rise to the Purchaser's rights under this Section 7.8 and, if such offer is accepted in writing within thirty (30) days of such offer (except as provided in the next sentence), effect the sale of the securities to the Purchaser in accordance with this paragraph. If the event giving rise to the Purchaser's rights is an underwritten public offering or an institutional private placement of securities by the Company, and if the Company gives the Purchaser notice of such offering at least fifteen (15) days in advance of the effective date of the offering, then unless the Purchaser notifies the Company of its irrevocable acceptance of such offer within the first ten (10) days of such 15-day period (for the purpose of permitting the Company to disclose the fact of the Purchaser's intention in the prospectus relating to such underwritten public offering or institutional private placement), the Company shall be under no obligation to sell securities to the Purchaser under this Section 7.8 as a result of such underwritten public offering or institutional private placement.

          (d) The purchase and sale of any shares of Voting Stock pursuant to any offer made under this Section 7.8 that is accepted by the Purchaser shall take place at 10:00 a.m. on the third business day following the expiration or early termination of all waiting periods imposed on such purchase and sale by the HSR Act and the receipt of all other applicable regulatory approvals, or, if no waiting period is imposed on such purchase and sale by the HSR Act, on the third business day following the Purchaser's acceptance of such offer and compliance with applicable laws and regulations, at the offices of the Company located at the address set forth in this Agreement, or at such other time and place as the Company and the Purchaser may agree. The purchase price shall be payable by wire transfer in same day funds. The Company and the Purchaser shall comply with all federal and state laws and regulations and requirements of the NASD, or any securities exchange on which the Company's securities may then be listed, applicable to any purchase and sale of shares of Voting Stock under this
Section 7.8.

          (e) Notwithstanding the foregoing, if any issuance of securities requiring the Company to make an offer of Voting Stock to the Purchaser under this Section 7.8 shall be for a number of securities representing less than 2% of the Total Voting Power of the Company immediately following such issuance, the Company shall have the right to delay giving the notice otherwise required by Section 7.8(c) until the earlier of (i) the next issuance which, together with all issuances after which notice was delayed pursuant to this sentence, shall represent an aggregate of 2% or more of the Total Voting Power of the Company then in effect or (ii) the 45th calendar day preceding the last day of the Company's fiscal year for accounting purposes, and, thereupon, the Company shall give such notice with respect to all shares of Voting Stock which it shall be obligated to offer to sell to the Purchaser at the price determined in Section 7.8(b) hereof and which shall not have been the subject of a previous notice pursuant to Section 7.8(c); provided, however, that the Purchaser shall have the right to request the purchase of all shares of Voting Stock which the Purchaser has a right to acquire under this Section 7.8 at any time (a) if a bona fide tender or exchange offer is made by another person or group to purchase or exchange for cash or other consideration any Voting Stock from the Company's stockholders generally, or (b) upon the Company's publication or setting of a record date of its stockholders; and, in either such event and upon the receipt of such request, the Company shall use its reasonable efforts to issue all such shares to the Purchaser pursuant to the provisions of this Section 7.8.

          (f) If Purchaser sells any Voting Stock, or fails to exercise its right to acquire additional Voting Stock as permitted in this Section 7.8 within the time period prescribed, the Threshold Interest which the Purchaser is then entitled to maintain under this Section 7.8 shall be reduced to the Purchaser's percentage ownership that results immediately following such sale or failure to exercise.

          (g) The Purchaser shall forfeit all rights under this Section 7.8 if at any time the Purchaser's Voting Stock represents less than 5% (inclusive of the shares the Purchaser is entitled to purchase under an outstanding offer pursuant to this Section 7.8) of the Total Voting Power the Company (even if the Purchaser's percentage interest should subsequently increase for any reason to 5% or more).

     7.9  Acquisition of Stock.  The Purchaser shall advise management of the
          --------------------
Company as to the Purchaser's general plans to acquire any additional shares of Voting Stock, or rights thereto, reasonably in advance of any such acquisitions; provided, however, that if advance notice of acquisitions of Voting Stock, or rights thereto, in the open market is not reasonably practicable, notice of any such acquisition shall be made promptly following such acquisition. All of the Purchaser's purchases of Voting Stock shall be in compliance with applicable laws and regulations and the provisions of this Agreement.

     7.10 Termination of Certain Sections.  Notwithstanding any other provision
          -------------------------------
in this Section 7, the provisions of Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.8 and 7.9 shall terminate and be of no further force and effect on the earliest of
(i) September 1, 1996, (ii) such time as Purchaser holds less than 5% of the Total Voting Power of the Company, or (iii) such earlier time as may be provided in the relevant section of this Agreement.

     7.11 Further Termination.  Notwithstanding any other provision in this
          -------------------
Section 7, the provisions of Sections 7.1, 7.2, 7.3, 7.4, 7.5 and 7.6 of this Agreement shall terminate upon the commencement of any bankruptcy, insolvency or reorganization action by the Company or against the Company by any other party.

     7.12 Repurchase Option.  A separate agreement will be negotiated between
          -----------------
the Company and the Purchaser covering measures to ensure continuity of core management. As part of this agreement, the Purchaser will offer to the Company the option to repurchase to 300,000 shares of the Shares purchased by the Purchaser under this Agreement at $8.625 per share.


                                   SECTION 8

                         COMPANY RIGHT OF FIRST REFUSAL

     8.1  Right of First Refusal.  Prior to making any sale or transfer of
          ----------------------
Voting Stock of the Company pursuant to Section 7.6(v), Purchaser shall give the Company the opportunity to purchase such Voting Stock in the following manner:

          (a) The Purchaser shall give notice (the "Transfer Notice") to the Company in writing of such intention specifying the names of the proposed purchasers or transferees, the amount of Voting Stock proposed to be sold or transferred, the proposed price per share therefor (the "Transfer Price") and the other material terms upon which such disposition is proposed to be made.

          (b) The Company shall have the right, exercisable by written notice given by the Company to the Purchaser within twenty (20) days after receipt of such Transfer Notice, to purchase all or any portion of the Voting Stock specified in such Transfer Notice for cash per share equal to the Transfer Price.

          (c) If the Company exercises its right of first refusal hereunder, the closing of the purchase of the Voting Stock with respect to which such right has been exercised shall take place within sixty (60) days after the Company gives notice of such exercise, which period of time shall be extended if necessary to comply with applicable securities laws and regulations. Upon exercise of its right of first refusal, the Company and the Purchaser shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

          (d) If the Company does not exercise its right of first refusal hereunder within the time specified for such exercise, the Purchaser shall be free, during the period of ninety (90) days following the expiration of such time for exercise, to sell the Voting Stock specified in such Transfer Notice on terms no less favorable to the Purchaser than the terms specified in such Transfer Notice, which period shall be extended, if necessary, to comply with applicable securities laws and regulations. The transferee shall acquire such Voting Stock free from any of the provisions of this Agreement, provided, however, such Voting Stock shall be subject to any restrictions imposed under applicable securities laws and regulations.

          (e) The right of first refusal granted under this Section 8.1 shall expire on September 1, 1996, subject to the provisions of Sections 4.8 and 7.6 above.

     8.2  Tender Offer Sale.  Prior to making any sale or exchange of Voting
          -----------------
Stock pursuant to Section 7.6(vi)(2) in response to a tender or exchange offer, Purchaser shall give the Company the opportunity to purchase such Voting Stock in the following manner:

          (a) The Purchaser shall give notice (the "Tender Notice") to the Company in writing of such intention no later than ten (10) days prior to the latest time (as the same may be extended) by which Voting Stock must be tendered in order to be accepted pursuant to such offer or to qualify for any proration applicable to such offer (the "Tender Date"), specifying the amount of Voting Stock proposed to be tendered. For purposes hereof, a tender offer to purchase Voting Stock shall be deemed to be an offer at the price specified therein, without regard to any provisions thereof with respect to proration or conditions to the offeror's obligation to purchase (assuming such conditions are not impossible to fulfill when the offer is made, without giving effect to the Company's right of first refusal).

          (b) If the Tender Notice is given, the Company shall have the right, exercisable by giving notice (the "Purchase Notice") to the Purchaser at least five (5) business days prior to the Tender Date, to purchase all or any portion of the Voting Stock specified in the Tender Notice for cash. If the Company exercises such right by giving such notice, the closing of the purchase of such Voting Stock shall take place on the fifth business day after the tender offer is consummated, or such earlier time as the Company and Purchaser shall agree; provided that the Company's obligation to purchase such shares of Voting Stock following delivery of any Purchase Notice shall be contingent on consummation of the tender offer referred to in the corresponding Tender Notice. As a condition to the effectiveness of any exercise by the Company of its rights to purchase under this Section 8.2, at the time the Company delivers a Purchase Notice, it shall have provided for the payment to the Purchaser of the purchase price for such shares by an escrow of funds, letter of credit facility, bank guarantee or similar arrangement reasonably acceptable to the Purchaser. Upon exercise of this right of first refusal (including provision for payment as described above), the Company and the Purchaser shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith, subject only to consummation of the tender offer referred to in the corresponding Tender Notice.

          (c) The purchase price to be paid by the Company pursuant to this
Section 8.2, if such tender offer is consummated, shall be the purchase price that the Purchaser would have received if it had tendered the Voting Stock purchased by the Company and all such Voting Stock had been purchased in such tender offer, including any increases in the price paid by the tender offeror after exercise by the Company of its right of first refusal hereunder. If the purchase price paid by the tender offeror includes any property other than cash, the value of such property shall be determined in good faith by the Board of Directors of the Company. The Company and the Purchaser shall use their best efforts to cause any determination of the value of any such property included in the purchase price to be made within two (2) business days after consummation of the tender offer. The Company and the Purchaser shall each share equally the costs of any investment banking firm selected hereunder.

          (d) If the Company does not exercise such right by giving such notice or fails to complete the purchase, then the Purchaser shall be free to accept the tender offer with respect to which the Tender Notice was given.

          (e) The provisions of this Section 8.2 shall expire on September 1, 1996, subject to the provisions of Sections 4.8 and 7.6 above.

     8.3  Assignment of Rights.  In the event that the Company elects to
          --------------------
exercise a right of first refusal under this Section 8, the Company may specify prior to closing such purchase another person as its designee to purchase all or part of the Voting Stock to which such notice relates. Any such designee shall be subject to the approval of the Purchaser proposing to sell or tender, as the case may be, any of its Shares, which approval shall not unreasonably be withheld. If the Company shall designate another person as the purchaser pursuant to this Section 8, the giving of notice of acceptance of the right of first refusal by the Company shall constitute a legally binding obligation of the Company to complete such purchase if such person shall fail to do so.

     8.4  Termination.  Notwithstanding any other provision of this Section 8,
          -----------
the provisions of this Section shall terminate and be of no further force and effect if the Total Voting Power then held by the Purchaser becomes less than five percent (5%) of the Total Voting Power of the Company.


                                   SECTION 9

                                INDEMNIFICATION


     9.1  Survival of Representations and Warranties.  Notwithstanding any right
          ------------------------------------------
of Purchaser fully to investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by Purchaser pursuant to such investigation or right of investigation, the Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement. All representations and warranties here shall survive the execution and delivery of this Agreement for a period of two and one-half (2 1/2) years after the Closing and all covenants and agreements shall survive until performed or waived.

     9.2  Obligation to Indemnify.
          -----------------------

          (a) The Company agrees to indemnify, defend and hold harmless the Purchaser and its Affiliates (and the directors, officers, employees, successors and assigns of each of them) from and against all claims, actions, suits, losses, liabilities, damages, deficiencies, judgments, settlements, costs of investiga-tion or other expenses (including but not limited to interest, penalties and reasonable attorneys' fees and disbursements incurred in connection with enforcing this indemnification or otherwise in connection with any of the foregoing) (collectively, the "Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty or non-performance or non-compliance of any covenant of the Company contained in this Agreement, the Registration Rights Agreement (except as otherwise provided therein) and the Warrant.

          (b) The Purchaser agrees to indemnify, defend and hold harmless the Company and its Affiliates (and the directors, officers, employees, successors and assigns of each of them) from and against all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty of the Purchaser or non-performance or non-compliance of any covenant of the Purchaser contained in this Agreement, the Registration Rights Agreement (except as otherwise provided therein) and the Warrant.

     9.3  Notice and Opportunity to Defend.
          --------------------------------

          (a) In the event that any party hereto shall sustain or incur any Losses in respect of which indemnification may be sought by such person pursuant to Section 9.2, the person seeking such indemnification (the "Indemnitee") shall assert a claim for indemnification by giving prompt written notice thereof (a "Claims Notice") which shall describe in reasonable detail the facts and circumstances upon which the asserted claim for indemnification is based, to the party providing indemnification (the "Indemnitor") and shall thereafter keep the Indemnitor reasonably informed with respect thereto; provided that failure of the Indemnitee to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is materially prejudiced by such failure. In case any claim, action, suit, hearing or other proceeding (a "Claim") is brought against any Indemnitee, the Indemnitor shall have the right to assume, conduct and control the defense, compromise or settlement thereof, by written notice to the Indemnitee of its intention to do so within ten (10) days after receipt of the Claims Notice, with counsel reasonably satisfactory to the Indemnitee, at the Indemnitor's own expense, and thereupon to prosecute in the name and on behalf of the Indemnitee any available cross-claims, counterclaims or third-party claims arising with respect to the Claim. If the Indemnitor shall assume the defense of such Claim, it shall not settle such Claim unless such settlement includes as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, satisfactory to the Indemnitee, from all liability with respect to such Claim nor shall the Indemnitor settle such Claim without the written consent of the Indemnitee. As long as the Indemnitor is contesting any such Claim in good faith and on a timely basis, the Indemnitee shall not pay or settle any such Claim. Notwithstanding the assumption by the Indemnitor of the defense of any Claim as provided in this Section 9.3.(a) and without limiting the Indemnitor's right to assume, conduct and control the defense, compromise or settlement thereof, the Indemnitee shall be permitted to join in the defense of such Claim and to employ counsel at its own expense, so long as such joining does not interfere with the Indemnitor's right to conduct and control such matter.

          (b) If the Indemnitor shall fail to notify the Indemnitee of its desire to assume the defense of any such Claim within the prescribed ten (10) day period set forth in Section 9.3.(a), or shall notify the Indemnitee that it will not assume the defense of any such Claim, or if the Indemnitee shall have defenses available to it which conflict with or are different than the defenses of the Indemnitor, then the Indemnitee may assume the defense of any such Claim at the Indemnitor's expense, in which event it may do so in such manner as it may deem appropriate, and the Indemnitor shall be bound by any determinations made in any litigation or other proceeding with respect to such Claim or any settlement thereof effected by the Indemnitee.


                                   SECTION 10

                                 MISCELLANEOUS

     10.1 Certain Definitions.  As used in this Agreement:
          -------------------

          (a) The term "Total Voting Power of the Company" means the total number of votes which may be cast in the election of directors of the Company at any meeting of stockholders of the Company if all securities entitled to vote in the election of directors of the Company were present and voted at such meeting.

          (b) The term "Voting Stock" means the Common Stock and any other securities issued by the Company, including the Warrant Shares when issued upon exercise of the Warrant, having the ordinary power to vote in the election of directors of the Company.

          (c) The term "Significant Event" means (i) any proposed amendment to the Certificate of Incorporation or Bylaws of the Company (other than a proposal to create an authorized class of Preferred Stock or increase the number of authorized shares of

Common Stock or Preferred Stock), (ii) disposition of the Company (by way of merger, sale of stock or disposition of all or substantially all assets or otherwise), (iii) recapitalization, (iv) liquidation or dissolution, (v) any vote pursuant to any provision of law or the Company's Certificate of Incorporation or Bylaws requiring or permitting stockholders to approve any business combination proposed by or with another person or its affiliates which have acquired a certain percentage of the Company's shares or to grant voting rights to such person or to waive or adopt provisions requiring such a vote, or
(vi) any action, including a change in the size, structure or membership of the Company's Board of Directors which the Purchaser, in its sole discretion, determines would be materially adverse to the Purchaser's interest in the Company (other than actions contemplated by this Agreement).

          (d) "Average Market Price" of the Voting Stock at any date shall be the average, based on the ten (10) consecutive trading days ending on the trading date last preceding the date of determination of such price (the "Average"), of the closing prices for a share of such security on the principal national securities exchange on which such security is listed, or, if such security is not listed on any national securities exchange, the Average of the closing prices for a share of such security on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if such closing prices shall not be reported on NASDAQ, the Average of the mean between the closing bid and asked prices of a share of such security in such case as reported by The Wall Street Journal, or, if such prices shall not be so
            -----------------------
reported, as the same shall be reported by the National Quotation Bureau Incorporated, or, in all other cases, the value as determined by a single nationally recognized investment banking firm jointly selected by the Company and the Purchaser. For this purpose, the parties shall use their best efforts to cause any determination of the value to be made within ten (10) business days after the date on which the value is to be measured. The determination by the investment banking firm selected in the manner set forth above shall be conclusive.

          (e) The terms "beneficial ownership" or "beneficial owner" refer to the meaning of such terms as provided in Rule 13d-3 promulgated under the Exchange Act. References to the acquiring, holding or ownership of Voting Stock hereunder mean beneficial ownership.

          (f) The term "group" shall have the meaning comprehended by Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder.

          (g) The term "person" shall mean any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

          (h) The term "Total Potential Voting Power," as it relates to Purchaser's equity position in the Company shall mean Purchaser's percentage of Total Voting Power after taking into account the exercise by Purchase of the Warrant and any other securities or other instruments held by Purchaser which are convertible into Voting Stock.

          (i) The term "Affiliate" shall mean any person that controls, is controlled by or is under common control with the referenced person.

     10.2 Termination of Agreement.  This Agreement may be terminated:
          ------------------------

          (a) by either party prior to the Closing if the other party violates or fails to perform any of the material covenants or agreements of the other party under this Agreement; provided, however, that neither party shall be entitled to terminate this Agreement pursuant to this sentence unless it shall have delivered written notice of such default to the other party and such default shall not have been cured within thirty (30) days after delivery of such notice;

          (b) by Purchaser or the Company if the Closing shall not have taken place on or before October 31, 1994; or

          (c) upon mutual consent of Purchaser of the Company.

     10.3 Effect of Termination.  From and after the termination of this
          ---------------------
Agreement, the covenants, obligations and agreements of the parties set forth herein shall be of no further force or effect and the parties shall be under no further obligation with respect thereto; provided, however, that in the event of such termination, to the extent the terms thereof continue to be applicable, the covenant of the Purchaser contained in Section 7.7 shall continue in full force and effect.

     10.4 Best Efforts.  The Company and Purchaser shall use their respective
          ------------
best efforts to take all actions required under the HSR Act and under any law, rule or regulation adopted subsequent to the date hereto in order that the Company may sell the Shares and the Warrant to the Purchaser and the Purchaser may purchase the Shares and the Warrant and any Voting Stock it may wish to purchase in the future and to ensure that the conditions to the Closing set forth herein are satisfied on or before the scheduled date of such Closing.

     10.5 Governing Law; Disputes.  This Agreement is made subject to and shall
          -----------------------
be construed under the laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely within, such state. The parties agree that the state and federal courts situated in the State of Delaware shall have exclusive jurisdiction to resolve any disputes with respect to this Agreement, with each party irrevocably consenting to the jurisdiction thereof for any actions, suits or proceedings arising out of or relating to this Agreement. The parties hereto irrevocably waive trial by jury. In the event of any litigation hereunder, the prevailing party shall be entitled to costs and reasonable attorneys' fees. In the event of any breach of the provisions of this Agreement, the parties shall be entitled to equitable relief, including in the form of injunctions and orders for specific performance, where the applicable legal standards for such relief in such courts are met, in addition to all other remedies available to the parties with respect thereto at law or in equity. Notwithstanding anything to the contrary herein or which may be based on facts or circumstances pertaining to this Agreement, the Company hereby irrevocably and unconditionally waives and releases all rights and claims that it may now or hereafter have that Purchaser's parent, Siemens Aktiengesellschaft or any of Purchaser's Affiliates organized outside the United States (including Siemens Nixdorf Informationssysteme AG, ("SNI")), is subject to the jurisdiction of the federal or state courts of the United States with respect to this Agreement, provided that nothing in such waiver and release
                           --------
shall affect the Company's rights, if any, to pursue any claim whatsoever against Siemens Aktiengesellschaft or SNI in the courts of the Federal Republic of Germany. In addition, Purchaser hereby irrevocably and unconditionally waives and releases all rights and claims that it may now or hereafter have that the Company is subject to the jurisdiction of the courts of the Federal Republic of Germany with respect to this Agreement, provided that nothing in such waiver and release shall affect Purchaser's rights, if any, to pursue any claim whatsoever against the Company in the federal or state courts of the United States.

     10.6 Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by a party without the prior written consent of the other party; provided, however, that the Purchaser shall have the right, upon prior notice to the Company, to assign this Agreement to any Wholly-Owned Subsidiary of the Purchaser, the principal offices of which are located in the United States.

     10.7 Entire Agreement; Amendment.  This Agreement and the other documents
          ---------------------------
delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     10.8 Notices and Dates.  Any notice or other communication given under this
          -----------------
Agreement shall be sufficient if in writing and sent by registered, certified mail or facsimile, return receipt requested, postage prepaid, to a party at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice to the other party hereto):

          (a)  if to the Company, to it at:

               Pyramid Technology Corporation
               3860 North First Street
               San Jose, CA  95134
               Attn: General Counsel
               (408) 428-8820 (fax)

               with a copy to:

               Larry W. Sonsini, Esq.
               Wilson, Sonsini, Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, CA 94304-1050
               (415) 496-4084 (fax)

          (b)  if to Purchaser, to it at:

               Siemens Nixdorf
               Information Systems, Inc.
               c/o Siemens Nixdorf Informationssysteme AG
               Postcach 2160
               Furstenalle 7W-4790
               Paderborn, Germany
               Attn:  Mr. G. Schulmeyer
               011-4989-636-2519 (fax)
               with a copy to:

               Siemens Corporation
               1301 Avenue of the Americas, 42nd Floor
               New York, NY 10019
               Attn:  E. Robert Lupone, Esq., Legal Department
               (212) 258-4945 (fax)

All such notices and communications shall be effective when received by the addressee. In the event that any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

     10.9 Brokers.
          -------

          (a) The Company has not engaged, consented to or authorized any broker, finder or intermediary, except Smith Barney Inc. ("Smith Barney"), to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. All fees, commissions and other payments owing to Smith Barney as a result of its or its employees' participation, negotiations, or other actions, taken in connection with this Agreement are the sole responsibility and obligation of the Company. The Company hereby agrees to indemnify and hold harmless the Purchaser from and against all fees, commissions or other payments owing to Smith Barney or any other party acting on behalf of the Company hereunder.

          (b) The Purchaser has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Purchaser hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any party acting on its behalf.

     10.10     Severability.  If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restriction of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     10.11     Injunctive Relief.  Purchaser, on the one hand, and the Company,
               -----------------
on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specific performance of the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

     10.12     Attorneys' Fees.  The prevailing party in any litigation between
               ---------------
Purchaser and the Company involving this Agreement, the Registration Rights Agreement or the Warrant shall be entitled to recover from the other party its reasonable attorneys' fees and costs.

     10.13     Costs and Expenses.  Each party hereto shall pay its own costs
               ------------------
and expenses incurred in connection herewith, including the fees of its counsel, auditors and other representatives, whether or not the transactions contemplated herein are consummated.

     10.14     No Third Party Rights.  Nothing in this Agreement shall create or
               ---------------------
be deemed to create any rights in any person or entity not a party to this Agreement.

     10.15     Publicity.  Purchaser and the Company shall not, without the
               ---------
prior approval of each other party hereto, make or cause to be made any press release or other public statement concerning the transactions contemplated from time to time by this Agreement, except as and to the extent that any party hereto is so obligated by law or the regulations of any stock exchange or the NASD (but only after the Company or the Purchaser, as the case may be, shall have consulted with the other party in advance regarding the form and substance of such press release or public statement).

     10.16     Counterparts.  This Agreement may be executed in counterpart
               ------------
copies, each of which shall be deemed as original and all of which, when taken together, shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date aforesaid.

"COMPANY"                PYRAMID TECHNOLOGY CORPORATION



                         By:  ________________________________
                              Name:
                              Title:


"PURCHASER"              SIEMENS NIXDORF INFORMATION SYSTEMS, INC.


                         By:  ________________________________
                              Name:
                              Title:


                         By:  ________________________________
                              Name:
                              Title:

                                                               EXHIBIT 99(d)(2)


                 SUPPLEMENT TO THE OFFER TO PURCHASE FOR CASH

                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                        PYRAMID TECHNOLOGY CORPORATION
                                      AT
                             $16.00 NET PER SHARE
                                      BY

                  SIEMENS NIXDORF MID-RANGE ACQUISITION CORP.

                    AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                    SIEMENS NIXDORF INFORMATIONSSYSTEME AG

                      A DIRECT WHOLLY OWNED SUBSIDIARY OF

                          SIEMENS AKTIENGESELLSCHAFT


  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON FRIDAY, FEBRUARY 24, 1995, UNLESS THE OFFER IS EXTENDED.

  THE OFFER IS CONDITIONED UPON (I) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER AT LEAST THAT NUMBER OF SHARES THAT, WHEN ADDED TO THE SHARES OWNED OF RECORD BY SIEMENS NIXDORF INFORMATIONSSYSTEME AG OR ANY OF ITS SUBSIDIARIES ON THE DATE HEREOF (OTHER THAN SHARES ISSUABLE UPON EXERCISE OF THE WARRANT (AS DEFINED BELOW)), SHALL CONSTITUTE A MAJORITY OF THE THEN OUTSTANDING SHARES ON A FULLY DILUTED BASIS (OTHER THAN ANY SHARES ISSUABLE UPON THE EXERCISE OF THE WARRANT AND OTHER THAN THE RIGHTS (AS DEFINED IN THE OFFER TO PURCHASE)) AND (II) THE EXPIRATION OR TERMINATION OF ALL WAITING PERIODS IMPOSED UPON CONSUMMATION OF THE OFFER BY ANY APPLICABLE FOREIGN COMPETITION STATUTES AND REGULATIONS, AS WELL AS THE OTHER CONDITIONS DESCRIBED IN THE OFFER TO PURCHASE. SEE SECTION 14 OF THE OFFER TO PURCHASE, WHICH SETS FORTH IN FULL THE CONDITIONS OF THE OFFER, AS WELL AS SECTION 15 OF THE OFFER TO PURCHASE AND THE SECTION OF THIS SUPPLEMENT ENTITLED "CERTAIN LEGAL MATTERS AND REGULATORY APPROVALS", WHICH DISCUSS CERTAIN LEGAL MATTERS AND REGULATORY APPROVALS.

  THE BOARD OF DIRECTORS OF PYRAMID TECHNOLOGY CORPORATION HAS DETERMINED THAT EACH OF THE OFFER AND THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF PYRAMID TECHNOLOGY CORPORATION, AND RECOMMENDS THAT STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.
                                --------------
                                   IMPORTANT

  Any stockholder desiring to tender all or any portion of such stockholder's shares of common stock, par value $.01 per share (the "Shares"), of Pyramid Technology Corporation should either (1) complete and sign the Letter of Transmittal which was mailed together with the Offer to Purchase (or a facsimile thereof) in accordance with the instructions in such Letter of Transmittal and mail or deliver it together with the certificate(s) evidencing tendered Shares, and any other required documents, to the Depositary or tender such Shares pursuant to the procedure for book-entry transfer set forth in
Section 3 of the Offer to Purchase or (2) request such stockholder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such stockholder. Any stockholder whose Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such stockholder desires to tender such Shares.

  A stockholder who desires to tender Shares and whose certificates evidencing such Shares are not immediately available, or who cannot comply with the procedure for book-entry transfer on a timely basis, may tender such Shares by following the procedure for guaranteed delivery set forth in Section 3 of the Offer to Purchase.

  Questions or requests for assistance may be directed to the Information Agent at its address and telephone numbers set forth on the back cover of this Supplement. Questions or requests for assistance may also be directed to the Dealer Managers at their address on the back cover of this Supplement. Additional copies of this Supplement, the Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery may also be obtained from the Information Agent or from brokers, dealers, commercial banks or trust companies.

  THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                --------------

                    The Dealer Managers for the Offer are:

                             GOLDMAN, SACHS & CO.

                                --------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
INTRODUCTION..............................................................   1
SPECIAL FACTORS...........................................................   3
  1. Recommendation of the Board; Position of the Company Regarding the
     Fairness of the Offer and the Merger.................................   3
  2. Opinion of Smith Barney as Financial Advisor to the Company..........   5
  3. Position of SNI AG Regarding the Fairness of the Offer and the Merg-
     er...................................................................   8
  4. Analysis of Goldman Sachs as Financial Advisors to SNI AG............   9
  5. Purpose and Structure of the Offer and the Merger; Reasons of SNI AG
     for the Offer and the Merger.........................................  11
  6. Plans for the Company After the Offer and the Merger; Certain
     Effects of the Offer and the Merger..................................  11
  7. Rights of Stockholders in the Merger.................................  12
  8. Interests of Certain Persons in the Offer and the Merger.............  13
CERTAIN LEGAL MATTERS AND REGULATORY APPROVALS............................  14
FEES AND EXPENSES.........................................................  14
MISCELLANEOUS.............................................................  15

 Annex A --Summary of Stockholder Appraisal Rights and Text of Section 262 of
           the Delaware General Corporation Law
 Annex B --Audited Consolidated Financial Statements (and Related Notes) for the Company for the Fiscal Years ended September 30, 1993 and
           September 30, 1994 and Unaudited Consolidated Financial Statements
           (and Related Notes) for the Company for the First Quarter of the Fiscal Year ending September 30, 1995

To the Holders of Common Stock of Pyramid Technology Corporation:

                                  INTRODUCTION

  The information contained in this Supplement (the "Supplement") amends and supplements the Offer to Purchase dated January 27, 1995 (the "Offer to Purchase") of Siemens Nixdorf Mid-Range Acquisition Corp. ("Purchaser"), a Delaware corporation and an indirect wholly owned subsidiary of Siemens Nixdorf Informationssysteme AG ("SNI AG"), a company organized under the laws of the Federal Republic of Germany and a direct wholly owned subsidiary of Siemens Aktiengesellschaft ("Siemens AG"), a company organized under the laws of the Federal Republic of Germany. Pursuant to the Offer to Purchase and this Supplement, Purchaser hereby offers to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Pyramid Technology Corporation, a Delaware corporation (the "Company"), at a price of $16.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in this Supplement, the Offer to Purchase and in the related Letter of Transmittal (which together constitute the "Offer"). Purchaser is a direct wholly owned subsidiary of Siemens Nixdorf Information Systems, Inc., a Massachusetts corporation ("SNI U.S."), which is itself a direct wholly owned subsidiary of SNI AG.

  This Supplement is being provided to the Company's stockholders in response to the Commission's position that SNI AG controls the Company and therefore is an "affiliate" of the Company for purposes of Rule 13e-3 ("Rule 13e-3") promulgated under the Securities Exchange Act of 1934, as amended. Although neither SNI AG nor the Company believes that SNI AG controls the Company and therefore is an "affiliate" of the Company for purposes of Rule 13e-3, SNI AG and the Company are nevertheless providing this Supplement to the Company's stockholders in order to supplement the information already provided to them in the Offer to Purchase which was mailed to the Company's stockholders on January 27, 1995.

  Except as otherwise set forth in this Supplement, the terms and conditions previously set forth in the Offer to Purchase remain applicable in all respects to the Offer, and this Supplement should be read in conjunction with the Offer to Purchase. Unless the context requires otherwise, terms not defined herein have the meanings ascribed to them in the Offer to Purchase.

  THE BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD") UNANIMOUSLY (WITH ONE DIRECTOR RECUSING HIMSELF) HAS DETERMINED THAT EACH OF THE OFFER AND THE MERGER (AS DEFINED BELOW) IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF THE COMPANY, AND RECOMMENDS THAT STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

  Smith Barney Inc. ("Smith Barney"), the Company's financial advisor, has delivered to the Company's Board of Directors its written opinion to the effect that, as of the date of such opinion, the consideration to be received by the stockholders of the Company pursuant to each of the Offer and the Merger is fair from a financial point of view. A copy of the opinion of Smith Barney is attached as Annex B to the Company's Solicitation/Recommendation Statement on
Schedule 14D-9 (the "Schedule 14D-9"), which was mailed to the Company's stockholders on January 27, 1995.

  THE OFFER IS CONDITIONED UPON (I) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER AT LEAST THAT NUMBER OF SHARES THAT, WHEN ADDED TO THE SHARES OWNED OF RECORD BY SNI AG OR ANY OF ITS SUBSIDIARIES ON THE DATE HEREOF (OTHER THAN SHARES ISSUABLE UPON EXERCISE OF THE WARRANT (AS DEFINED BELOW)), SHALL CONSTITUTE A MAJORITY OF THE THEN OUTSTANDING SHARES ON A FULLY DILUTED BASIS (INCLUDING, WITHOUT LIMITATION, ALL SHARES ISSUABLE UPON THE EXERCISE OF ANY OPTIONS, WARRANTS OR RIGHTS (OTHER THAN ANY SHARES ISSUABLE UPON THE EXERCISE OF THE WARRANT AND OTHER THAN

THE RIGHTS (AS DEFINED IN THE OFFER TO PURCHASE))) (THE "MINIMUM CONDITION") AND (II) THE EXPIRATION OR TERMINATION OF ALL WAITING PERIODS IMPOSED UPON CONSUMMATION OF THE OFFER BY ANY APPLICABLE FOREIGN COMPETITION AND ANTITRUST STATUTES AND REGULATIONS, AS WELL AS THE OTHER CONDITIONS DESCRIBED IN SECTION 14 OF THE OFFER TO PURCHASE WHICH SETS FORTH IN FULL THE CONDITIONS TO THE OFFER.

  On February 3, 1995, Purchaser was informed by the Federal Trade Commission that early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), relating to the purchase of Shares pursuant to the Offer had been granted. Accordingly, the condition to the Offer requiring the expiration or termination of any applicable waiting period under the HSR Act prior to expiration of the Offer has been satisfied. The Offer remains subject to the other conditions set forth in Section 14 of the Offer to Purchase.

  The Offer is being made pursuant to an Agreement and Plan of Merger dated as of January 20, 1995 (the "Merger Agreement") among SNI AG, Purchaser and the Company. The Merger Agreement provides that, among other things, as soon as practicable after the purchase of Shares pursuant to the Offer and the satisfaction of the other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the General Corporation Law of the State of Delaware ("Delaware Law"), Purchaser will be merged with and into the Company (the "Merger"). Following consummation of the Merger, the Company will continue as the surviving corporation (the "Surviving Corporation") and will become an indirect wholly owned subsidiary of SNI AG. At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company or owned by Purchaser, SNI AG or any direct or indirect wholly owned subsidiary of SNI AG or the Company, and other than Shares held by stockholders who shall have demanded and perfected appraisal rights, if any, under Delaware Law) will be cancelled and converted automatically into the right to receive $16.00 in cash, or any higher price that may be paid per Share in the Offer, without interest (the "Merger Consideration"). The Merger Agreement is more fully described in Section 10 of the Offer to Purchase.

  The Company has advised Purchaser that as of January 31, 1995, 15,644,971 Shares were issued and outstanding and that the Shares were held by approximately 751 record holders. The Company has advised Purchaser that as of January 31, 1995, the Company had reserved a total of 3,344,996 Shares for future issuance pursuant to outstanding employee stock options or stock incentive rights, 339,697 Shares were reserved for future issuance pursuant to future grants of employee stock options or stock incentive rights and a total of 1,330,000 Shares were reserved for issuance upon exercise of the Warrant (as defined below). SNI AG currently owns 2,717,743 Shares, which it acquired in a series of transactions. In 1985, the Company entered into a Convertible Subordinated and Preferred Stock Purchase Agreement (the "Nixdorf Stock Agreement") with Nixdorf Computer AG ("Nixdorf"). Under the Nixdorf Stock Agreement, Nixdorf purchased approximately 5% of the Company's Shares. The Nixdorf Stock Agreement also gave Nixdorf the right to purchase its pro rata share of certain equity financings of the Company as long as Nixdorf held a minimum 5% stock interest. In March 1990, Nixdorf exercised its right to purchase approximately 140,000 Shares as part of the Company's secondary public offering of the Shares, to maintain Nixdorf's pro rata equity ownership at approximately 5% of the Company's Shares. In 1990, Nixdorf became majority-owned by Siemens AG, which renamed Nixdorf as Siemens Nixdorf Informationssysteme AG ("SNI AG" herein). Subsequently, on August 21, 1994, the Company and SNI U.S. entered into the Common Stock and Warrant Purchase Agreement (the "Purchase Agreement") pursuant to which, on September 13, 1994, SNI U.S. purchased (i) 2,000,000 Shares and (ii) a warrant (the "Warrant") to purchase up to 1,330,000 Shares, for an aggregate purchase price of $17,250,000. Subsequently, SNI U.S. transferred to SNI AG the 2,000,000 Shares and the Warrant. In connection with such transfer, SNI AG assumed all of SNI U.S.'s rights and obligations under the Purchase Agreement and the Registration Rights Agreement, dated as of September 13, 1994, between the Company and SNI U.S. The Shares beneficially owned by SNI AG on the date hereof (excluding any Shares issuable upon exercise of the Warrant) constitute 17.37% of the issued and outstanding Shares as of January 31, 1995. SNI AG intends to transfer the 2,717,743 Shares it owns on the date hereof to Purchaser immediately following the purchase of Shares by Purchaser pursuant to the Offer. SNI AG does not currently intend to exercise the Warrant in connection with the Offer and the Merger.
Consequently, as of the date hereof, the Minimum Condition would be satisfied if Purchaser acquired 6,947,090 Shares.

  Pyramid and SNI AG have entered into equipment sales and technology licensing transactions during fiscal years 1993, 1994 and the first quarter of fiscal 1995. Revenues attributable to SNI AG and the associated percentage of Pyramid's total revenues were $14,983,000 in fiscal year 1993 (6.4% of Pyramid's total revenues), $11,312,000 in fiscal year 1994 (5.2%), and $6,587,000 in the first quarter of fiscal year 1995 (10.6%).

  PROCEDURES FOR TENDERING SHARES ARE SET FORTH IN SECTION 3 OF THE OFFER TO PURCHASE.

  THIS SUPPLEMENT AND THE OFFER TO PURCHASE CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

                                SPECIAL FACTORS

1. RECOMMENDATION OF THE BOARD; POSITION OF THE COMPANY REGARDING THE FAIRNESS OF THE OFFER AND THE MERGER

  In the spring of 1994, the Company began to consider alternative means of raising additional working capital to support its operations. Because the Company's financial performance at that time did not permit the Company access to the public capital markets on terms acceptable to the Company, the Company evaluated the possibility of establishing financing or strategic relationships with other companies in its industry. In this context, management of the Company contacted and had talks with representatives of two companies about the possibility of a variety of arrangements, including product licensing arrangements, a minority equity investment in the Company and an acquisition of or other corporate combination with the Company. The discussions with these companies ended in each case without any agreement as to any possible arrangement. In the summer of 1994, another company in the Company's industry contacted management of the Company concerning a possible acquisition while the Company was in the process of negotiating a strategic equity investment with SNI U.S. (which culminated in the Purchase Agreement). However, because of the Company's belief in the favorable benefits that could be expected from a closer relationship with SNI U.S., this contact never proceeded beyond preliminary discussions.

  The Company has not received any other inquiries or expressions of interest concerning a potential transaction with the Company from other potential buyers following the joint public announcement by the Company and SNI AG on January 9, 1995 of their entering into discussions concerning a potential negotiated merger transaction.

  The Board at a special meeting held on January 20, 1995 determined that the Offer and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the Company's stockholders (other than SNI AG and its affiliates), approved and adopted the Merger Agreement and the transactions contemplated thereby and recommended that stockholders accept the Offer and (if a shareholder vote is required under Delaware Law) approve the Merger Agreement and the Merger. The January 20 meeting of the Board was attended by all directors other than Dr. Rudolph Bodo, SNI AG's designee on the Company's Board, who is also Vice President and General Manager of SNI AG's Mid-Range Systems Unit. Dr. Bodo recused himself from all deliberations of the Board concerning, and has not acted on behalf of SNI AG in connection with, the Offer and the Merger. Subject to Dr. Bodo's absence as a participating Board member, the approval and recommendation of the Board concerning the Offer and the Merger were unanimous. A copy of the Company's letter to stockholders dated January 27, 1995 was filed as Exhibit 20.2 to the Schedule 14D-9 and is incorporated herein by reference.

  Reference is made to the Offer to Purchase for a summary of SNI AG's contacts with the Company leading to the execution of the Merger Agreement.

  In reaching the determination described above, the Board considered a number of factors, including, without limitation, the following:

    (i) The historical financial condition and results of operations of the Company, and the projected financial condition and results of operations of the Company on both a long-term and short-term basis;

    (ii) The business and strategic objectives of the Company, and the attendant risks involved in achieving those objectives;

    (iii) A review of the possible alternatives to the Offer and the Merger (including the possibility of continuing to operate the Company as an independent entity and the sale of the Company through a merger or by any other means to other potential buyers), the range of possible values to the Company's stockholders of such alternatives and the timing and the likelihood of actually accomplishing those alternatives;

    (iv) The detailed financial and valuation analyses presented to the Board by Smith Barney, including market prices and financial data relating to other companies engaged in businesses considered comparable to the Company and the prices and premiums paid in recent selected acquisitions of companies engaged in businesses considered comparable to those of the Company;

    (v) The relationship of the Offer price to current and historical market prices of the Shares and to other relevant valuation measures;

    (vi) The presentation of Smith Barney at the January 20, 1995 Board meeting and the written opinion of Smith Barney as of that date, that the consideration to be received by the stockholders of the Company, pursuant to the Offer and the Merger, is fair, from a financial point of view;

    (vii) A review of discussions between the Company and representatives of other companies in the Company's industry concerning strategic, financing and other relationships which had taken place prior to the Company's discussions and negotiations with SNI AG with respect to the Offer and the Merger;

    (viii) The absence of any inquiries or expressions of interest concerning a potential transaction with the Company from other potential buyers following the joint public announcement by the Company and SNI AG on January 9, 1995 of their entering into discussions concerning a potential negotiated merger transaction, and the fact that the Merger Agreement does not preclude the Company from discussing with third parties unsolicited competing offers or, subject to payment of a "break-up" fee and expenses, from accepting a competing offer which the Board determines, in the exercise of its fiduciary duties, to be more favorable to the Company's stockholders than the Offer and the Merger;

    (ix) The likelihood that the proposed acquisition would be consummated, including the experience, reputation and financial condition of SNI AG and its ultimate parent, Siemens AG, and the risks to the Company that the acquisition would not be consummated; and

    (x) The effect of the transaction on the Company's relationship with its employees and the communities in which it operates.

  In view of the wide variety of factors considered in connection with its evaluation of the Offer and the Merger, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its respective determinations.

  The Board recognized that the Offer and the Merger are not structured to require the approval of a majority of the stockholders of the Company other than SNI AG, and that Purchaser, if it purchases a sufficient number of Shares to satisfy the Minimum Condition, would have sufficient voting power to approve the Merger without the affirmative vote of any other stockholder of the Company. While consummation of the Offer would result in the stockholders of the Company receiving a premium for their Shares over the trading prices of the Shares prior to the announcement of the Offer and the Merger, it would eliminate any opportunity for stockholders of the Company other than SNI AG to participate in the potential future growth prospects of the Company. The Board, however, believed that this was reflected in the Offer price to be paid.

  The Board determined that it was not necessary to appoint a committee of independent directors or an unaffiliated representative to act solely on behalf of the unaffiliated stockholders of the Company for the purpose of negotiating the terms of the Merger Agreement. In making such determination, the Board noted that of the seven directors who participated in the deliberations concerning the Offer and the Merger, five are not employed by the Company and will have no financial interest in the Company following consummation of the Merger. Dr. Bodo, SNI AG's designee on the Board, did not participate in any Board deliberations concerning, or act on behalf of Purchaser in connection with, the Offer and the Merger. As noted above, the Board unanimously (with Dr. Bodo recusing himself) has determined that each of the Offer and the Merger is fair to, and in the best interests of, the stockholders of the Company.

  The Company has advised Purchaser that, to the Company's knowledge after reasonable inquiry, each of the Company's executive officers, directors and affiliates, with the exception of SNI AG and any subsidiary of SNI AG, including Purchaser, presently intends to tender all Shares held of record or beneficially owned by such person pursuant to the Offer, other than Shares, if any, held by any such person which when tendered, could subject such person to liability under the provisions of Section 16(b) of the Exchange Act. See Item 6 of the Schedule 14D-9. Except for the recommendation of the Board contained in this Supplement and in the Schedule 14D-9, to the Company's knowledge after reasonable inquiry, no executive officer, director or affiliate of the Company has made a recommendation in support of or opposed to the Offer or the Merger.

2. OPINION OF SMITH BARNEY AS FINANCIAL ADVISOR TO THE COMPANY

  Smith Barney was retained by the Company to act as its financial advisor in connection with the Board's consideration of the Offer and the Merger. In connection with such engagement, the Company requested that Smith Barney evaluate the fairness, from a financial point of view, to the stockholders of the Company of the consideration to be received by such stockholders pursuant to the Offer and Merger. On January 20, 1995, Smith Barney rendered to the Board its written opinion to the effect that, as of such date and based upon and subject to certain considerations and assumptions, the consideration to be received by the stockholders of the Company pursuant to the Offer and Merger was fair, from a financial point of view.

  In arriving at its opinion, Smith Barney reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives of the Company concerning the business, operations and prospects of the Company. Smith Barney examined certain publicly available business and financial information relating to the Company and SNI AG, as well as certain financial forecasts and other data for the Company which were provided to Smith Barney by senior management of the Company. Smith Barney reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things, the Company's historical and projected earnings and the capitalization and financial condition of the Company. Smith Barney considered, to the extent publicly available, the financial terms of certain other similar transactions which Smith Barney considered comparable to the Merger and analyzed certain financial and other publicly available information relating to the businesses of other public companies whose operations Smith Barney considered comparable to those of the Company. In addition to the foregoing, Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Smith Barney deemed necessary to arrive at its opinion. Smith Barney noted that its opinion was necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to Smith Barney as of the date of its opinion.

  In rendering its opinion, Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of the financial and other information publicly available or furnished to or otherwise discussed with Smith Barney. With respect to financial forecasts and other information provided to or otherwise discussed with Smith Barney, Smith Barney assumed that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the expected future financial performance of the Company. Smith Barney assumed the correctness of, and relied upon, the representations of the Company and SNI AG, pursuant to the Merger Agreement, and did not attempt to independently verify any such information. In addition, Smith Barney did not make or obtain an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor did Smith Barney make any physical inspection of the properties or assets of the Company. Although Smith Barney evaluated the financial terms of the Merger, Smith Barney was not asked to and did not recommend the specific consideration to be paid by Purchaser in the Merger. No other limitations were imposed by the Company on Smith Barney with respect to the investigations made or procedures followed by Smith Barney in rendering its opinion.

  THE FULL TEXT OF THE WRITTEN OPINION OF SMITH BARNEY DATED JANUARY 20, 1995, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX B TO THE SCHEDULE 14D-9, WHICH WAS MAILED TO THE COMPANY'S STOCKHOLDERS ON JANUARY 27, 1995. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. SMITH BARNEY'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY THE STOCKHOLDERS OF THE COMPANY FROM A FINANCIAL POINT OF VIEW AND HAS BEEN PROVIDED SOLELY FOR THE USE OF THE COMPANY'S BOARD OF DIRECTORS IN ITS EVALUATION OF THE MERGER, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF THE COMPANY AS TO WHETHER SUCH STOCKHOLDER SHOULD ACCEPT THE OFFER. THE SUMMARY OF THE OPINION OF SMITH BARNEY SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In preparing its opinion to the Board of Directors of the Company, Smith Barney performed a variety of financial and comparative analyses, including those described below, and provided the Board of Directors with a written presentation with respect to such analyses. A copy of Smith Barney's written presentation to the Board of Directors has been included as Exhibit (b)(2) to the Statement on Schedule 13E-3 filed by Purchaser, SNI AG, Siemens AG and the Company with the Commission and will be available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested stockholder of the Company or such stockholder's representative duly designated in writing. The summary of such analyses set forth herein does not purport to be a complete description of the analyses underlying Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, Smith Barney did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Smith Barney made numerous assumptions with respect to the Company, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

  Comparable Company Analysis. Using publicly available information, Smith Barney analyzed, among other things, the market values and trading multiples of computer hardware/systems companies, including Amdahl Corporation, Auspex Systems, Convex Computer, Data General, Digital Equipment Corp., Hewlett-Packard, NetFrame, Parallan Computer, Sequent Computer Systems, Silicon Graphics, Stratus Computer, Sun Microsystems, Tandem Computers and Tricord Systems (collectively, the "Comparable Companies"). Smith Barney compared market values per share as multiples of, among other things, latest 12 months net earnings per share and earnings per share for calendar 1994 and projected calendar 1995. The multiples of latest 12 months net earnings per share and earnings per share for calendar 1994 and projected calendar 1995 of the Comparable Companies were between the following ranges: (i) latest 12 months:
10.7x to 50.3x (with a mean of 21.7x and a median of 17.7x); (ii) calendar 1994: 8.8x to 34.9x (with a mean of 19.1x and a median of 17.6x); and (iii) projected calendar 1995: 7.7x to 47.1x (with a mean of 19.0x and a median of 14.8x). Purchaser's offer of $16 per Share represents a multiple of projected calendar 1995 net income per Share of 26.6x. The Company's net earnings per Share for the latest 12 months and for calendar 1994 were negative; therefore, the latest 12 months multiple and the calendar 1994 multiple were not meaningful.

  Smith Barney compared adjusted market values (equity market value, plus the book value of debt and preferred stock, less cash and cash equivalents) to latest 12 months net revenues and operating income. The multiples of latest 12 months net revenues and operating income of the Comparable Companies were between the following ranges: (i) latest 12 months net revenues: 0.32x to 3.06x (with a mean of 1.12x and a median of 1.05x); and (ii) latest 12 months operating income: 8.5x to 22.6x (with a mean of 14.7x and a median of 13.6x). Purchaser's offer of $16 per Share represents a multiple of the Company's net revenues for the latest 12 months of 0.95x. The Company's latest 12 months operating income was negative; therefore, the operating income multiple was not meaningful.

  Smith Barney also considered the profit margins, debt to capitalization ratios, historic revenue growth and projected earnings per share growth of the Comparable Companies with those of the Company. All projected earnings per share figures for the Comparable Companies were based on the consensus estimates as provided by the Institutional Brokers Estimate System. All multiples for Comparable Companies were based on closing stock prices as of January 18, 1995.

  Selected Merger and Acquisition Transactions Analysis. Using publicly available information, Smith Barney analyzed the purchase prices and implied transaction multiples in the following selected merger and acquisition transactions in the computer hardware/systems industry: MIPS Computer Systems/Silicon Graphics; Teradata/AT&T; NCR/AT&T; Prime Computer/JH Whitney & Company; Apollo Computer/Hewlett-Packard; and Convergent/Unisys (the "Selected Acquisitions"). In this analysis, Smith Barney compared transaction values as multiples of latest 12 months revenues of the Selected Acquisitions and compared these multiples to the multiple of the Company's revenue as set forth in the Comparable Companies analysis. The multiples of revenue of the Selected Acquisitions were between the range of 0.8x to 1.7x (with a mean of 1.1x). Purchaser's offer of $16 per Share represents a multiple of the Company's net revenues for the last 12 months of 0.95x. Also, Smith Barney compared the latest 12 months earnings before interest, taxes, depreciation and amortization ("EBITDA") margins of the targets in the Selected Acquisitions with the latest 12 months EBITDA margin of the Company. The EBITDA margins of the targets in the Selected Acquisitions were between the range of 6.8% to 21.5% (with a mean of 12.4%). The latest twelve months EBITDA margin for the Company was 4.2%.

  No company, transaction or business used in the Comparable Companies and Selected Acquisitions analyses as a comparison is identical to the Company. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or public trading value of the Comparable Companies or the business segment or company to which they are being compared.

  Smith Barney also analyzed the purchase price paid in selected technology-related merger and acquisition transactions since 1988 to determine, among other things, the percentage by which the price paid in each such transaction exceeded the market value of the target company's stock one month and two months prior to the announcement of such transaction. The mean value of the calculation of the premium paid versus the market price of the stock in all such transactions one month and two months prior to the announcement thereof was 57.6% and 65.0%, respectively, and the median was 53.7% and 61.6%, respectively.

  Discounted Cash Flow Analysis. Smith Barney performed a discounted cash flow analysis of the projected free cash flow of the Company for the fiscal years ending September 30, 1995 through 1999, assuming, among other things, discount rates of 15.0%, 17.5%, 20.0% and 22.5% and terminal multiples of net income of 15.0x to 19.0x. Smith Barney performed this analysis based on internal operating projections prepared by the Company's management. This analysis resulted in ranges of values per Share of $11.59 to $19.79.

  Other Factors and Comparative Analyses. In rendering its opinion, Smith Barney considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of the Company's historical and projected financial results; the history of trading prices for the Shares and the relationship between movements of such Shares, movements of the common stock of Comparable Companies and selected companies and the stock market in general.

  On June 7, 1994, the Company entered into a letter agreement with Smith Barney pursuant to which Smith Barney was engaged to act as exclusive financial advisor to the Company and to furnish financial advisory and investment banking services in connection with a variety of potential transactions between the Company and a list of specific companies provided by the Company. This letter agreement was amended on January 9, 1995 to include SNI AG as one of the companies identified by the Company. Under the letter agreement, the Company agreed to pay Smith Barney a fee based on the value of a transaction. Assuming the Offer and the Merger are consummated, Smith Barney will receive a total fee of approximately $2.2 million. Of such amount, $250,000 shall be paid for the delivery by Smith Barney of the opinion described above. In addition to the foregoing compensation, the Company has agreed to reimburse Smith Barney for its reasonable out-of-pocket expenses and to indemnify Smith Barney against certain liabilities arising out of or in connection with this engagement.

  Smith Barney has in the past two years provided financial advisory and investment banking services to the Company and has received fees of approximately $350,000 for rendering such services.

  Smith Barney is a nationally recognized investment banking firm and was selected by the Company based on Smith Barney's experience and expertise. Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

3. POSITION OF SNI AG REGARDING THE FAIRNESS OF THE OFFER AND THE MERGER

  SNI AG believes that the consideration to be received by the Company's stockholders, other than SNI AG, pursuant to the Offer and the Merger is fair to the Company's stockholders. SNI AG bases its belief solely on (i) the fact that the Company's Board concluded that the Offer and the Merger are fair to and in the best interests of the Company's stockholders, (ii) the report of Goldman Sachs to SNI

AG described below, (iii) the fact that, in order to avoid any possibility of conflict of interest, Dr. Bodo, SNI AG's representative on the Board, did not participate in any Board deliberations concerning, or act on behalf of SNI AG in connection with, the Offer or the Merger, (iv) the fact that SNI AG did not and does not have the ability to control the Company and that the parties consequently negotiated the terms of the Offer and the Merger and the Merger Agreement with the Company on an arm's-length basis, (v) the fact that the consideration to be paid in the Offer and the Merger represents a premium of approximately 50% over the weighted average closing price for the Shares both for the preceding calendar quarter and calendar year 1994, and (vi) the historical financial performance of the Company and its financial results. SNI AG has reviewed the factors considered by the Board in support of their decision, as described in the Schedule 14D-9 and above, and had no basis to question their consideration of or reliance on those factors. In reaching its conclusions, SNI AG also considered generally the current and historical market prices for the Shares.

  SNI AG did not find it practicable to assign, nor did it assign, relative weights to the individual factors considered in reaching its conclusion as to fairness.

4. ANALYSIS OF GOLDMAN SACHS AS FINANCIAL ADVISORS TO SNI AG

  SNI AG retained Goldman Sachs as its exclusive financial advisors in connection with the Offer and the Merger. Goldman Sachs were requested to review data relating to the Company which was supplied by SNI AG, as well as published financial and market information, and to advise SNI AG with respect to certain means of valuation of the Company. Goldman Sachs were not requested to provide any opinion as to the fairness of the Offer to SNI AG or the stockholders of the Company or to perform any independent examination or investigation of the Company's businesses or assets. Accordingly, Goldman Sachs did not attempt to verify the accuracy or completeness of any of the information supplied by SNI AG or obtained through other sources, nor did Goldman Sachs, prior to the delivery of the Goldman Sachs Report (as defined below), conduct any discussion with, or obtain any information from, any officers or employees of the Company in connection with their advice to SNI AG.

  At a meeting between representatives of Goldman Sachs, SNI AG and its counsel on January 3, 1995 (the "January 3 Meeting"), Goldman Sachs delivered their evaluation of the Company (the "Goldman Sachs Report"), a summary of which is set forth below. Based on such evaluation, Goldman Sachs advised SNI AG that assuming the accuracy and completeness of the information supplied by SNI AG and publicly available information concerning the Company, it was the view of Goldman Sachs that the value of the Company in the acquisition market was approximately $13.00 to $15.00 per Share. The range of value for the Company was derived by applying methodologies and assumptions which Goldman Sachs believed measured the value of the Company under then current market conditions.

  In arriving at their evaluation, Goldman Sachs reviewed, among other things:
Annual Reports to Shareholders and Annual Reports on Form 10-K of the Company for the five years ended September 30, 1994; certain interim reports to shareholders and Quarterly Reports on Form 10-Q; certain other communications from the Company to its shareholders; and certain financial analyses and forecasts for the Company separately prepared by the management of each of SNI AG and the Company. SNI AG provided Goldman Sachs with information describing the synergies that SNI AG believed to be attainable upon consummation of the Offer and the Merger. Goldman Sachs also collected and summarized reports published during 1994 by various analysts who followed the Company and made recommendations with respect to holding its Shares. In addition, Goldman Sachs reviewed the reported price and trading activity for the Shares, compared certain financial and market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations and performed such other studies and analyses as Goldman Sachs considered appropriate. The financial and comparative analyses Goldman Sachs performed in connection with their evaluation of the Company and the preparation of the Goldman Sachs Report included: (i) analyses of selected comparable publicly-traded companies; (ii) comparable transaction analyses; and (iii) a future value analysis.

  Valuation Summary of Selected Publicly-Traded Companies. Goldman Sachs reviewed certain financial and stock market information of the Company and selected publicly traded companies engaged in the computer hardware industry. Such companies included: Auspex Systems, Concurrent Computer, Data General and Encore Computer (the "RISC Companies"); and Sequent Computer Systems, Stratus Computer and Tandem Computers (the "OLTP Companies", and together with the RISC Companies, the "Selected Companies"). Although the Selected Companies were comparable to the Company based on certain characteristics of their businesses, none of these companies possessed characteristics identical to those of the Company. Goldman Sachs examined and compared various valuation methods and calculated various financial multiples and ratios for the Company and the Selected Companies based on publicly available information. The multiples and ratios for the Company were calculated using a price of $13.00 per Share, which was the closing price of the Shares on December 30, 1994, the last trading day prior to the January 3 Meeting. The multiples and ratios for each of the Selected Companies were based on the most recent publicly available information as of December 30, 1994.

  The multiples were as follows: (i) the ratio of price to 1995 earnings estimates (which ratio was based on analysts' estimates)--20.6x for the Company, which compared to a median of 12.2x for the RISC Companies and a median of 11.7x for the OLTP Companies; (ii) market capitalization as a percentage of latest quarter annualized sales--.79x for the Company, which compared to a median of .93x for the RISC Companies and 1.18x for the OLTP Companies; and (iii) the ratio of market capitalization to latest quarter annualized EBITDA--10.0x for the Company, which compared to a median of 6.5x for the RISC Companies and 5.1x for the OLTP Companies.

  Comparable Transaction Analyses. Goldman Sachs reviewed and compared the prices paid in selected merger and acquisition transactions in the computer hardware industry (the "Selected Transactions") and a range of possible prices which might be paid by SNI AG. Goldman Sachs calculated the aggregate consideration and various financial multiples from available actual and estimated information for each such Selected Transaction. The aggregate consideration for the Selected Transactions ranged from $92 million to $7,277 million. The financial multiples, in each case (other than the market premium multiple) based on the sum of the consideration paid for the equity of the acquired company plus the amount of net debt assumed in the transaction ("Aggregate Consideration"), were as follows: (i) the ratio of Aggregate Consideration to sales for the latest twelve months prior to the announcement of each of the Selected Transactions which ranged from a high of 2.84x to a low of .16x, with a median of .98x; (ii) the ratio of Aggregate Consideration to EBITDA for the latest twelve months for Selected Transactions ranged from a high of 23.7x to a low of 3.6x with a median of 7.8x; (iii) the ratio of Aggregate Consideration to the latest 12 months net income for the Selected Transactions which ranged from a high of 58.2x to a low of 6.7x with a median of 24.4x; and (iv) the market premium for the Selected Transactions ranged from a high of 129% to a low of 5.7% with a median of 42%.

  Future Value Analysis. Goldman Sachs performed a future value analysis based upon (a) estimates of financial performance provided to Goldman Sachs by SNI AG based upon certain financial projections of the Company which, using discount rates that ranged from 10% to 16% with terminal values of the Company's fiscal 1997 net income that ranged from 10x to 16x, resulted in implied per Share values ranging from $12.70 to $21.38 and (b) certain independent research analysts' estimates of future financial performance which were publicly available which, using discount rates that ranged from 10% to 16% with terminal values of the Company's fiscal 1997 net income that ranged from 10x to 16x, resulted in implied per share values ranging from $8.71 to $15.17.

  Other Analyses. Goldman Sachs prepared a financial analysis of the proposed acquisition of the Company by SNI AG and Purchaser and calculated the aggregate consideration and various financial multiples based upon cash consideration per Share prices ranging from $10.00 to $26.00. Goldman Sachs reviewed the financial and operational fit between the Company and certain other potential strategic purchasers and merger partners.

  Goldman Sachs are acting as Dealer Managers in connection with the Offer and have provided certain financial advisory services in connection with the acquisition of the Company. Siemens Corporation ("Siemens"), a Delaware corporation and an indirect wholly owned subsidiary of Siemens AG, has paid Goldman Sachs a fee of $250,000, has agreed to pay an additional fee of $250,000 upon the signing of the Merger Agreement and has agreed to pay an additional transaction fee of $1,250,000 when the Offer and the Merger are consummated. Siemens has also agreed to reimburse Goldman Sachs for all reasonable out-of-pocket expenses incurred by Goldman Sachs, including the reasonable fees and expenses of legal counsel, and to indemnify Goldman Sachs against certain liabilities and expenses in connection with their engagement, including certain liabilities under the federal securities laws.

  Goldman Sachs is an internationally recognized investment banking firm engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated primary and secondary underwritings, private placements and valuations for corporate and other purposes. SNI AG selected Goldman Sachs as its financial advisor based upon Goldman Sachs' familiarity with the industry in which the Company operates and its experience, ability and reputation with respect to mergers and acquisitions.

  A copy of the Goldman Sachs Report has been filed as Exhibit (b)(3) to the Statement on Schedule 13E-3 filed by SNI AG, Purchaser, Siemens AG and the Company and is incorporated herein by reference. Copies of the Goldman Sachs Report are available for inspection and copying at the principal executive offices of SNI AG during regular business hours by any stockholder of the Company, or a stockholder's representative who has been so designated in writing.

5. PURPOSE AND STRUCTURE OF THE OFFER AND THE MERGER; REASONSOF SNI AG FOR THE OFFER AND THE MERGER

  The purpose of the Offer and the Merger is for Siemens AG indirectly to acquire control of, and the entire equity interest in, the Company. The purpose of the Merger is for Siemens AG indirectly to acquire all Shares not purchased pursuant to the Offer. Upon consummation of the Merger the Company will become an indirect wholly owned subsidiary of Siemens AG. The acquisition of the entire equity interest in the Company has been structured as a cash tender offer followed by a cash merger in order to provide a prompt and orderly transfer of ownership of the Company from the public stockholders to Purchaser and to provide stockholders with cash for all their Shares.

  SNI AG and the Company believe that the businesses of the Company are complementary to SNI AG's businesses and that a number of benefits can be achieved by aligning or integrating certain of the Company's operations with those of SNI AG. SNI AG and the Company considered attempting to achieve such an alignment or integration through an expansion of the parties' commercial relationship without increasing SNI AG's ownership of Shares and through such an expansion of the commercial relationship coupled with some increase in SNI AG's ownership of Shares. SNI AG and the Company concluded, however, that these approaches would not enable SNI AG and the Company to take full advantage of market opportunities and to achieve the desired operating benefits. Consequently, following joint studies and discussions, SNI AG and the Company concluded that an acquisition by SNI AG of the entire equity interest in the Company constituted the only feasible means to achieve such operating benefits. SNI AG and the Company chose to undertake the transaction at this time because the businesses in which SNI AG and the Company operate are subject to rapid change and SNI AG and the Company wished to seize commercial opportunities that might no longer be available at a later time.

6. PLANS FOR THE COMPANY AFTER THE OFFER AND THE MERGER;CERTAIN EFFECTS OF THE OFFER AND THE MERGER

  Pursuant to the Merger Agreement, upon completion of the Offer, SNI AG intends to effect the Merger in accordance with the terms of the Merger Agreement. See Section 10 of the Offer to Purchase.

  The management of SNI AG has begun, and intends to continue, a review of the Company and its assets, corporate structure, capitalization, operations, properties, policies, management and personnel to determine what changes, if any, would be desirable in order best to organize and integrate the activities of the Company into those of SNI AG. As more fully described in Item 3 of the
Schedule 14D-9, at the request of SNI AG, John S. Chen, President and Chief Operating Officer of the Company, has entered into a Management Retention Agreement (the "Chen Agreement") with the Company, commencing upon the effectiveness of the Merger and terminating five years later. Terms of the Chen Agreement include Mr. Chen serving as Chief Executive Officer of the Company and as a member of the Board. In addition, as more fully described in Item 3 of the Schedule 14D-9, discussions have taken place regarding a senior management position for Mr. Lussier, Chief Executive Officer and Chairman of the Board of the Company, within the Siemens group of companies. Except as noted above, following the Offer and the Merger, SNI AG intends that the Company's current management, under the direction of the Company's Board of Directors as it will be constituted following the Merger, will continue to manage the Company as an ongoing business in the same general manner as it is now being conducted. However, SNI AG expressly reserves the right to make any changes that it deems necessary or appropriate in light of its review or in light of future developments or that would be desirable to permit SNI AG more effectively to manage the Company and function more efficiently as an integrated worldwide enterprise. Except as otherwise disclosed in this Supplement or the Offer to Purchase, SNI AG has no present plans or proposals that would result in an extraordinary corporate transaction involving the Company or any of its subsidiaries, such as a merger, reorganization, liquidation, sale or transfer of a material amount of assets, or any material changes in the Company's present dividend policy, corporate structure or business, the composition of its management or personnel or its indebtedness or capitalization.

  At September 30, 1994, Pyramid's book value per Share was $8.74. At December 31, 1994, Pyramid's book value per Share was $8.80. If the Merger is consummated, the interest of SNI AG in the Company's net book value and net income will become 100% and SNI AG and its subsidiaries will be entitled to all benefits resulting from that interest, including all income generated by the Company's operations and any future increase in the Company's value. Similarly, SNI AG will also bear the risk of any decrease in the value of the Company after the Merger. Upon consummation of the Merger, the Surviving Corporation will become a privately held corporation. Accordingly, stockholders will not have the opportunity to participate in the earnings and growth of the Surviving Corporation after the Merger and will not have any right to vote on corporate matters. Similarly, stockholders will not face the risk of decline in the value of the Company after the Merger.

  Purchaser intends, and is required under the Merger Agreement, to vote all of its Shares, whether currently owned by SNI AG and transferred to Purchaser immediately after consummation of the Offer or acquired pursuant to the Offer, in favor of the Merger.

7. RIGHTS OF STOCKHOLDERS IN THE MERGER

  Holders of Shares will not have appraisal rights as a result of the Offer. If the Merger is consummated, however, holders of Shares at that time would have the right to appraisal of their Shares in accordance with Section 262 of Delaware Law ("Section 262"), the provisions of which are set forth in Annex A hereto. Such appraisal rights, if the statutory procedures are complied with, would result in a judicial determination of the "fair value" of the Shares owned by such holders. Any such judicial determination of the fair value of the Shares could be based upon considerations other than or in addition to the price paid in the Offer and the Merger and the market value of the Shares, including asset values, the investment value of the Shares and any other valuation considerations generally accepted in the investment community. The value so determined for Shares could be more or less than the value of the consideration per Share to be paid pursuant to the Offer or the Merger, and payment of such consideration would take place subsequent to payment pursuant to the Offer.

  In addition, several recent decisions by the Delaware courts have held that a controlling stockholder of a corporation involved in a merger has a fiduciary duty to the other stockholders to ensure that the merger is fair to such other stockholders. In determining whether a merger is fair to minority stockholders, the Delaware courts have considered, among other things, the type and amount of consideration to be received by the stockholders and whether there was fair dealing among the parties. The Delaware Supreme Court indicated in Weinberger
v. UOP, Inc. that ordinarily the remedy available to stockholders in a merger that is found not to be "fair" to minority stockholders is the right to appraisal described above. SNI AG believes that it does not have the ability to control the Company.

8. INTERESTS OF CERTAIN PERSONS IN THE OFFER AND THE MERGER

  In considering the recommendation of the Company's Board with respect to the Offer and the Merger and the fairness of the consideration to be paid pursuant to the Offer and the Merger, stockholders should be aware that certain officers and directors of the Company have interests in the Offer and the Merger which are described below and in the recommendation of the Board contained in this Supplement and in the Schedule 14D-9 which may present them with certain potential conflicts of interest.

  Employment Arrangements. As more fully described in Item 3 of the Schedule 14D-9, at the request of SNI AG, John S. Chen, President and Chief Operating Officer of the Company, has entered into a Management Retention Agreement (the "Chen Agreement") with the Company, commencing upon the effectiveness of the Merger and terminating five years later. Terms of the Chen Agreement include Mr. Chen serving as Chief Executive Officer of the Company and as a member of the Board. In addition, as more fully described in Item 3 of the Schedule 14D-9, discussions have taken place regarding a senior management position for Mr. Lussier, Chief Executive Officer and Chairman of the Board of the Company, within the Siemens group of companies.

  Stock and Stock Option Ownership. SNI AG currently owns 2,717,743 Shares, representing approximately 17.37% of the Shares. As more fully described in
Section 8 of the Offer to Purchase, SNI AG also owns a warrant (the "Warrant") to purchase up to 1,330,000 Shares. However, SNI AG does not currently intend to exercise the Warrant in connection with the Offer or the Merger. Richard H. Lussier, Chairman and Chief Executive Officer of the Company, holds currently exercisable options to acquire 205,552 Shares. John S. Chen, President and Chief Operating Officer and a director of the Company, holds currently exercisable options to acquire 142,857 Shares. Paul J. Chiapparone, a director of the Company, holds currently exercisable options to acquire 5,000 Shares. Donald E. Guinn, a director of the Company, holds currently exercisable options to acquire 42,750 Shares. Jack L. Hancock, a director of the Company, holds currently exercisable options to acquire 5,000 Shares. Clarence W. Spangle, a director of the Company, holds currently exercisable options to acquire 23,750 Shares. George D. Wells, a director of the Company, holds currently exercisable options to acquire 17,250 Shares. Mitchell Mandich, a Senior Vice President of the Company, holds currently exercisable options to acquire 40,464 Shares. Edward W. Scott, Jr., an Executive Vice President of the Company, holds currently exercisable options to acquire 43,100 Shares. Allan D. Smirni, Vice President and General Counsel of the Company, holds currently exercisable options to acquire 37,033 Shares. Dr. Rudolf Bodo, a director of the Company and SNI AG's designee on the Board, does not own any Shares and holds no options to acquire Shares.

  As of January 27, 1995, the members of the Company's Board beneficially owned an aggregate of 634,947 Shares, representing approximately 4.06% of the outstanding Shares, assuming the full exercise of the options held by such persons. Mr. Lussier is the beneficial owner of 1.33% of the Shares. No other individual director or executive officer owns more than 1% of the Shares.

                 CERTAIN LEGAL MATTERS AND REGULATORY APPROVALS

  Pursuant to the Merger Agreement, the Company has agreed that, between the date of the Merger Agreement and the Effective Time, unless SNI AG shall otherwise agree in writing, neither the Company nor any subsidiary of the Company will declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock. Moreover, pursuant to a Revolving Credit Loan Agreement with Comerica Bank - California effective as of October 1, 1994, the Company is not permitted to pay cash dividends. This Credit Agreement expires on December 31, 1995.

  On February 3, 1995, Purchaser was informed by the Federal Trade Commission that early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), relating to the purchase of Shares pursuant to the Offer had been granted. Accordingly, the condition to the Offer requiring the expiration or termination of any applicable waiting period under the HSR Act prior to expiration of the Offer has been satisfied. The Offer remains subject to the other conditions set forth in Section 14 of the Offer to Purchase.

                               FEES AND EXPENSES

  The following is an estimate of expenses to be incurred in connection with the Offer and the Merger. The Merger Agreement provides that all costs and expenses incurred in connection with the Offer and the Merger will be paid by the party incurring such costs and expenses, whether or not the Offer or the Merger is consummated.

  EXPENSES TO BE PAID BY PURCHASER AND ITS AFFILIATES:

      Financial Advisory and Dealer Manager Fees.................... $1,750,000
      Legal Fees....................................................    350,000
      Printing and Mailing..........................................    150,000
      Advertising...................................................     70,000
      Filing Fee....................................................     53,000
      Depositary Fees...............................................     10,000
      Information Agent Fees........................................     10,000
                                                                     ----------
        Total....................................................... $2,393,000
                                                                     ==========

  EXPENSES TO BE PAID BY THE COMPANY:

      Investment Banking Fees and Expenses.......................... $2,200,000
      Legal Fees and Expenses.......................................    350,000
      Printing and Mailing..........................................     85,000
      Accounting Fees...............................................     10,000
      Miscellaneous.................................................     55,000
                                                                     ----------
        Total....................................................... $2,700,000
                                                                     ==========

                                 MISCELLANEOUS

  Pursuant to Rule 14d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Siemens AG, SNI AG and Purchaser have filed with the Commission the Schedule 14D-1 with respect to the Offer and certain amendments thereto, and may file further amendments thereto. Pursuant to Rule 14d-9 promulgated under the Exchange Act, the Company has filed with the Commission the Schedule 14D-9 with respect to the Offer, and may file amendments thereto. Siemens AG, SNI AG, Purchaser and the Company have filed a statement on Schedule 13E-3 with respect to the Offer (although they expressly disclaim any obligation to do so) and may file amendments to the Schedule 13E-3. Such statements, including exhibits and any amendments thereto, which furnish certain additional information with respect to the Offer, may be inspected at, and copies may be obtained from, the same places and in the same manner as set forth in Section 7 of the Offer to Purchase (except that they will not be available at the regional offices of the Commission).

                                     SIEMENS NIXDORF MID-RANGE ACQUISITION CORP.

February 13, 1995

                                                                         ANNEX A

 SUMMARY OF STOCKHOLDER APPRAISAL RIGHTS AND TEXT OF SECTION 262 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

  Summary of Stockholder Appraisal Rights. No appraisal rights are available in connection with the Offer. However, if the Merger is consummated, stockholders will have certain rights under Delaware Law to dissent and demand appraisal of, and to receive payment in cash of the fair value of, their Shares. Such rights, to dissent, if the statutory procedures were complied with, could lead to a judicial determination of the fair value of the Shares, as of the day prior to the date on which the stockholders' vote was taken approving the Merger or similar business combination (excluding any element of value arising from the accomplishment or expectation of the Merger), required to be paid in cash to such dissenting holders for their Shares. In addition, such dissenting stockholders would be entitled to receive payment of a fair rate of interest from the date of consummation of the Merger on the amount determined to be the fair value of their Shares. In determining the fair value of the Shares, the court is required to take into account all relevent factors. Accordingly, such determination could be based upon considerations other than, or in addition to, the market value of the Shares, including, among other things, asset values and earning capacity. In Weinberger v. UOP, Inc., the Delaware Supreme Court stated, among other things, that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. Therefore, the value so determined in any appraisal proceeding could be the same, more or less than the purchase price per Share in the Offer or the Merger Consideration (as defined in the Offer to Purchase).

                         GENERAL CORPORATION LAW OF THE
                               STATE OF DELAWARE

(S)262. APPRAISAL RIGHTS.

  (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of a stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251, 252, 254, 257, 258, 263 or 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of (S)251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
  (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable.

  (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to (S)228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing of such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 262, L. '94, effective 7-1-94.)

                                                                         ANNEX B

DOCUMENT:  PAGE:
- ---------  -----

Audited Consolidated Financial Statements (and Related Notes) for Pyramid
 Technology Corporation for the Fiscal Years ended September 30, 1993 and
 September 30, 1994......................................................  B-2


Unaudited Consolidated Financial Statements (and Related Notes) for
 Pyramid Technology Corporation for the First Quarter of the Fiscal Year
 ending September 30, 1995............................................... B-18

 AUDITED FINANCIAL STATEMENTS FOR PYRAMID TECHNOLOGY CORPORATION FOR THE FISCAL
             YEARS ENDED SEPTEMBER 30, 1993 AND SEPTEMBER 30, 1994

                         PYRAMID TECHNOLOGY CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                            YEAR ENDED SEPTEMBER 30,
                                    -------------------------------------------
                                        1994           1993           1992
                                    -------------  -------------  -------------
                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues
  Product revenues................  $     152,590  $     174,364  $     138,916
  Service revenues................         65,925         59,334         53,310
                                    -------------  -------------  -------------
                                          218,515        233,698        192,226
Cost of Sales:
  Cost of products sold...........         87,708         86,828         78,743
  Cost of services................         50,875         45,293         44,786
                                    -------------  -------------  -------------
                                          138,583        132,121        123,529
Gross profit......................         79,932        101,577         68,697
Operating expenses:
  Research and development........         25,488         27,831         28,371
  Sales, marketing, general and
   administrative.................         73,744         64,411         64,741
  Restructuring...................            --             --          41,180
  Legal settlement................            --             --             900
                                    -------------  -------------  -------------
    Total operating expenses......         99,232         92,242        135,192
                                    -------------  -------------  -------------
Operating income (loss)...........        (19,300)         9,335        (66,495)
Interest income...................            655            781            826
Interest expense..................           (704)          (523)          (967)
Loss on investment in joint ven-
 ture.............................           (129)           --             --
                                    -------------  -------------  -------------
Income (loss) before income taxes.        (19,478)         9,593        (66,636)
Provision (benefit) for income
 taxes............................          2,935            959         (6,929)
                                    -------------  -------------  -------------
Net income (loss).................  $     (22,413) $       8,634  $     (59,707)
                                    =============  =============  =============
Net income (loss) per share.......  $       (1.66) $        0.67  $       (4.99)
                                    =============  =============  =============
Shares used in computing net in-
 come (loss) per share............         13,467         12,890         11,962
                                    =============  =============  =============


   The accompanying notes are an integral part of these financial statements.

 AUDITED FINANCIAL STATEMENTS FOR PYRAMID TECHNOLOGY CORPORATION FOR THE FISCAL
             YEARS ENDED SEPTEMBER 30, 1993 AND SEPTEMBER 30, 1994

                         PYRAMID TECHNOLOGY CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                            YEAR ENDED SEPTEMBER 30,
                                    -------------------------------------------
                                        1994           1993           1992
                                    -------------  -------------  -------------
                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues
  Product revenues................  $     152,590  $     174,364  $     138,916
  Service revenues................         65,925         59,334         53,310
                                    -------------  -------------  -------------
                                          218,515        233,698        192,226
Cost of Sales:
  Cost of products sold...........         87,708         86,828         78,743
  Cost of services................         50,875         45,293         44,786
                                    -------------  -------------  -------------
                                          138,583        132,121        123,529
Gross profit......................         79,932        101,577         68,697
Operating expenses:
  Research and development........         25,488         27,831         28,371
  Sales, marketing, general and
   administrative.................         73,744         64,411         64,741
  Restructuring...................            --             --          41,180
  Legal settlement................            --             --             900
                                    -------------  -------------  -------------
    Total operating expenses......         99,232         92,242        135,192
                                    -------------  -------------  -------------
Operating income (loss)...........        (19,300)         9,335        (66,495)
Interest income...................            655            781            826
Interest expense..................           (704)          (523)          (967)
Loss on investment in joint ven-
 ture.............................           (129)           --             --
                                    -------------  -------------  -------------
Income (loss) before income taxes.        (19,478)         9,593        (66,636)
Provision (benefit) for income
 taxes............................          2,935            959         (6,929)
                                    -------------  -------------  -------------
Net income (loss).................  $     (22,413) $       8,634  $     (59,707)
                                    =============  =============  =============
Net income (loss) per share.......  $       (1.66) $        0.67  $       (4.99)
                                    =============  =============  =============
Shares used in computing net in-
 come (loss) per share............         13,467         12,890         11,962
                                    =============  =============  =============


   The accompanying notes are an integral part of these financial statements.

                         PYRAMID TECHNOLOGY CORPORATION

                           CONSOLIDATED BALANCE SHEET

                                                         SEPTEMBER 30,
                                                  ----------------------------
                                                      1994           1993
                                                  -------------  -------------
                                                   (IN THOUSANDS, EXCEPT PAR
                                                  VALUE AND NUMBER OF SHARES)
                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...................... $      21,558  $      31,358
  Short-term investments.........................        20,651            --
  Accounts receivable, net of allowance for
   doubtful accounts of $1,660 in 1994 and $2,020
   in 1993.......................................        49,310         51,392
  Inventories....................................        25,840         35,712
  Prepaid expenses and deposits..................        15,270         11,873
                                                  -------------  -------------
    Total current assets.........................       132,629        130,335
Property and equipment, at cost:
  Machinery and equipment........................        85,825         79,675
  Furniture and fixtures.........................         6,546          5,674
  Leasehold improvements.........................         9,627          9,924
                                                  -------------  -------------
                                                        101,998         95,273
Less accumulated depreciation and amortization...        74,386         60,686
                                                  -------------  -------------
                                                         27,612         34,587
Capitalized software development costs...........        18,381         15,959
Service spare parts and other assets.............        12,091         10,777
                                                  -------------  -------------
                                                  $     190,713  $     191,658
                                                  =============  =============
      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable............................... $      16,398  $      20,312
  Accrued payroll and related liabilities........         4,493          7,043
  Accrued commissions............................         2,424          2,419
  Deferred revenue...............................         8,272          7,197
  Other accrued liabilities......................        10,932          8,764
  Restructuring accruals.........................         3,075          4,464
  Income taxes payable...........................         3,678          1,561
  Current portion of long-term debt..............         1,440          1,795
                                                  -------------  -------------
    Total current liabilities....................        50,712         53,555
Noncurrent portion of long-term debt.............         1,563            487
Deferred income taxes payable....................         2,400            --
Commitments
SHAREHOLDERS' EQUITY:
  Common stock--$.01 par value; 30,000,000 shares
   authorized, 15,567,000 issued and outstanding
   in 1994 and 13,177,000 in 1993................           156            132
  Additional paid-in capital.....................       174,652        155,078
  Accumulated deficit............................       (37,927)       (15,514)
  Accumulated translation adjustment.............          (843)        (2,080)
                                                  -------------  -------------
    Total shareholders equity....................       136,038        137,616
                                                  -------------  -------------
                                                  $     190,713  $     191,658
                                                  =============  =============

   The accompanying notes are an integral part of these financial statements.

                         PYRAMID TECHNOLOGY CORPORATION

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                          COMMON STOCK  ADDITIONAL RETAINED   ACCUMULATED     TOTAL
                          -------------  PAID-IN   EARNINGS   TRANSLATION SHAREHOLDERS'
                          SHARES AMOUNT  CAPITAL   (DEFICIT)  ADJUSTMENT     EQUITY
                          ------ ------ ---------- ---------  ----------- -------------
                                                 (IN THOUSANDS)
Balance at September 30,
 1991...................  11,807  $118   $138,149  $ 35,559     $   993     $174,819
Stock options exercised.     119     1        972       --          --           973
Sales under employee
 stock purchase plan....     221     2      2,051       --          --         2,053
Compensation related to
 stock option grants....     --    --          45       --          --            45
Net loss................     --    --         --    (59,707)        --       (59,707)
Foreign currency
 translation adjustment.     --    --         --        --         (641)        (641)
Tax benefit of stock
 options exercised......     --    --         187       --          --           187
                          ------  ----   --------  --------     -------     --------
Balance at September 30,
 1992...................  12,147   121    141,404   (24,148)        352      117,729
Stock options exercised.     837     9      9,794       --          --         9,803
Sales under employee
 stock purchase plan....     193     2      1,922       --          --         1,924
Compensation related to
 stock option grants....     --    --          45       --          --            45
Net income..............     --    --         --      8,634         --         8,634
Foreign currency
 translation adjustment.     --    --         --        --       (2,432)      (2,432)
Tax benefit of stock
 options exercised......     --    --       1,913       --          --         1,913
                          ------  ----   --------  --------     -------     --------
Balance at September 30,
 1993...................  13,177   132    155,078   (15,514)     (2,080)     137,616
Stock options exercised.      90     1        745       --          --           746
Sales under employee
 stock purchase plan....     300     3      2,079       --          --         2,082
Issuance of common
 shares to Siemens
 Nixdorf, net of
 issuance costs.........   2,000    20     16,735       --          --        16,755
Compensation related to
 stock option grants....     --    --          15       --          --            15
Net loss................     --    --         --    (22,413)        --       (22,413)
Foreign currency
 translation adjustment.     --    --         --        --        1,237        1,237
                          ------  ----   --------  --------     -------     --------
Balance at September 30,
 1994...................  15,567  $156   $174,652  $(37,927)    $  (843)    $136,038
                          ======  ====   ========  ========     =======     ========

   The accompanying notes are an integral part of these financial statements.

                         PYRAMID TECHNOLOGY CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                    YEAR ENDED SEPTEMBER 30,
                                                    ---------------------------
                                                      1994     1993      1992
                                                    --------  -------  --------
                                                         (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...............................  $(22,413) $ 8,634  $(59,707)
  Adjustments to reconcile net income (loss) to
   net cash from operating activities:
    Depreciation and amortization.................    28,455   29,961    31,118
    Non-cash portion of restructuring charges.....       --       --     18,826
    Compensation related to option grants.........        15       45        45
    Changes in:
      Accounts receivable, net....................     2,082  (14,729)   16,605
      Inventories.................................     9,872   (5,143)      743
      Prepaid expenses and deposits and income tax
       receivable.................................    (3,397)     500    (2,497)
      Accounts payable, accrued liabilities, and
       other......................................     1,085   (2,839)   10,945
                                                    --------  -------  --------
  Net cash provided by operating activities.......    15,699   16,429    16,078
                                                    --------  -------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of short-term investments..............   (20,651)     --        --
  Investment in property and equipment............   (11,970)  13,722)  (16,848)
  Increase in capitalized software development
   costs..........................................    (9,223)  (8,695)   (6,051)
  Decrease (increase) in other assets.............    (3,885)     870       354
                                                    --------  -------  --------
  Net cash used for investing activities..........   (45,729) (21,547)  (22,545)
                                                    --------  -------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term debt............    (2,503)  (1,709)   (1,690)
  Borrowings under loan agreement.................     3,150      --        --
  Issuance of common stock........................    19,583   11,727     3,026
                                                    --------  -------  --------
  Net cash provided by financing activities.......    20,230   10,018     1,336
                                                    --------  -------  --------
Increase (decrease) in cash and cash equivalents..    (9,800)   4,900    (5,131)
Cash and cash equivalents, at beginning of year...    31,358   26,458    31,589
                                                    --------  -------  --------
Cash and cash equivalents, at end of year.........  $ 21,558  $31,358  $ 26,458
                                                    ========  =======  ========
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND
 FINANCING ACTIVITIES:
  Tax benefit from exercise of stock options......  $     --  $ 1,913  $    187
  Acquisition of equipment under capital lease ob-
   ligations......................................        73      246     1,360
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest..........................       704      523       967
  Cash paid (received) for income taxes...........  $    374  $(4,967) $    907
                                                    --------  -------  --------

   The accompanying notes are an integral part of these financial statements.

                         PYRAMID TECHNOLOGY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

  Principles of Consolidation The consolidated financial statements include the accounts of Pyramid Technology Corporation (the "Company") and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Certain prior year information has been reclassified to conform to the current year presentation.

  Revenue Recognition The Company generally recognizes revenue at the time of shipment and provides for the estimated cost to repair or replace products under warranty provisions in effect at the time of sale. Deferred revenue on maintenance contracts is recognized ratably over the contract period.

  Income Taxes Effective for the fiscal year ended September 30, 1994, the Company adopted Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes." In accordance with this statement, deferred income taxes are provided for temporary differences between financial statement income and income for tax purposes using enacted tax laws and rates for the years in which the taxes are expected to be paid. Adoption of this statement did not have a material effect on the Company's consolidated financial statements. During fiscal 1993 and 1992, the Company accounted for income taxes pursuant to Statement of Financial Accounting Standard No. 96, "Accounting for Income Taxes."

  Net Income (Loss) Per Share Net income (loss) per share is computed based on the weighted average number of common and common equivalent shares outstanding during the period. Equivalent shares are calculated using the treasury stock method or the modified treasury stock method (whichever applies) and consist of outstanding stock options that have a dilutive effect on income per share. During fiscal 1994 and 1992, no common stock equivalents were included in the computation of loss per share as their effect would have been antidilutive.

  Cash and Cash Equivalents The Company classifies certain investments as cash equivalents if the original maturity from the date of acquisition of such investments is three months or less. These investments are carried in the balance sheet at cost, which approximates fair value. The effect of foreign currency exchange rate fluctuations on cash flows has not been material.

  Short-Term Investments Short-term investments consist of commercial paper with original maturities from the date of acquisition greater than three months and less than twelve months. These investments are carried at cost which approximates fair value due to the short period of time to maturity.

  Accounting for Certain Investments in Debt and Equity Securities Effective September 30, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This statement addresses the accounting and reporting for investments in marketable equity securities that have readily determinable fair values and for all investments in debt securities. These securities are required to be classified at the time of purchase and re-evaluated at each reporting date as either (1) held-to-maturity, (2) trading, or (3) available-for-sale.

  The Company classifies its investment in commercial paper and money market funds ($15,889,000 in cash equivalents and $20,651,000 in short-term investments) as held-to-maturity given the Company's positive intent and ability to hold the securities to maturity. In accordance with the statement, held-to-maturity securities are carried at amortized cost, therefore, there was no impact of adopting the statement on current period operations or shareholders equity.

                         PYRAMID TECHNOLOGY CORPORATION

  Inventories Inventories are stated at the lower of cost (first-in, first-out) or market and consist of the following:

                                                                   YEAR ENDED
                                                                  SEPTEMBER 30,
                                                                 ---------------
                                                                  1994    1993
                                                                 ------- -------
                                                                 (IN THOUSANDS)
      Raw materials............................................. $10,617 $12,236
      Work in process...........................................   8,320  14,517
      Finished goods............................................   6,903   8,959
                                                                 ------- -------
                                                                 $25,840 $35,712
                                                                 ======= =======

  Property and Equipment Property and equipment, including assets held under capital leases, are stated at cost. Depreciation and amortization are computed using the straight-line method. Useful lives of three to five years are used for machinery and equipment and furniture and fixtures; leasehold improvements are amortized over the shorter of their useful lives or the term of the lease. Maintenance and repairs are expensed as incurred.

  Capitalized Software Development Costs The Company capitalizes software development costs as the resulting products become "technologically feasible." Amortization of capitalized software development costs begins when the products are available for general release to customers, and is computed on a product-by-product basis as the greater of: (a) the ratio of current gross revenues for a product to the total of current and anticipated future gross revenues for the product; or (b) the straight-line method over a period not to exceed three years. Amortization expense for fiscal 1994, 1993, and 1992 was $6,802,000, $7,323,000, and $6,069,000, respectively.

  Service Spare Parts and Other Assets Net service spare parts at September 30, 1994 and 1993 were $10,677,000 and $8,821,000, respectively (with related accumulated amortization of $11,032,000 and $10,122,000, respectively). Amortization for service spare parts is provided using the straight-line method over five years. Purchased technology and the excess of the cost over the fair value of the net assets of acquired businesses, which are included in other assets, are amortized on a straight-line basis over a period of seven years. Amortization expense of $635,000, $635,000, and $724,000 was recorded in fiscal 1994, 1993, and 1992, respectively.

  Prepaid Royalties The Company has entered into several agreements for the purpose of further enhancing the Company's competitive position in offering relational database management and other applications software. Under these agreements, the Company has made commitments, some of which were prepaid, to provide minimum amounts of license royalties to the licensor. As software packages are sold with the Company's systems or into the Company's existing customer base, the Company will receive credit towards the minimum license royalty commitments. Amortization of prepaid royalties is computed as the greater of (a) the royalty per unit as the products are shipped; or (b) on a straight-line basis over the lesser of the term of the agreement or three years starting when the products are available for general release to customers. Net prepaid royalties at September 30, 1994 and 1993 were $1,915,000 and $1,377,000, respectively. As of September 30, 1994, the remaining minimum license royalty payment commitments amounted to $150,000.

  Joint Venture During the third quarter of fiscal 1994, a partnership agreement between Pyramid Technology Australia PTY, Ltd., a wholly owned subsidiary of the Company, and Fujitsu Australia Limited was signed. Pyramid Data Centre Systems, the new joint venture created by the agreement, began operations on July 2, 1994. The new venture will market Pyramid's Nile Series of scalable

                         PYRAMID TECHNOLOGY CORPORATION
enterprise servers along with complementary Fujitsu and ICL hardware and mainframe connectivity software. Pyramid Data Centre Systems' focus will be the high-end commercial data center computing market, with emphasis on major Australian corporations that are downsizing their mainframe operations. Pyramid's share of the joint venture is 49% and is being accounted for using the equity method.

  Restructuring During fiscal 1992, the Company recorded restructuring costs totaling $41,180,000 in connection with two restructuring programs designed to reduce costs and improve operating efficiencies. These restructuring plans reflect a realignment of corporate infrastructure, downsizing or discounting less profitable business units, and a more focused research and development effort. The cost reductions included a consolidation of facilities, a write-off of nonproductive assets, and a reduction in workforce. At September 30, 1994, $3,075,000 remained accrued for excess facilities in Mountain View, California and the United Kingdom which will be used to offset excess facility costs over the next two to four years.

  Concentration of Credit Risk Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash investments and trade receivables. The Company sells its products to customers in diversified industries primarily in North America, Europe, and Asia-Pacific. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses were not material during the three years reported.

  The Company invests its excess cash in deposits with major banks, in money market funds, and in commercial paper of companies with strong credit ratings and in diversified industries. Generally, the investments mature within 120 days and, therefore, are subject to little risk. The Company has not experienced losses related to these investments.

  Foreign Exchange Contracts In order to reduce the impact of currency fluctuations on intercompany balances, the Company enters into foreign currency forward exchange contracts, which require the Company to exchange foreign currencies for U.S. dollars at rates agreed to at the inception of the contracts. The contracts generally have maturities that do not exceed one month. The objective of these contracts is to neutralize the impact of foreign currency exchange rate movements on the Company's operating results. These contracts do not subject the Company to significant market risk from exchange rate movements because the contracts offset gains and losses on the balances being hedged. At September 30, 1994, the Company had foreign exchange contracts outstanding to sell the equivalent of $1,779,000, which approximates fair value, in Japanese and Swedish currencies, and to buy the equivalent of $6,883,000, which approximates fair value, in Australian, British, and German currencies.

  Foreign Currency Translation Substantially all assets and liabilities of the Companys foreign operations are translated into United States dollars at exchange rates prevailing at the fiscal year-end. The resulting translation adjustments are recorded as cumulative translation adjustments to shareholders equity. Revenues and expenses for the year are translated at the average exchange rates in effect during the year. Foreign currency exchange gains or losses were not material during the three years reported.

  Related Party Transactions During the second quarter of fiscal 1994, a senior executive of a major customer and vendor of the Company was elected to the Company's Board of Directors. The related party accounted for approximately 4%, 2%, and 1% of the Company's revenue during fiscal 1994, 1993,

                         PYRAMID TECHNOLOGY CORPORATION
and 1992, respectively. Additionally, the Company has contracted with the related party to perform consulting services ranging from a minimum of $6,000,000 to $7,000,000 per year over the next eight years.

  During the third quarter of fiscal 1994, the Company made a sale to a customer which accounted for less than 1% of the Company's fiscal 1994 revenues, and also purchased $900,000 of prepaid software licenses from the customer. The Company's chairman of the board is a member of the customers board of directors.

  During the fourth quarter of fiscal 1994, Pyramid and Siemens Nixdorf announced an expansion of their cooperative agreement for high-end UNIX systems by entering into a new software and hardware licensing agreement and amending its existing OEM agreement. Siemens Nixdorf licensed Pyramid's enhancement of the UNIX operating system for massively parallel processing (MPP) and received the right to purchase the related MPP hardware product, internally known as MESHine, under the OEM agreement. In addition, Siemens Nixdorf paid $17,250,000 for 2,000,000 shares of Common Stock and a warrant to purchase an additional 1,330,000 shares at $10.00 per share. The warrant expires on September 30, 1995. Siemens Nixdorf's ownership in Pyramid increased to approximately 18% with the initial purchase of shares and would increase to approximately 24% if the warrant is exercised. A senior executive of Siemens Nixdorf was also elected to the Company's Board of Directors. Siemens Nixdorf accounted for approximately 5%, 6%, and 8% of the Company's revenue during fiscal 1994, 1993, and 1992, respectively. At September 30, 1994, Siemens Nixdorf owed the Company approximately $6,000,000 for the purchase of products.

COMMITMENTS

  Leasing Arrangements The Company leases its corporate headquarters, manufacturing facilities, and sales offices under noncancelable operating lease agreements which expire at various dates through 2014. Rental expense under operating leases, including month to month facilities and equipment rentals was approximately $11,763,000, $12,501,000, and $12,112,000 in 1994, 1993, and
1992, respectively. In connection with the fiscal 1992 restructurings, which included a consolidation of facilities, the Company subleases certain of its facilities under noncancelable subleases. The minimum future rentals to be received under these subleases are $951,000, $949,000, and $647,000 in fiscal 1995, 1996, and 1997, respectively.

  The Company has entered into capital lease agreements for certain machinery and equipment which are accounted for as the acquisition of an asset and incurrence of a liability. Assets held under capital leases included in property and equipment are as follows:

                                                                  YEAR ENDED
                                                                 SEPTEMBER 30,
                                                                ---------------
                                                                 1994    1993
                                                                ------- -------
                                                                (IN THOUSANDS)
      Machinery and equipment.................................. $ 3,252 $ 2,972
      Furniture and fixtures...................................   4,880   4,359
                                                                ------- -------
                                                                  8,132   7,331
      Less accumulated amortization............................   4,418   4,091
                                                                ------- -------
                                                                $ 3,714 $ 3,240
                                                                ======= =======

                         PYRAMID TECHNOLOGY CORPORATION

  Minimum future payments under all capital and operating lease agreements as of September 30, 1994 are as follows:

                                                              OPERATING CAPITAL
      YEAR ENDING SEPTEMBER 30,                                LEASES   LEASES
      -------------------------                               --------- -------
                                                               (IN THOUSANDS)
      1995.................................................    $ 9,510   $ 446
      1996...................................................    8,654     131
      1997...................................................    7,183      14
      1998...................................................    6,281     --
      1999...................................................    6,072     --
      Thereafter.............................................   26,319     --
                                                               -------   -----
      Total minimum lease payments...........................  $64,019     591
                                                               =======   =====
      Amount representing interest...........................              (37)
                                                                         -----
      Present value of minimum lease payments................              554
      Current obligations under capital leases...............             (415)
                                                                         -----
      Noncurrent obligations under capital leases............            $ 139
                                                                         =====

  Dismissal of Shareholder Class Action Complaints During the first quarter of fiscal 1994, two shareholder class action complaints were filed naming as defendants the Company and certain of its officers and directors, and alleging violations of federal securities laws as well as a state law fraud claim. The complaints alleged that the Company made false and misleading statements in press releases and other public statements and that some of the individual defendants traded the Company's Common Stock on inside information. The complaints sought an award of an unspecified amount of damages. The cases were consolidated by order of the District Court on July 14, 1994. After review of initial disclosures made by the Company and discussions with the Company's attorneys, counsel for the plaintiffs agreed to dismiss the actions. On July 26, 1994, pursuant to a stipulation of the parties, the District Court entered an order for dismissal without prejudice of the consolidated actions.

COMMON STOCK

  Common Shares Rights Agreement The Company has a plan to protect shareholders rights in the event of a proposed takeover of the Company. Under the plan, the Board of Directors declared a dividend of one common share purchase right (a right) for each share of the Company's Common Stock. Each right entitles the shareholder to purchase one share of the Company's Common Stock at an exercise price of $64. The rights become exercisable following the tenth day after a person or group (a) acquires beneficial ownership of 20% or more of the Company's Common Stock or (b) announces a tender or exchange offer which would result in ownership by a person or group of 30% or more of the Company's Common Stock.

  If any person or group acquires 20% of the Company's Common Stock, each right not held by the acquiring person will entitle the holder to purchase $128 worth of the Company's Common Stock for $64. If the Company is acquired in a merger or other business combination transaction, each right not held by the acquiring person will entitle its holder to purchase $128 worth of the common stock of the acquiring company for $64.

  The rights are redeemable at the Company's option for $0.01 per right. Additionally, the exercise price and number and kind of shares covered by each right are subject to adjustment for stock splits, stock dividends, and certain other events. The rights expire on December 12, 1998.

                        PYRAMID TECHNOLOGY CORPORATION

  In the fourth quarter of fiscal 1994, all necessary corporate action required under the Rights Agreement to amend the Rights Agreement was authorized and taken so that the potential exercise of a warrant to purchase 1,330,000 shares of Common Stock or any other purchase of Common Stock by Siemens Nixdorf would not make Siemens Nixdorf an acquiring person.

  Incentive Stock Option Plan The Company has an Incentive Stock Option Plan (the "Plan") under which officers, consultants and key employees may be granted options to purchase the Company's Common Stock. Options are granted at a price not less than fair market value on the date of grant, as determined by the Board of Directors.

  At September 30, 1994, 6,116,666 shares of Common Stock had been reserved for issuance under the Plan. The options are generally exercisable at the rate of 25% commencing one year after the date of grant and in monthly increments of 1/36 of the remaining balance thereafter. Expiration dates are determined by the Board of Directors, but in no event will they exceed ten years from the date of grant. Unexercised options are cancelable three months after the date of termination of employment.

  Plan transactions for the years ended September 30, 1993 and 1994 were as follows:

                                                           PRICE
                                               ----------------------------------
                           NUMBER OF SHARES        PER SHARE          TOTAL
                         ----------------------------------------- --------------
                          (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
Options outstanding at
 September 30, 1992.....      2,528,042          $1.31-$29.00        $37,089
Grants..................      1,192,500          $7.75-$20.25         12,854
Exercises...............       (834,314)         $1.31-$18.50         (9,773)
Cancellations...........       (432,326)         $6.50-$29.00         (6,243)
                             ----------          ------------        -------
Options outstanding at
 September 30, 1993.....      2,453,902          $1.31-$29.00         33,927
Grants..................      1,117,500          $6.63-$20.50         14,358
Exercises...............        (89,927)         $1.31-$18.00           (738)
Cancellations...........       (526,823)         $1.31-$29.00         (7,653)
                            -----------          ------------        -------
Options outstanding at
 September 30, 1994.....      2,954,652          $1.31-$29.00        $39,894
                             ==========          ============        =======

  At September 30, 1994, there w     ere 1,722,581 shares exercisable under this
Plan at $1.31 to $29.00 per shar-----e, and options for 781,043 shares of Common Stock were available for grant. At September 30, 1993, there were 1,178,800 shares exercisable under this plan at $1.31 to $29.00 per share.

  Executive Officers' Nonstatutory Stock Option Plan The Company has an Executive Officer's Nonstatutory Stock Option Plan (the "Plan") under which 400,000 shares of Common Stock were reserved for issuance to executive officers of the Company. Under the Plan, the Board of Directors determines the number of shares, option price, and exercisability of options. Options expire ten years after the date of grant. There were no option grants, exercises, or cancellations under the Plan during fiscal 1994 and 1993. At September 30, 1994, there were 20,313 shares outstanding and exercisable under this Plan at $17.00 per share and options for 7,000 shares of Common Stock were available for grant. At September 30, 1993, there were 20,313 shares outstanding and 12,500 shares exercisable under the Plan at $17.00 per share.

  Directors' Option Plan The Company has a Directors' Option Plan (the "Plan") under which 160,000 shares of Common Stock were reserved for issuance to nonemployee directors as of September 30, 1994. The Plan provides for the automatic grant of an option to purchase 12,000 shares

                         PYRAMID TECHNOLOGY CORPORATION
of Common Stock to nonemployee directors on the date on which such person first becomes a director, and the annual grant of an option to purchase 6,000 shares on each January 31 thereafter. The per share exercise price of the Common Stock subject to an option shall be 100% of the fair market value per share on the date of the option grant. As of September 30, 1994, options for 58,000 shares were available for grant. At September 30, 1994, there were 61,500 shares exercisable under this plan at $13.50 to $18.25 per share. At September 30, 1993, there were 30,000 shares exercisable under this plan.

                                                           PRICE
                                               ------------------------------------
                           NUMBER OF SHARES        PER SHARE            TOTAL
                         ------------------------------------------- --------------
                          (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
Options outstanding at
 September 30, 1992.....              42,000   $        14.75-$18.25 $          693
Grants..................              18,000                  $14.75            266
Exercises...............              (2,500)                 $14.75            (37)
                              --------------   --------------------- --------------
Options outstanding at
 September 30, 1993.....              57,500   $        14.75-$18.25            922
Grants..................              42,000   $        13.50-$14.50            585
                              --------------   --------------------- --------------
Options outstanding at
 September 30, 1994.....              99,500   $        13.50-$18.25 $        1,507
                              ==============   ===================== ==============

EMPLOYEE BENEFIT PROGRAMS

  Employee Stock Purchase Plan In September 1987, the Company adopted the 1987 Employee Stock Purchase Plan (the "Plan"). As of September 30, 1994, 1,150,000 shares of Common Stock have been reserved for issuance under the Plan. The Plan permits eligible employees to purchase Common Stock through payroll deductions of up to a maximum of 10% of their eligible compensation at 85% of the fair market value. During fiscal 1994, 300,074 shares were purchased at prices of $6.69 to $7.23 per share. At September 30, 1994, 31,626 shares were available for future issuance.

  410(K) Plan The Company has adopted a tax deferred savings plan ("401(k) Plan" or the "Plan") in which virtually all domestic employees are eligible to participate. Participating employees may contribute up to 15% of qualified earnings. The Company matches employee contributions at a 50% rate up to the first 5% of each employees salary deferral contribution. Employee contributions are fully vested, whereas vesting in matching Company contributions occurs at a rate of 33 1/3% per year of employment. All contributions to the Plan are transferred to a trustee and are invested at the employee's discretion in six separate funds. During fiscal 1994, 1993, and 1992, the Company's contribution amounted to approximately $1,122,000, $887,000, and $946,000, respectively.

BORROWING ARRANGEMENTS

  For the purposes of hedging its foreign currency exposures, the Company had available a bank facility which provides for up to $70,000,000 of foreign exchange contracts. At September 30, 1994, $61,338,000 was available under the foreign exchange line of credit as $8,662,000 was utilized for foreign currency hedging contract positions. This credit facility expired on October 31, 1994. During October 1994, the Company entered into a new revolving line of credit agreement with a bank which provides it with the ability to borrow up to $10,000,000. Amounts borrowed under the line of credit are secured by the Company's accounts receivable and inventory. The interest rate on borrowings under the line of credit is at the bank's prime rate. The agreement also provides for up to $50,000,000 of foreign exchange contract availability in addition to the $10,000,000 revolving line of credit. This line of credit expires on December 31, 1995. The above facilities do not permit the Company to pay cash dividends and they set limitations on the Company in regard to other indebtedness, pledging assets,

                         PYRAMID TECHNOLOGY CORPORATION
guarantees, mergers and acquisitions, and annual capital expenditure levels as well as requiring the Company to maintain certain financial requirements.

  During fiscal 1994, the Company financed $3,150,000 of equipment under a capital equipment financing agreement with a lending company. The loans, which have an average interest rate of approximately 8%, are repaid on a monthly basis over a three-year period.

INCOME TAXES

  The provision (benefit) for income taxes consists of the following:

                                                     YEAR ENDED SEPTEMBER 30,
                                                     --------------------------
                                                       1994     1993     1992
                                                     --------  ----------------
                                                          (IN THOUSANDS)
      CURRENT:
      Federal....................................... $ (1,039) $  912  $ (4,046)
      State.........................................      144     298       --
      Foreign.......................................    1,307     231        21
                                                     --------  ------  --------
                                                          412   1,441    (4,025)
                                                     --------  ------  --------
      DEFERRED:
      Federal.......................................    2,523    (482)   (2,596)
      State.........................................      --      --       (308)
                                                     --------  ------  --------
                                                        2,523    (482)   (2,904)
                                                     --------  ------  --------
                                                     $  2,935  $  959  $ (6,929)
                                                     ========  ======  ========

  Pretax income (loss) from foreign operations amounted to $3,214,000, $1,262,000, and $(10,098,000) for fiscal 1994, 1993, and 1992, respectively.

  The total provision (benefit) for income taxes differs from the amount computed by applying the statutory federal rate of 34% to income (loss) before taxes as follows:

                                                     YEAR ENDED SEPTEMBER 30,
                                                     --------------------------
                                                      1994     1993      1992
                                                     -------  -------  --------
                                                          (IN THOUSANDS)
Computed expected tax provision (benefit)..........  $(6,623) $ 3,262  $(22,656)
State tax, net of federal benefit..................      144      197      (203)
Losses not benefited and income taxed at other than
 U.S. rates........................................   10,084      --     14,200
Utilization of operating loss carryforward.........     (670)  (1,185)      --
Utilization of general business credits............      --      (923)    1,947
Other..............................................      --      (392)     (217)
                                                     -------  -------  --------
                                                     $ 2,935  $   959  $ (6,929)
                                                     =======  =======  ========

  Effective October 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." As permitted by SFAS 109, the Company has elected not to restate the financial statements of any prior years. The effect of adoption of this standard was not material to the Company's financial position or results of operations for the year ended September 30, 1994.

                         PYRAMID TECHNOLOGY CORPORATION

  Deferred income taxes reflect tax credit and loss carryforwards and the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of September 30, 1994 are as follows:

                                                                  YEAR ENDED
                                                              SEPTEMBER 30, 1994
                                                              ------------------
                                                                (IN THOUSANDS)
   Deferred tax liabilities:
     Capitalized software development costs and other........      $ (7,181)
                                                                   --------
       Total deferred tax liabilities........................        (7,181)
                                                                   --------
   Deferred tax assets:
     Tax credits.............................................         4,274
     Depreciation............................................         1,998
     Special charge and other reserves.......................        13,193
     Loss carryforwards and other............................        10,034
                                                                   --------
       Total deferred tax assets.............................        29,499
                                                                   --------
   Valuation allowance for deferred tax assets...............       (22,318)
                                                                   --------
   Net deferred taxes........................................      $      0
                                                                   ========

  The valuation allowance increased $9,426,000 in the year ended September 30, 1994. Approximately $3,279,000 of the valuation reserve is related to benefits of stock option deductions which will be allocated directly to additional paid-in capital when realized.

  For federal income tax purposes at September 30, 1994, the Company had $29,100,000 of net operating loss carryforwards which expire in the year 2009. The Company had research and development credit carryforwards of approximately $3,500,000 which expire through the year 2006. The Company had alternative minimum tax credit carryforwards of approximately $800,000 which do not expire. The Company had foreign net operating losses of approximately $2,900,000.

  Significant components of the deferred income tax in the provision for income taxes for the years ended September 30, 1993 and September 30, 1992 are as follows:

                                                                 YEAR ENDED
                                                               SEPTEMBER 30,
                                                               ---------------
                                                                1993    1992
                                                               ------  -------
                                                               (IN THOUSANDS)
   Depreciation............................................... $ (754) $   (10)
   Inventory valuation differences............................   (241)    (589)
   Capitalized software development...........................    309     (383)
   Allowance for doubtful accounts............................     (4)     (62)
   Unrealized profits on intercompany transactions............    (90)      28
   Restructuring costs........................................  1,061   (1,704)
   Deferred revenue...........................................   (645)      12
   Other, net.................................................   (118)    (196)
                                                               ------  -------
   Total deferred taxes....................................... $ (482) $(2,904)
                                                               ======  =======

                         PYRAMID TECHNOLOGY CORPORATION

INDUSTRY SEGMENT, SIGNIFICANT CUSTOMER, AND GEOGRAPHIC INFORMATION

  The Company operates in one principal industry segment: the design, manufacture, marketing, and service of high-performance open system servers and related software that combine the advantages of the UNIX multi-user operating system with a system architecture based on the principles of reduced instruction set computing (RISC).

  During fiscal 1994, 1993, and 1992, the Company had export sales of approximately 15%, 18%, and 19% of total revenues, respectively. Export sales by geographic areas were 11%, 14%, and 17% to Europe and 4%, 4%, and 2% primarily to Asia and the Far East as a percentage of total revenues for fiscal 1994, 1993, and 1992, respectively. During fiscal 1994, AT&T accounted for 18% ($38,372,000) of the Company's total revenues. Sales to AT&T in fiscal 1993 and 1992 were 17% ($40,676,000) and 20% ($39,297,000), respectively.

  The Company's operations by geographic area are as follows:

                           UNITED   UNITED    ASIA-
                           STATES   KINGDOM  PACIFIC  ELIMINATIONS CONSOLIDATED
                          --------  -------  -------  ------------ ------------
                                            (IN THOUSANDS)
1994
Revenues:
Sales to unaffiliated
 customers............... $169,535  $25,411  $23,569    $    --      $218,515
Intercompany sales.......   10,986      --       --      (10,986)         --
                          --------  -------  -------    --------     --------
Total revenues...........  180,521   25,411   23,569     (10,986)     218,515
                          --------  -------  -------    --------     --------
Operating income (loss)..  (27,742)   1,261    1,602       5,579      (19,300)
                          --------  -------  -------    --------     --------
Identifiable assets......  210,492   14,823    7,026     (41,628)     190,713
                          --------  -------  -------    --------     --------
1993
Revenues:
Sales to unaffiliated
 customers...............  186,883   26,328   20,487         --       233,698
Intercompany sales.......   31,691      --       --      (31,691)         --
                          --------  -------  -------    --------     --------
Total revenues...........  218,574   26,328   20,487     (31,691)     233,698
                          --------  -------  -------    --------     --------
Operating income (loss)..    9,481    1,197     (130)     (1,213)       9,335
                          --------  -------  -------    --------     --------
Identifiable assets......  216,694   16,928   12,837     (54,801)     191,658
                          --------  -------  -------    --------     --------
1992
Revenues:
Sales to unaffiliated
 customers...............  146,302   24,263   21,661         --       192,226
Intercompany sales.......   25,808      --       --      (25,808)         --
                          --------  -------  -------    --------     --------
Total revenues...........  172,110   24,263   21,661     (25,808)     192,226
                          --------  -------  -------    --------     --------
Operating income (loss)..  (55,010)  (4,233)  (5,987)     (1,265)     (66,495)
                          --------  -------  -------    --------     --------
Identifiable assets...... $193,751  $15,739  $12,631    $(45,930)    $176,191
                          ========  =======  =======    ========     ========

  Intercompany sales are accounted for at prices which approximate arm's length transactions and include systems and spare parts.

                         PYRAMID TECHNOLOGY CORPORATION

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED) FINANCIAL INFORMATION BY QUARTER (UNAUDITED)

                                       FIRST     SECOND      THIRD     FOURTH
                                      QUARTER   QUARTER     QUARTER    QUARTER
                                     --------------------  ---------- ----------
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
1994
Revenues............................ $  60,018 $   46,548  $  53,812  $  58,137
Gross profit........................    24,969     12,599     18,838     23,526
Net income (loss)...................       635    (15,973)    (5,940)    (1,135)
Net income (loss) per share.........      0.05      (1.19)     (0.44)     (0.08)
1993
Revenues............................ $  55,103 $   58,024  $  60,022  $  60,549
Gross profit........................    22,700     24,842     27,175     26,860
Net income..........................       468      1,440      3,334      3,392
Net income per share................      0.04       0.12       0.25       0.25

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Board of Directors and Shareholders
 Pyramid Technology Corporation

  We have audited the accompanying consolidated balance sheet of Pyramid Technology Corporation as of September 30, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended September 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pyramid Technology Corporation at September 30, 1994 and 1993 and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 1994 in conformity with generally accepted accounting principles.

ERNST & YOUNG LLP

Palo Alto, California
October 25, 1994

UNAUDITED FINANCIAL STATEMENTS FOR PYRAMID TECHNOLOGY CORPORATION FOR THE FIRST
              QUARTER OF THE FISCAL YEAR ENDING SEPTEMBER 30, 1995

                         PYRAMID TECHNOLOGY CORPORATION

                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                           THREE MONTHS ENDED
                                                           --------------------
                                                            DEC. 30    DEC. 31
                                                             1994       1993
                                                           ---------  ---------
Revenues:
  Product revenues.......................................  $  44,223  $  43,978
  Service revenues.......................................     17,896     16,040
                                                           ---------  ---------
                                                              62,119     60,018
Cost of sales:
  Cost of products sold..................................     21,765     23,167
  Cost of services.......................................     13,126     11,882
                                                           ---------  ---------
                                                              34,891     35,049
Gross profit.............................................     27,228     24,969
Operating expenses:
  Research and development...............................      6,007      6,643
  Sales, marketing, general and administrative...........     20,001     17,441
                                                           ---------  ---------
  Total operating expenses...............................     26,008     24,084
                                                           ---------  ---------
Operating income.........................................      1,220        885
Interest income..........................................        518        121
Interest expense.........................................        (97)      (159)
Loss on investment in joint venture......................       (112)       --
                                                           ---------  ---------
Income before income taxes...............................      1,529        847
Provision for income taxes...............................        229        212
                                                           ---------  ---------
Net income...............................................  $   1,300  $     635
                                                           =========  =========
Net income per common and common equivalent share........  $    0.08  $    0.05
                                                           =========  =========
Shares used in computing net income per common and common
 equivalent share........................................     15,644     13,584
                                                           =========  =========


                             See accompanying notes

                         PYRAMID TECHNOLOGY CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                             DEC. 30   SEPT. 30
                                                               1994      1994
                                                             --------  --------
                           ASSETS
Current assets:
  Cash and cash equivalents................................. $ 17,747  $ 21,558
  Short-term investments....................................   36,334    20,651
  Accounts receivable, net..................................   46,982    49,310
  Inventories...............................................   30,432    25,840
  Prepaid expenses and deposits.............................   13,868    15,270
                                                             --------  --------
    Total current assets....................................  145,363   132,629
Property and equipment, at cost.............................  105,110   101,998
Less accumulated depreciation and amortization..............   77,961    74,386
                                                             --------  --------
                                                               27,149    27,612
Capitalized software development costs......................   18,016    18,381
Service spare parts and other assets........................   12,468    12,091
                                                             --------  --------
                                                             $202,996  $190,713
                                                             ========  ========
            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................................... $ 22,468  $ 16,398
  Accrued payroll and related liabilities...................    6,309     4,493
  Accrued commissions.......................................    2,823     2,424
  Deferred revenue..........................................   11,517     8,272
  Other accrued liabilities.................................   10,478    10,932
  Restructuring accruals....................................    2,882     3,075
  Income taxes payable......................................    3,891     3,678
  Current portion of long-term debt.........................    1,320     1,440
                                                             --------  --------
    Total current liabilities...............................   61,688    50,712
Noncurrent portion of long-term debt........................    1,233     1,563
Deferred income taxes payable...............................    2,400     2,400
Shareholders' equity:
  Common stock..............................................      156       156
  Additional paid-in capital................................  174,899   174,652
  Accumulated deficit.......................................  (36,628)  (37,927)
  Accumulated translation adjustment........................     (752)     (843)
                                                             --------  --------
    Total shareholders' equity..............................  137,675   136,038
                                                             --------  --------
                                                             $202,996  $190,713
                                                             ========  ========

                             See accompanying notes

                         PYRAMID TECHNOLOGY CORPORATION

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                            THREE MONTHS ENDED
                                                            --------------------
                                                             DEC. 30   DEC. 31
                                                              1994       1993
                                                            ---------  ---------
Cash flows from operating activities:
  Net income..............................................  $   1,300  $    635
  Adjustments to reconcile net income to net cash from op-
   erating activities:
    Depreciation and amortization.........................      6,947     7,597
    Changes in:
      Accounts receivable, net............................      2,328    (6,011)
      Inventories.........................................     (4,592)   (1,788)
      Prepaid expenses and deposits and income tax receiv-
       able...............................................      1,402       855
      Accounts payable, accrued liabilities, and other....     11,212    (1,943)
                                                            ---------  --------
  Net cash provided by (used for) operating activities....     18,597      (655)
                                                            ---------  --------
Cash flows from investing activities:
  Purchase of short-term investments......................    (15,683)      --
  Investment in property and equipment....................     (3,535)   (3,337)
  Increase in capitalized software development costs......     (1,596)   (2,403)
  Increase in other assets................................     (1,391)   (1,169)
                                                            ---------  --------
  Net cash used for investing activities..................    (22,205)   (6,909)
Cash flows from financing activities:
  Principal payments on capital lease obligations.........       (450)     (546)
  Net borrowings under loan agreement.....................        --      2,364
  Issuance of common stock, net of repurchases............        247       262
                                                            ---------  --------
  Net cash provided by (used for) financing activities....       (203)    2,080
                                                            ---------  --------
Decrease in cash and cash equivalents.....................     (3,811)   (5,484)
Cash and cash equivalents, at the beginning of the period.     21,558    31,358
                                                            ---------  --------
Cash and cash equivalents, at the end of the period.......  $  17,747  $ 25,874
                                                            =========  ========
Supplemental disclosures of cash flow information:
  Cash paid for interest..................................  $      97  $    159
  Cash paid (received) for income taxes...................  $  (2,199) $    531


                             See accompanying notes

                         PYRAMID TECHNOLOGY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

BASIS OF PRESENTATION

  The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries after elimination of all significant intercompany transactions.

  While the financial information furnished is unaudited, the statements in this report reflect all adjustments, consisting of normal recurring accruals, which, in the opinion of management, are necessary for a fair statement of the results of operations for the interim periods covered and of the financial condition of the Company at the dates of the balance sheets. The operating results for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

  Certain footnotes normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. These financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the fiscal year ended September 30, 1994.

ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES

  Effective September 30, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities". This statement addresses the accounting and reporting for investments in marketable equity securities that have readily determinable fair values and for all investments in debt securities. These securities are required to be classified at the time of purchase and re-evaluated at each reporting date as either (1) held-to-maturity, (2) trading, or (3) available-for-sale. The Company classifies its investment in commercial paper and money market funds ($7,819,000 in cash equivalents and $36,334,000 in short-term investments) as held-to-maturity given the Company's positive intent and ability to hold the securities to maturity. In accordance with the statement, held-to-maturity securities are carried at amortized cost which approximates fair value.

INVENTORIES

  Inventories are stated at the lower of cost (first-in, first-out) or market and consist of the following (in thousands):

                                                                DEC. 30 SEPT. 30
                                                                 1994     1994
                                                                ------- --------
      Raw materials............................................ $11,582 $10,617
      Work-in-process..........................................  11,589   8,320
      Finished goods...........................................   7,261   6,903
                                                                ------- -------
                                                                $30,432 $25,840
                                                                ======= =======

RELATED PARTY TRANSACTIONS

  Siemens Nixdorf Informationssyteme AG (Siemens Nixdorf), which owns approximately 17% of the Company's Common Stock, accounted for $6,587,000, or 11% of the Company's revenue during the first quarter of fiscal 1995 and $1,707,000, or 3% of the Company's revenue during the first quarter of fiscal 1994. Siemens Nixdorf also holds a warrant to purchase 1,330,000 shares of the Company's Common Stock at $10.00 per share. The warrant expires on September 30, 1995.

                         PYRAMID TECHNOLOGY CORPORATION

                                  (UNAUDITED)

  A senior executive of a major customer and vendor of the Company is a member of the Company's board of directors. The related party accounted for $1,136,000, or 2% of the Company's revenue during the first quarter of fiscal 1995 and $2,539,000, or 4% of the Company's revenue during the first quarter of fiscal 1994. The Company purchased services from the vendor totaling $2,323,000 during the first quarter of fiscal 1995 and $1,532,000 during the first quarter of fiscal 1994.

NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE

  Net income per common and common equivalent share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares consist of the dilutive shares issuable upon the exercise of stock options using the treasury stock or modified treasury stock method (whichever applies). For the three month period ended December 30, 1994, no common equivalent shares were included in the computation as the modified treasury stock method applied and the effect would be anti-dilutive. For the three month period ended December 31, 1993, common equivalent shares were computed using the treasury stock method.

                                                            THREE MONTHS ENDED
                                                           ---------------------
                                                            DEC. 30    DEC. 31
                                                              1994       1993
                                                           ---------- ----------
                                                           (IN THOUSANDS, EXCEPT
                                                            PER SHARE AMOUNTS)
Average shares outstanding...............................      15,644     13,240
Net effect of dilutive stock options.....................         --         344
                                                           ---------- ----------
Shares used in computing net income per common and common
 equivalent share........................................      15,644     13,584
Net income...............................................  $    1,300 $      635
Net income per common and common equivalent share........  $     0.08 $     0.05

SUBSEQUENT EVENT

  On January 23, 1995, Pyramid and Siemens Nixdorf jointly announced that they had entered into an agreement pursuant to which a wholly-owned subsidiary of Siemens Nixdorf will acquire all of the outstanding Common Stock of Pyramid not currently owned by Siemens Nixdorf for an aggregate purchase price of approximately $207 million. Under the agreement, Siemens Nixdorf's subsidiary will commence a tender offer for all outstanding Common Stock of Pyramid for $16.00 per share in cash. The tender offer will be followed by a merger in which any shares not acquired by Siemens Nixdorf's subsidiary in the tender offer will be acquired for the same amount of cash. Siemens Nixdorf currently owns over 17% of the outstanding Common Stock of Pyramid. The tender offer, which was approved by Pyramid's board of directors, commenced January 27, 1995 and is conditioned on a majority of the outstanding shares of Pyramid being tendered as well as other customary conditions, including regulatory approvals.

  Facsimiles of the Letter of Transmittal will be accepted. The Letter of Transmittal and certificates evidencing Shares and any other required documents should be sent or delivered by each stockholder or his broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth below.

                       The Depositary for the Offer is:

                                 CHEMICAL BANK

         By Mail:                By Facsimile:         By Hand: or Overnight
                       (for Eligible Institutions only)       Courier:



      Chemical Bank
   Reorganization Dept.        (212) 629-8015 or         Chemical Bank
      P.O. Box 3085              (212) 629-8016         55 Water Street
      G.P.O. Station                                   Second Floor-Room 234
 New York, NY 10116-3085                                New York, NY 10041
                                                     Attention: Reorganization
                                                            Department
                            Confirm by Telephone:
                               (212) 946-7137

  Questions or requests for assistance may be directed to the Information Agent at its address and telephone numbers listed below or to the Dealer Managers at their address listed below. Additional copies of this Supplement, the Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent. A stockholder may also contact brokers, dealers, commercial banks or trust companies for assistance concerning the Offer.

                    The Information Agent for the Offer is:

                           GEORGESON & COMPANY INC.
                               Wall Street Plaza
                           New York, New York 10005
                           (212) 509-6240 (COLLECT)
                 BANKS AND BROKERS CALL COLLECT (212) 440-9800
                        CALL TOLL FREE: 1-800-223-2064

                    The Dealer Managers for the Offer are:

                             GOLDMAN, SACHS & CO.
                                85 Broad Street
                           New York, New York 10004